Exhibit 2.1


                                                               EXECUTION VERSION














                         AGREEMENT OF PURCHASE AND SALE


                                  by and among


                          INTERNATIONAL PAPER COMPANY,

                               CMP INVESTMENTS LP


                                       and


                                CMP HOLDINGS LLC


                            Dated as of June 4, 2006




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                                TABLE OF CONTENTS

                                                                                                      Page


ARTICLE I DEFINITIONS
         Section 1.1       Definitions...................................................................1
         Section 1.2       Interpretation...............................................................14

ARTICLE II SALE AND PURCHASE OF ASSETS
         Section 2.1       Sale of Transferred Equity Interests.........................................15
         Section 2.2       Transfer of Assets; Retained Assets..........................................15
         Section 2.3       Assumption of Liabilities; Excluded Liabilities..............................18
         Section 2.4       The Purchase Price...........................................................20
         Section 2.5       Purchase Price Adjustment....................................................20
         Section 2.6       Inventory....................................................................24
         Section 2.7       Consigned Inventory..........................................................24
         Section 2.8       Allocation of Consideration..................................................25
         Section 2.9       Post-Purchase Price Adjustment Working Capital Allocations...................25
         Section 2.10      Proceeds from Right of First Refusal; ARCo Qualifying Facility Status........26
         Section 2.11      Sale of Designated Interest to Robbins Lumber................................27

ARTICLE III CLOSING
         Section 3.1       Closing......................................................................28
         Section 3.2       Deliveries by Seller.........................................................28
         Section 3.3       Deliveries by the Acquirors..................................................29

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER
         Section 4.1       Organization.................................................................29
         Section 4.2       Authorization................................................................30
         Section 4.3       Title to Personal Property; Transferred Equity Interests.....................30
         Section 4.4       Consents and Approvals; No Violations; Governmental Filings..................31
         Section 4.5       Financial Statements.........................................................31
         Section 4.6       No Undisclosed Liabilities.....................................................
         Section 4.7       Absence of Certain Changes...................................................33
         Section 4.8       Litigation...................................................................33
         Section 4.9       Compliance with Applicable Law; Permits......................................33
         Section 4.10      Taxes........................................................................34
         Section 4.11      Employee Benefit Plans.......................................................35
         Section 4.12      Intellectual Property........................................................37
         Section 4.13      Labor Relations..............................................................38
         Section 4.14      Environmental Matters........................................................38
         Section 4.15      Real Property................................................................39
         Section 4.16      Material Contracts...........................................................40
         Section 4.17      Entire Business; Sufficiency of Assets.......................................42
         Section 4.18      Brokers and Finders..........................................................42
         Section 4.19      Distributors, Customers and Suppliers........................................42
         Section 4.20      No Other Representations and Warranties......................................43
         Section 4.21      Potential Conflicts of Interest..............................................43
         Section 4.22      FERC Regulations.............................................................43
         Section 4.23      Product Liability and Warranty Claims........................................43
         Section 4.24      Insurance....................................................................43
         Section 4.25      Investment Representations...................................................44
         Section 4.26      Qualifications for Certain Wastewater Permit Transfers.......................44

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE ACQUIRORS
         Section 5.1       Organization.................................................................45
         Section 5.2       Authorization................................................................45
         Section 5.3       Consents and Approvals; No Violations; Governmental Filings..................45
         Section 5.4       Capitalization...............................................................46
         Section 5.5       Availability of Funds........................................................46
         Section 5.6       Litigation...................................................................46
         Section 5.7       Brokers or Finders...........................................................47
         Section 5.8       Investment Representations...................................................47
         Section 5.9       Solvency.....................................................................47
         Section 5.10      FERC Regulations.............................................................47
         Section 5.11      No Implied Representations...................................................48
         Section 5.12      Private Offering.............................................................48
         Section 5.13      Qualifications for Certain Wastewater Permit Transfers.......................48

ARTICLE VI COVENANTS
         Section 6.1       Conduct of the Business......................................................49
         Section 6.2       Access to Information........................................................51
         Section 6.3       Reasonable Best Efforts......................................................53
         Section 6.4       Antitrust Consents and Approvals.............................................53
         Section 6.5       Further Assurances...........................................................54
         Section 6.6       Communications with Customers and Suppliers..................................56
         Section 6.7       Publicity....................................................................56
         Section 6.8       Employees and Employee Benefits..............................................56
         Section 6.9       Tax Matters..................................................................61
         Section 6.10      No Solicitation and No Hire of Employees.....................................66
         Section 6.11      Non-Competition Agreement....................................................67
         Section 6.12      Sartell Sublease.............................................................68
         Section 6.13      Other Intellectual Property and Transaction..................................69
         Section 6.14      Connectivity.................................................................69
         Section 6.15      Buyer's Financing Activities.................................................70
         Section 6.16      Certain Transactions.........................................................72
         Section 6.17      Solvency Opinion.............................................................73
         Section 6.18      Access to Records; Confidentiality...........................................73
         Section 6.19      Intercompany Accounts........................................................74
         Section 6.20      Post-Closing Litigation......................................................74
         Section 6.21      Bulk Sales Law...............................................................74
         Section 6.22      Disclosure Supplement........................................................75
         Section 6.23      Release of Indemnity Obligations.............................................75
         Section 6.24      Release of Liens.............................................................75
         Section 6.25      Insurance Matters and Contractual Indemnities................................75
         Section 6.26      Title Insurance and Surveys..................................................76
         Section 6.27      Transition Services; Further Action..........................................77
         Section 6.28      CRC Facility.................................................................78
         Section 6.29      Transferred Subsidiaries.....................................................78
         Section 6.30      Confidentiality by Seller....................................................79
         Section 6.31      Release of Letters of Credit.................................................79
         Section 6.32      Transfer of Certain Wastewater Permits.......................................79
         Section 6.33      Office Relocation............................................................79
         Section 6.34      Migration of Data and Systems................................................80
         Section 6.35      Third Party Arrangements.....................................................80
         Section 6.36      Transition Services Arrangement..............................................80

ARTICLE VII CONDITIONS
         Section 7.1       Conditions to Each Party's Obligations.........................................
         Section 7.2       Conditions to Obligations of the Acquirors...................................81
         Section 7.3       Conditions to Obligations of Seller..........................................82

ARTICLE VIII TERMINATION
         Section 8.1       Termination..................................................................82
         Section 8.2       Effect of Termination........................................................83

ARTICLE IX SURVIVAL; INDEMNIFICATION
         Section 9.1       Survival of Representations..................................................83
         Section 9.2       Seller's Agreement to Indemnify..............................................83
         Section 9.3       The Acquirors' Agreement to Indemnify........................................86
         Section 9.4       Third Party Indemnification..................................................88
         Section 9.5       Environmental Liability......................................................89
         Section 9.6       Additional Procedures for Remedial Actions on the Real Property..............92
         Section 9.7       Exclusive Remedy for Environmental Matters; Indemnification by Buyer.........93
         Section 9.8       Riley Dam Indemnity..........................................................94
         Section 9.9       Androscoggin Wastewater Indemnity............................................94
         Section 9.10      BELLC Indemnity..............................................................96
         Section 9.11      Indemnification Following Transfer...........................................96

ARTICLE X MISCELLANEOUS
         Section 10.1      Remedies.....................................................................96
         Section 10.2      Notices......................................................................97
         Section 10.3      Extensions, Waivers and Amendments...........................................98
         Section 10.4      Headings.....................................................................98
         Section 10.5      Counterparts.................................................................98
         Section 10.6      Entire Agreement.............................................................98
         Section 10.7      Governing Law................................................................98
         Section 10.8      Waiver of Jury Trial.........................................................98
         Section 10.9      Assignment...................................................................99
         Section 10.10     Fees and Expenses............................................................99
         Section 10.11     Binding Nature; Third-Party Beneficiaries....................................99
         Section 10.12     Severability.................................................................99
         Section 10.13     No Right of Setoff...........................................................99
         Section 10.14     Specific Performance........................................................100
         Section 10.15     Construction................................................................100


Schedules

Schedule I        Business
Schedule II       Accounting Methodologies
Schedule III      Certain Acquired Assets
Schedule IV       Certain Retained Assets
Schedule V        Certain Assumed Liabilities
Schedule VI       Certain Excluded Liabilities
Schedule VII      Consideration Allocation
Schedule VIII     Permitted Encumbrance Exceptions
Schedule IX       Seller Transition and Migration Tasks
Schedule X        Buyer Transition and Migration Tasks

List of Exhibits

Exhibit A      Bill of Sale
Exhibit B      Real Property Warranty Deeds
Exhibit C      Assignment of Easements, Rights of Way, Licenses and Permits
Exhibit D      Assignments of Lease
Exhibit E      Environmental Reliance Letters
Exhibit F      Assignment of Contracts, Contract Rights and Permits
Exhibit G      Instrument of Assumption

List of Annexes

Annex A        Amended and Restated Limited Partnership Agreement
Annex B        Hinton Pulp Supply Agreement
Annex C        Intellectual Property Agreement
Annex D        Intellectual Property Assignments
Annex E        Joint Purchasing Agreement
Annex F        Litigation Support Agreement
Annex G        Amendment to Pine Bluff Agreement
Annex H        Quinnesec Wood Supply Agreement
Annex I        Sartell Sublease
Annex J        Tax Exempt Bond Agreement
Annex K        Transition Services Agreement

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                             INDEX OF DEFINED TERMS

Term                                                                                                Page
----                                                                                                ----

AAA......................................................................................................1
Accounting Methodologies.................................................................................1
Acquired Assets.........................................................................................15
Acquirors................................................................................................1
Additional Administrative Employees.....................................................................56
Additional Financial Data...............................................................................71
Adjustment..............................................................................................62
Adjustment Statement....................................................................................21
AELLC Energy Assets......................................................................................2
Affected Employees......................................................................................56
Affiliate................................................................................................2
Agreement................................................................................................1
Amended and Restated Limited Partnership Agreement.......................................................2
Ancillary Agreements.....................................................................................2
Androscoggin Cap Ex Costs...............................................................................95
Androscoggin Fines......................................................................................95
Androscoggin O&M Costs..................................................................................95
Androscoggin Wastewater Permits..........................................................................2
Applicable Laws.........................................................................................33
ARCo....................................................................................................26
ARCo QF Recertification.................................................................................26
ARCo ROFR...............................................................................................26
ARCo Shares.............................................................................................26
ARCo Transmission Lease.................................................................................26
Assets...................................................................................................2
Assumed Contracts.......................................................................................16
Assumed Indebtedness....................................................................................21
Assumed Liabilities.....................................................................................18
Base Cash Purchase Price................................................................................20
Basket Amount...........................................................................................84
Benchmark................................................................................................2
Broker..................................................................................................76
Bucksport Wastewater Permit..............................................................................3
Business.................................................................................................1
Business Day.............................................................................................3
Business Offices........................................................................................79
Buyer....................................................................................................1
Buyer Claim.............................................................................................84
Buyer Damages...........................................................................................84
Buyer Indemnified Party.................................................................................84
Buyer Plans.............................................................................................58
Buyer Savings Plan......................................................................................58
Cap.....................................................................................................84
Cash Purchase Price.....................................................................................23
Certain Accrued Liabilities..............................................................................3
Claim...................................................................................................88
Closing.................................................................................................28
Closing Date............................................................................................28
Closing Inventory Report................................................................................24
Code.....................................................................................................3
Commitment Letters......................................................................................46
Competition Laws........................................................................................53
Competitive Business....................................................................................67
Competitive Products....................................................................................67
Confidentiality Agreement................................................................................3
Consideration...........................................................................................20
Consigned Inventory......................................................................................3
Consigned Price..........................................................................................3
Consignment Report......................................................................................24
Contract Indemnities....................................................................................75
Contractor..............................................................................................76
Contracts................................................................................................3
Control..................................................................................................3
CRC Assets..............................................................................................78
CRC Facility............................................................................................78
Current Assets...........................................................................................3
Current Liabilities......................................................................................3
Designated Interest.....................................................................................27
Employees...............................................................................................35
Environmental Laws.......................................................................................4
Environmental Permit.....................................................................................4
Equipment................................................................................................4
Equity Consideration....................................................................................20
Equity Intellectual Property.............................................................................4
Equity Interest..........................................................................................4
ERISA....................................................................................................4
Estimated Assumed Indebtedness..........................................................................21
Estimated Cash Purchase Price...........................................................................20
Estimated Inventory Amount..............................................................................21
Estimated Net Working Capital Amount....................................................................21
Excess Amount............................................................................................4
Exchange Act.............................................................................................5
Excluded Intellectual Property...........................................................................5
Excluded Liabilities....................................................................................19
Excluded Litigation Matters.............................................................................20
Existing Androscoggin Wastewater Permit.................................................................95
FERC.....................................................................................................5
FERC Licenses............................................................................................5
FERC Orders..............................................................................................5
Final Assumed Indebtedness..............................................................................23
Final Assumed Indebtedness Amount.......................................................................23
Final Consignment Items.................................................................................23
Final Determination......................................................................................5
Final Inventory Amount..................................................................................23
Final Net Working Capital Adjustment Amount.............................................................23
Final Net Working Capital Amount........................................................................23
Financial Statements....................................................................................32
Financing...............................................................................................46
GAAP.....................................................................................................5
Governmental Entity......................................................................................5
Governmental Filings....................................................................................31
Hazardous Substances.....................................................................................5
Headquarters Business Employees.........................................................................56
Hinton Pulp Supply Agreement.............................................................................6
HSP.....................................................................................................58
HSR Act..................................................................................................6
Inactive Employee.......................................................................................57
Income Tax Return........................................................................................6
Income Taxes.............................................................................................6
Indebtedness.............................................................................................6
Indemnity Period........................................................................................83
Insurance Company.......................................................................................76
Insurance Policies.......................................................................................6
Intellectual Property....................................................................................6
Intellectual Property Agreement..........................................................................7
Intellectual Property Assignments........................................................................7
Interim Financial Statements............................................................................32
Inventories..............................................................................................7
Inventory................................................................................................7
Inventory Benchmark......................................................................................7
Joint Purchasing Agreement...............................................................................7
Knowledge of Seller......................................................................................7
Knowledge of the Acquirors...............................................................................7
Leased Real Property.....................................................................................7
Letters of Credit.......................................................................................79
Lien.....................................................................................................7
Litigation..............................................................................................33
Litigation Support Agreement.............................................................................8
Master Sublease.........................................................................................68
Material Adverse Effect..................................................................................8
Material Contracts......................................................................................42
Mill Sites..............................................................................................77
Mills....................................................................................................8
Minimum Claim Amount....................................................................................84
Net Working Capital......................................................................................8
Non-Represented Employee................................................................................57
Occurrence Based Insurance Policies......................................................................8
OCIP....................................................................................................76
Offering Materials......................................................................................70
Offerings...............................................................................................70
One Time Costs..........................................................................................80
Owned Real Property......................................................................................8
Parent...................................................................................................1
Payables.................................................................................................8
Permits..................................................................................................8
Permitted Encumbrances...................................................................................9
Permitted Liens..........................................................................................9
Person...................................................................................................9
Physical Inventory Count................................................................................24
Pine Bluff Agreement.....................................................................................9
Pine Bluff Mill..........................................................................................9
Plans...................................................................................................35
Plant Closure Provisions................................................................................36
PM1......................................................................................................9
Post-Closing Tax Period.................................................................................10
Pre-Closing Period......................................................................................10
Pre-Closing Tax Period..................................................................................10
Preliminary Assumed Indebtedness........................................................................21
Preliminary Consignment Items...........................................................................21
Preliminary Inventory Amount............................................................................21
Preliminary Net Working Capital Amount..................................................................21
Prepaids................................................................................................10
Product.................................................................................................10
Profits Interest........................................................................................10
Quinnesec Wastewater Permit.............................................................................10
Quinnesec Wood Supply Agreement.........................................................................10
Real Property...........................................................................................10
Real Property Leases....................................................................................39
Receivables.............................................................................................10
Registered Intellectual Property........................................................................10
Regulation S-X..........................................................................................32
Regulation S-X Financial Statements.....................................................................71
Release.................................................................................................10
Released Parties........................................................................................79
Relocated Business Offices..............................................................................80
Remediation Standard....................................................................................11
Replacement Androscoggin Wastewater Permits.............................................................95
Represented Employee....................................................................................57
Restricted Cash.........................................................................................11
Retained Assets.........................................................................................17
Retained Motor Vehicles.................................................................................11
Robbins Forest Management Agreement.....................................................................27
Robbins Purchase Right..................................................................................27
Sartell Real Property...................................................................................11
Sartell Sublease........................................................................................11
Sartell Wastewater Permit...............................................................................11
Schedule of Consigned Inventory.........................................................................11
Secured Systems Connectivity............................................................................69
Securities Act..........................................................................................11
Seller...................................................................................................1
Seller Claim............................................................................................86
Seller Damages..........................................................................................86
Seller Disclosure Letter................................................................................29
Seller Indemnified Party................................................................................86
Seller Participants.....................................................................................11
Seller Retirement Plan..................................................................................59
Seller Savings Plan.....................................................................................58
SESP....................................................................................................59
Settlement Accountant...................................................................................11
Shut Down Date..........................................................................................78
Software................................................................................................12
Solvency Certificate....................................................................................73
Solvency Opinion........................................................................................73
Solvent.................................................................................................12
SSP.....................................................................................................58
Straddle Period.........................................................................................12
Stub Period Combined Financial Statements...............................................................70
Subsequent Financial Statements.........................................................................70
Subsidiary..............................................................................................12
Surveys.................................................................................................77
Tax.....................................................................................................12
Tax Benefit.............................................................................................12
Tax Claim...............................................................................................13
Tax Dispute Resolution Mechanism........................................................................66
Tax Exempt Bond Agreement...............................................................................13
Tax Indemnified Party...................................................................................13
Tax Indemnifying Party..................................................................................13
Tax Return..............................................................................................13
Tax Sharing Agreements..................................................................................66
Taxes...................................................................................................12
Third Party Intellectual Property.......................................................................13
Title Commitments.......................................................................................76
Title Company...........................................................................................76
Title Insurance.........................................................................................77
Total Cost..............................................................................................13
Transfer Taxes..........................................................................................13
Transferred Business....................................................................................96
Transferred Entities....................................................................................13
Transferred Equity Interests............................................................................15
Transferred Intellectual Property.......................................................................13
Transferred Motor Vehicles..............................................................................13
Transferred Subsidiaries................................................................................14
Transition Services Agreement...........................................................................14
Unit....................................................................................................14
Units...................................................................................................14
WARN Act................................................................................................14
Warranty Inventory......................................................................................25
Wastewater Permits......................................................................................14

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                         AGREEMENT OF PURCHASE AND SALE

                  This AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into and effective as of June 4, 2006, by and among International Paper Company, a corporation organized under the laws of the State of New York ("Seller"), CMP Investments LP, a limited partnership organized under the laws of the State of Delaware ("Parent") and CMP Holdings LLC, a limited liability company organized under the laws of the State of Delaware and an indirect, wholly-owned subsidiary of Parent ("Buyer" and, together with Parent, the "Acquirors").


                                    RECITALS

                  WHEREAS, Seller is engaged in the manufacture and sale of coated paper and conducts related activities, as more fully described on
Schedule I hereto, (the "Business");

                  WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer (i) certain assets of Seller used in the Business and located in the U.S., as described herein, (ii) certain obligations and liabilities related to the Business to the extent set forth herein, and (iii) all of the issued and outstanding equity interests owned by Seller in certain entities related to the Business as described herein; and

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound hereby, Seller, Parent and Buyer hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "AAA" shall mean the American Arbitration Association.

                  "Abbottsfield Deliverables" shall mean the "Deliverables," as such term is used in the Abbottsfield SOW.

                  "Abbottsfield SOW" shall mean Statement of Work #1 for Bucksport Mill Technical Training Program, between Seller and Abbottsfield Industrial Training, Inc., dated February 10, 2006, and issued pursuant to the Professional Services Agreement between the same parties, dated May 13, 2002.

                  "Accounting Methodologies" shall mean those accounting methodologies set forth on Schedule II.

                  "AELLC Energy Assets" shall mean the #1 (westernmost) gas turbine and generator, the #2 (middle) gas turbine and generator and the #3 (easternmost) gas turbine and generator and all related boilers, transformer and related assets of Androscoggin Energy LLC that have been transferred to Seller in the settlement of In re: Androscoggin Energy LLC pursuant to the order (i) confirming Debtor's Second Amended Plan of Reorganization Dated January 9, 2006 and (ii) authorizing and directing certain actions in connection therewith, dated February 15, 2006 (U.S. Bankruptcy Court, District of Maine).

                  "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

                  "Amended and Restated Limited Partnership Agreement" shall mean the limited partnership agreement of Parent, in the form attached hereto as Annex A.

                  "Ancillary Agreements" shall mean (i) the Transition Services Agreement, (ii) the Tax Exempt Bond Agreement, (iii) the Litigation Support Agreement, (iv) the Quinnesec Wood Supply Agreement, (v) the Sartell Sublease,
(vi) the Intellectual Property Agreement, (vii) the Intellectual Property Assignments, (viii) the Joint Purchasing Agreement, (ix) the Hinton Pulp Supply Agreement and (x) the Amended and Restated Limited Partnership Agreement.

                  "Androscoggin Wastewater Permits" shall mean the Maine MEPDES permit issued on September 21, 2005, the Maine DEP Riley-Jay-Livermore Water Quality Certification issued as of May 5, 1998 and the Planning Board of the Town of Jay Permit No. 5 as issued October 9, 2001.

                  "Assets" shall mean, collectively, the Acquired Assets and Transferred Equity Interests.

                  "Benchmark" shall mean $156,500,000 (one hundred fifty six million five hundred thousand dollars).

                  "Brightstar Technology" shall mean all Intellectual Property rights of Seller and its Subsidiaries in that certain technology owned by Seller and its Subsidiaries, relating to the brightening of pulp and paper, that is claimed or described in (i) U.S. Patent Application Ser. No. 11/358,543 filed by Seller with the U.S. Patent and Trademark Office on February 21, 2006, (ii) U.S. Patent Application filed by Seller with the U.S. Patent and Trademark Office on June 2, 2006 Docket Number: TEC-037148, Title: Improved Process for Manufacturing Pulp, Paper and Paperboard Products or (iii) U.S. Patent Application filed by Seller with the U.S. Patent and Trademark Office on June 2, 2006, a continuation-in-part of Ser. No. 11/358,543, Docket Number TEC-031116-I1, Title: Pulp and Paper Having Increased Brightness Fixation of Optical Brightening Agents Onto Papermaking Fiber, and in any patent issuing from any of the foregoing patent applications, or in any patent issuing from any divisional, reissue, continuation or foreign counterpart application claiming priority from any of the foregoing patent applications, and any other technology which is equivalent to the foregoing technology and claimed in any patents issuing from any of the foregoing patent applications within the meaning of the United States Law of the Doctrine of Equivalents.

                  "Bucksport Wastewater Permit" shall mean the Maine MEPDES permit issued November 2, 2004.

                  "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

                  "Certain Accrued Liabilities" shall mean (i) payroll and related accruals with respect to Affected Employees, (ii) accrued liabilities for rebate obligations with respect to products sold by the Business and (iii) accrued liabilities for freight obligations, in each case, which exclusively relate to the Business, other than any of the foregoing arising in connection with or relating to the Retained Assets or Excluded Liabilities.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated November 2, 2005, between Apollo Management VI, L.P. and Seller.

                  "Consigned Inventory" shall mean finished goods Inventory (including Z orders) having a dollar value equal to the Excess Amount, which finished goods Inventory shall be retained by Seller subject to the provisions of Section 2.7. The dollar value of the Consigned Inventory shall equal the aggregate amount of the dollar value of all Products contained in such Consigned Inventory, determined by multiplying the total number of tons of each such Product by the Total Cost for such Product.

                  "Consigned Price" with respect to any item of Consigned Inventory, shall mean the actual variable cost for such Inventory, determined in the ordinary course of business, consistent with past practice.

                  "Contracts" shall mean all agreements, legally binding commitments or undertakings, contracts, leases (including leases and subleases relating to the Real Property), indentures, collective bargaining agreements and licenses (including licenses and sublicenses of Intellectual Property), written and oral.

                  "Control" as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.

                  "Current Assets" shall mean, without duplication, the sum of the following items: (i) Restricted Cash, (ii) Receivables, net of reserves for cash discounts, suspended accounts and any allowance for doubtful accounts,
(iii) Inventories, net of reserves and subject to Section 2.5(e), (iv) Prepaids and (v) other current assets of the Business, in each case, determined in accordance with GAAP, applied on a basis consistent with the Financial Statements and the Accounting Methodologies, and excluding any Retained Assets.

                  "Current Liabilities" shall mean, without duplication, the sum of the following items: (i) Payables, (ii) Certain Accrued Liabilities and (iii) other current liabilities of the Business, in each case, determined in accordance with GAAP, applied on a basis consistent with the Financial Statements and the Accounting Methodologies and excluding any Excluded Liabilities.

                  "Environmental Laws" shall mean all United States civil and criminal federal, state and local laws, rules, regulations, orders, ordinances and common law, applicable, in effect, and in existence as of the Closing Date where the Business currently is conducted any of which govern or relate to pollution, protection of the environment, natural resources, safety and health Releases or threatened Releases of Hazardous Substances, solid or hazardous waste, as any of these terms are or may be defined in such statutes, laws, rules, regulations, orders, ordinances, and common law or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

                  "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

                  "Equipment" shall mean the Transferred Motor Vehicles and all equipment and tangible personal property (including unregistered motor vehicles other than the Retained Motor Vehicles) that is (i) located on the Real Property and (ii) located at a location other than the Real Property and is (A) used or held for use exclusively in the Business by Seller or its Subsidiaries (whether as owner, lessor, lessee or otherwise) or (B) owned by Seller or its Subsidiaries and provided to the Affected Employees for their exclusive use, in each case, including machinery, tools, furniture, computer hardware, service parts and supplies, other than any of the foregoing that constitute Inventories or Retained Assets.

                  "Equity Intellectual Property" shall mean the Intellectual Property owned by the Transferred Subsidiaries, including, without limitation, the Intellectual Property listed in Section 4.12(a)(i) of the Seller Disclosure Letter.

                  "Equity Interest" shall mean any share capital, capital stock, partnership or limited liability company interest or other equity or voting interest or any security or evidence of indebtedness convertible into or exchangeable for any share capital, capital stock, partnership or limited liability company interest or other equity interest, or any right, warrant or option to acquire any of the foregoing.

                  "Equity Value" shall mean the dollar value of the Equity Consideration, which shall be equal to ten percent (10%) of the aggregate equity capitalization (including, for these purposes, the dollar value of such Equity Consideration) of Parent as of the Closing Date.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Excess Amount" shall mean (x) the dollar value of all Inventory on hand as of the Closing Date, minus (y) the Inventory Benchmark applicable for the time period in which the Closing Date occurs; provided, however, that the Excess Amount shall never be less than zero. The dollar value of the Inventory shall equal the aggregate amount of the dollar value of all Products contained in such Inventory, prepared in accordance with GAAP, on a basis consistent with the Financial Statements and the Accounting Methodologies.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Excluded Intellectual Property" shall mean (i) all Intellectual Property of Seller and its Affiliates that is used or held for use in the Business, other than the Equity Intellectual Property and the Transferred Intellectual Property, including Intellectual Property listed in Section 6.13(b) of the Seller Disclosure Letter, (ii) all Intellectual Property of Seller and its Affiliates that is not used or held for use in the Business and (iii) the Brightstar Technology.

                  "FERC" shall mean the United States Federal Energy Regulatory Commission.

                  "FERC Licenses" shall mean the following licenses issued to Seller by FERC under Part I of the Federal Power Act (i) International Paper Company, Project No. 8315 (Minnesota), 96 FERC P. 62,178 (2001), as amended;
(ii) International Paper Company, Project No. 8277 (Maine), 101 FERC P. 62,096
(2002), as amended; and (iii) International Paper Company, Project No. 2375 (Maine), 84 FERC P. 62,235 (1998) and 110 FERC P. 62,345 (2005), as amended.

                  "FERC Orders" shall mean the orders issued by the FERC approving the transfers of the FERC Licenses from Seller to Buyer.

                  "Final Determination" shall mean, with respect to any Tax matters, (i) any final determination of liability in respect of a Tax that, under Applicable Law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations), including a "determination" as defined in
Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD or (ii) the payment of Tax by Buyer, Seller or any of their Affiliates, whichever is responsible for payment of such Tax under Applicable Law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the other party consents, which consent shall not be unreasonably withheld.

                  "GAAP" shall mean United States generally accepted accounting principles as in effect on the date hereof.

                  "Governmental Entity" shall mean any federal, state, provincial, county, municipal or local government in the United States, or any political subdivision of any of the foregoing, or any non-U.S. entity of a type similar to the foregoing, or any entity, authority, agency, ministry, commission, tribunal, arbitral body, court or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or quasi-governmental entity established to perform any of these functions.

                  "Hazardous Substances" shall mean any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law, including, asbestos, lead paint, toxic mold, radon and polychlorinated biphenyls.

                  "Hinton Pulp Supply Agreement" shall mean the pulp supply agreement, to be executed and delivered on the Closing Date, between Buyer and Seller, pursuant to which Buyer will purchase air-dry softwood NBSK pulp from Seller, in the form attached hereto as Annex B.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Income Taxes" shall mean all Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts of profits (including, but not limited to, any capital gains, minimum taxes and any Taxes on items of tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar Taxes), (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in
(i) above, or (iii) withholding taxes measured by, or calculated with respect to, any payments or distributions (other than wages).

                  "Income Tax Return" shall mean any Tax Return relating to Income Taxes.

                  "Indebtedness" of any Person shall mean (i) all liabilities and obligations of such Person for borrowed money or evidenced by notes, bonds or similar instruments, (ii) obligations in respect of the deferred purchase price of property or services (other than any amount that would constitute Current Assets) to the extent that such amount would be accrued as a liability on a balance sheet prepared in accordance with GAAP, (iii) obligations in respect of capitalized leases, (iv) obligations in respect of letters of credit, acceptances or similar obligations, (v) obligations under interest rate cap agreements, interest rate swap agreements, foreign currency exchange contracts or other hedging contracts, (vi) any accrued or unpaid interest or breakage fees related to any of the foregoing, and (vii) any guarantee of the obligations of another Person with respect to any of the foregoing.

                  "Insurance Policies" shall mean the insurance policies, binders and bonds, maintained by Seller that cover losses of, and to the extent related to, the Business.

                  "Intellectual Property" shall mean all intellectual property including but not limited to: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all provisionals, reissuances, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, brand names, trade names, domain names and corporate names, all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all website content, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and protectible designs, and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, research records, records of inventions, test information, customer and supplier lists, customer data, pricing and cost information, and business and marketing plans and proposals) and (vi) all Software, and all electronic data, databases, and data collections.

                  "Intellectual Property Agreement" shall mean an agreement, and all schedules and exhibits attached thereto, between Seller and Buyer licensing to Buyer, as of the Closing, certain Excluded Intellectual Property, substantially in the form attached hereto as Annex C.

                  "Intellectual Property Assignments" shall mean the Intellectual Property Assignment (including the Trademark Assignment, Patent Assignment and Copyright Assignment attached as exhibits thereto) attached hereto as Annex D.

                  "Inventories" or "Inventory" shall mean all inventory, work-in-process, finished goods, raw materials (including wood), replacement parts and other supplies classified as either short or long-term located at the Mills or at a location other than the Mills and used or held for use exclusively in, or manufactured by, the Business by Seller, other than any of the foregoing to the extent constituting Retained Assets.

                  "Inventory Benchmark" shall have the meaning set forth in
Schedule II under the heading "Inventories".

                  "Joint Purchasing Agreement" shall mean a joint purchasing agreement, to be executed and delivered on the Closing Date, between Buyer and Seller, providing for the joint purchase of certain goods, services and commodities, in the form attached as Annex E.

                  "Knowledge of the Acquirors" shall mean the actual knowledge, after reasonable inquiry, of the following persons: Scott Kleinman, Jordan Zaken and David Sambur.

                  "Knowledge of Seller" shall mean the actual knowledge, after reasonable inquiry, of the following persons: LH Puckett, Lyle Fellows, Robert
P. Mundy, Michael Weinhold, Cato Ealy, Nora E. Baker and, for the purposes of
Section 4.10 only, Barbara Beckerman, for the purposes of Section 4.14 only, Howard Lienert, and for the purposes of Section 4.11 only, Thomas Murphy.

                  "Leased Real Property" shall mean the real property leased or subleased by Seller or any Subsidiary listed on Section 4.15(b)(i) of the Seller Disclosure Letter, and any other real property leased or subleased by Seller or any Subsidiary that is used or held for use exclusively in the Business, together with (to the extent so leased or subleased) all buildings and other structures, facilities or improvements currently located thereon, all fixtures thereto, and all easements, licenses, rights and other appurtenances relating to the foregoing, other than any of the foregoing that constitute Retained Assets.

                  "Lien" shall mean any mortgage, pledge, lien (statutory or otherwise and including, without limitation, environmental, ERISA and tax liens), security interest, easement, right of way, limitation, encroachment, covenant, claim, restriction, right, option, conditional sale or other title retention agreement, charge or encumbrance of any kind or nature (except for any restrictions arising under any applicable securities laws).

                  "Litigation Support Agreement" shall mean a litigation support agreement, to be executed and delivered on the Closing Date, between Buyer and Seller, governing the Excluded Litigation Matters, in the form attached hereto as Annex F.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, results of operations or financial condition of the Business and the Acquired Assets, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby, in each case, other than any effect resulting from, relating to or arising out of: (i) the announcement of the execution of this Agreement and the transactions contemplated hereby, including by reason of the identity of the Acquirors or communication by the Acquirors of their plans or intentions regarding operation of the Business, (ii) any actions taken by Seller for which consent was obtained from the Buyer in accordance with Section 6.1, (iii) any change in law, rule or regulation or GAAP or interpretations thereof applicable to the Business, Seller or the Acquirors, to the extent the Business is not disproportionately affected, (iv) changes or events affecting the financial, banking, currency or capital markets in general (whether in the United States or any other country or in any international market), (v) changes or events affecting the industry and markets in which the Business generally operates, to the extent the Business is not disproportionately affected or (v) changes or events exclusively affecting or relating to Retained Assets or Excluded Liabilities.

                  "Mills" shall mean the mills relating to the Business in Androscoggin, Maine; Bucksport, Maine; Quinnesec, Michigan and Sartell, Minnesota.

                  "Net Working Capital" shall equal: (i) the amount of Current Assets as of 11:59 p.m. on the date immediately prior to the Closing Date minus
(ii) the amount of Current Liabilities as of 11:59 p.m. on the date immediately prior to the Closing Date.

                  "Occurrence Based Insurance Policies" shall mean all Insurance Policies that are occurrence based, other than those policies, binders or bonds provided or issued by Seller's captive insurance company.

                  "Owned Real Property" shall mean the real property owned by Seller or any Subsidiary, including the real property on which the Mills are situated, that is listed in Section 4.15(a) of the Seller Disclosure Letter and any other real property owned by Seller or any Subsidiary that is used exclusively in the Business, in each case together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures thereto, and all easements, licenses, rights and other appurtenances relating to the foregoing, but excluding the facilities and improvements that constitute Retained Assets.

                  "Payables" shall mean any and all accounts payable, notes or other amounts payable relating to the purchase of goods or services by or on behalf of the Business, other than any of the foregoing arising in connection with or relating to amounts due to Seller and its Affiliates, Retained Assets or Excluded Liabilities.

                  "Permits" shall mean permits, licenses, variances, exemptions, orders, approvals, authorizations, certificates, franchises, qualifications, registrations, consents, notices and rights.

                  "Permitted Encumbrances" shall mean with respect to each parcel of Real Property: (i) zoning, planning and building codes and other applicable laws regulating the use, development and occupancy of the Real Property and permits, consents and rules under such laws; (ii) encumbrances, easements, rights-of-way, covenants, conditions, restrictions and other matters affecting title to such Real Property which do not materially detract from the value of such Real Property or materially restrict (or otherwise materially interfere with) the use of such Real Property, in each case, based on the current use of such property and, in each case, which does not secure any obligation to make payment; (iii) except as set forth on Schedule VIII, matters shown on the title insurance or commitments listed in Section 4.15 of the Seller Disclosure Letter, (iv) matters of record or registered encumbrances affecting title to any Real Property or other encumbrances, easements, rights-of-way, covenants, conditions, restrictions and other matters affecting title to such Real Property reflected in the Real Property surveys made available to the Acquirors or their representatives prior to the date hereof or set forth in
Section 4.15 of the Seller Disclosure Letter, in each case, which do not materially detract from the value of such Real Property or materially restrict (or otherwise materially interfere with) the use of such Real Property, in each case, based on the current use of such property, or which do not secure any obligation to make payment; (v) leases and subleases of Real Property set forth in Section 4.15 of the Seller Disclosure Letter; (vi) statutory encumbrances of landlords for amounts not yet due and payable; (vii) all easements, encumbrances or other matters which are necessary for utilities and other similar services on the Real Property; and (viii) Permitted Liens.

                  "Permitted Liens" shall mean: (i) Liens identified in the Seller Disclosure Letter, (ii) Liens for Taxes and other governmental levies not yet due and payable or, if due, being contested in good faith by appropriate proceedings, (iii) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other Liens, including all statutory Liens, arising or incurred in the ordinary course of business consistent with past practice that do not materially interfere with or materially affect the use or value of the respective underlying asset to which such Liens relate as used on the date hereof and (iv) conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice.

                  "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other organization or entity (including, without limitation, any Governmental Entity) as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Pine Bluff Agreement" shall mean the Contract for Sale and Purchase of Coated Paper, dated as of April 1, 2006, executed by Seller on behalf of the Business and Seller's Beverage Packaging Division, as will be amended by an amendment in the form attached hereto as Annex G.

                  "Pine Bluff Mill" shall mean the mill owned by Seller located in Pine Bluff, Arkansas.

                  "PM1" shall mean the coated papers machine located at the Pine Bluff Mill.

                  "Post-Closing Tax Period" shall mean any Tax period that begins after the Closing Date and the portion of any Straddle Period that begins after the Closing Date.

                  "Pre-Closing Period" shall mean the period from the date of this Agreement through the Closing Date.

                  "Pre-Closing Tax Period" shall mean any Tax period that ends on or before the Closing Date and the portion of any Straddle Period that ends on the Closing Date.

                  "Prepaids" shall mean all prepaid items and expenses, deferred charges, advance payments, deposits, rights of offset, credits, claims for refunds, and similar items that exclusively relate to the Business, other than any of the foregoing to the extent constituting or related to Retained Assets or to the extent arising in connection with or relating to the Excluded Liabilities, Taxes or Insurance Policies.

                  "Product" shall mean coated groundwood paper, coated freesheet C2S paper and uncoated groundwood supercalendered paper.

                  "Profits Interest" shall mean the profits interest to be issued by Parent to Seller at Closing in accordance with this Agreement and the Amended and Restated Limited Partnership Agreement comprised of the Seller's right to distributions under Section 4.1(b)(ii) and (c)(ii) of the Amended and Restated Limited Partnership Agreement.

                  "Quinnesec Wastewater Permit" shall mean the Michigan Department of Environmental Quality NPDES permit issued May 17, 2004.

                  "Quinnesec Wood Supply Agreement" shall mean the pulpwood supply and related agreements, to be executed and delivered on the Closing Date, between CMP Quinnesec LLC, on the one hand, and Seller or Resource Management Service LLC as assignee of Seller, on the other hand, pursuant to which CMP Quinnesec LLC will purchase wood fiber from Seller or Resource Management Service LLC, substantially in the form attached hereto as Annex H.

                  "Real Property" shall mean the Owned Real Property and the Leased Real Property.

                  "Receivables" shall mean any and all accounts receivable, notes and other amounts receivable, exclusively relating to sales and other transactions of the Business other than any of the foregoing to the extent constituting Retained Assets.

                  "Registered Intellectual Property" shall mean (i) patents and patent applications, (ii) registered trademarks, service marks, trade dress, and domain names, and applications for registrations thereof and (iii) registered copyrights, designs, and mask works, and applications for registrations thereof.

                  "Release" shall mean any spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, release, presence or migration of Hazardous Substances on, above, under, onto, in or into the environment above regulatory standards or into or out of any property.

                  "Remediation Standard" shall mean a numerical standard (whether resulting from an enacted statute, promulgated regulation, guidance or policy document issued by a regulatory agency, or developed on a case-by-case basis through a risk assessment or other methodology authorized pursuant to an applicable Environmental Law and acceptable to the applicable governmental authority) that defines the concentrations of Hazardous Substances that may be permitted to remain in any environmental media after a remediation of a release of Hazardous Substances.

                  "Restricted Cash" shall mean cash of the Business that is restricted in its use and may be used only to fund (i) the ongoing energy operations of the Bucksport energy asset investment or (ii) the ongoing operations of the landfill located in Quinnesec, Michigan, each as more particularly described in items 2 and 3, respectively, under "Cash" on Schedule II.

                  "Retained Motor Vehicles" shall mean the registered motor vehicles related to the Business other than the Transferred Motor Vehicles.

                  "Sartell Real Property" shall mean all of the real property currently leased by the Seller pursuant to the Master Sublease, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures thereto, and all easements, licenses, rights of Seller and other appurtenances relating to the foregoing, but excluding any facilities and improvements that constitute Retained Assets.

                  "Sartell Sublease" shall mean a sublease for the Sartell Real Property, substantially in the form attached hereto as Annex I.

                  "Sartell Wastewater Permit" shall mean the Minnesota Pollution Control Agency NPDES permit first issued November 1, 1997.

                  "Schedule of Consigned Inventory" shall mean a schedule that identifies each item of Consigned Inventory by roll or other applicable unit and includes, for each such roll or unit, the corresponding weight in tons, Total Cost and Consigned Price, such that the aggregate Total Cost of the Inventory identified on such schedule equals the dollar value of the Consigned Inventory (as defined in the definition of Consigned Inventory).

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Seller Participants" shall mean, collectively, Seller and the Transferred Subsidiaries.

                  "Settlement Accountant" shall be KPMG LLP unless such firm declines, in which case shall mean an internationally recognized independent accounting firm jointly selected by the parties that is not the independent auditor for either Buyer or Seller or their Affiliates, or, if Buyer and Seller are unable to jointly select such an accounting firm within 30 days after delivery of written notice of a disagreement, a senior partner in an internationally recognized accounting firm selected by the AAA based on the request of Buyer or Seller to make such selection.

                  "Software" shall mean computer programs, applications, interfaces, operating systems, middleware, firmware or embedded software programs or applications, including source code, object code, including related documentation, development tools, test suites, files, processes, scripts, routines used to process data, web sites (including related computer code and content), improvements, modifications, enhancements, versions and releases relating thereto, and all documentation related to any of the foregoing, irrespective of the media on which it is recorded.

                  "Solvent" with regard to any Person, means that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent, subordinated, unmatured, unliquidated, and disputed liabilities; (ii) such Person has sufficient capital with which to conduct its business; and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                  "Straddle Period" shall mean any taxable year or period beginning on or before and ending after the Closing Date.

                  "Subsidiary" of any Person means, on any date, any Person (i) the accounts of which would be consolidated with and into those of the applicable Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date or
(ii) of which securities or other ownership interests representing more than fifty (50) percent of the equity or more than fifty (50) percent of the ordinary voting power or, in the case of a partnership, more than fifty (50) percent of the general partnership interests or more than fifty (50) percent of the profits or losses of which are, as of such date, owned, controlled or held by the applicable Person or one or more subsidiaries of such Person.

                  "Tax" or "Taxes" shall mean (i) all taxes, levies, charges, imposts, assessments or fees including, without limitation, income, corporation, gross receipts, transfer, excise, property, sales, use, value-added, goods and services, license, payroll, employment, occupancy, commercial rent, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government, and such term shall include any interest, penalties or additional tax attributable thereto and (ii) any liability for amounts described in clause (i) as a result of (w) the application of Treasury Regulations Section 1.1502-6 (or any similar provision of foreign, state, or local law), (x) transferee liability, (y) by law or (z) by contract.

                  "Tax Benefit" shall mean the amount of any refund, credit or reduction in otherwise required Tax payments, including any interest payable thereon.

                  "Tax Claim" shall mean a claim for Taxes, including without limitation, notice of a pending or threatened audit made by any taxing authority in writing.

                  "Tax Exempt Bond Agreement" shall mean an agreement between Buyer and Seller relating to the Industrial Development Bonds to be retained by Seller, substantially in the form attached hereto as Annex I.

                  "Tax Indemnified Party" shall mean a party seeking indemnification under Section 6.9.

                  "Tax Indemnifying Party" shall mean a party from whom indemnification has been sought under Section 6.9.

                  "Tax Return" shall mean any report, return (including any information return) or statement required to be supplied to a taxing authority in connection with Taxes including, without limitation, any amendments thereto.

                  "Third Party Intellectual Property" shall mean all Intellectual Property of any third Person used in the conduct of the Business.

                  "Total Cost" shall mean, with respect to any Product, the total actual manufacturing cost for such Product, including fixed and variable manufacturing costs, determined in the ordinary course of business, consistent with past practice.

                  "Transfer Taxes" shall mean all real property, transfer, personal property, sales and use, value added, stamp taxes, documentary taxes and similar Taxes (including any Taxes imposed by way of withholding) and notary fees arising as a result of the transactions contemplated by this Agreement.

                  "Transferred Entities" shall mean (i) Androscoggin Reservoir Company, a Maine corporation, and (ii) Gulf Island Pond Oxygenation Project, a Maine general partnership, in each of which Seller directly holds an equity interest that is less than a 100% interest.

                  "Transferred Intellectual Property" shall mean (i) the Intellectual Property that is owned by Seller or any of its Affiliates that is used or held for use exclusively in the Business or related exclusively to the Acquired Assets, including, without limitation, the Intellectual Property listed in Section 4.12(a)(ii) of the Seller Disclosure Letter, but not including the Excluded Intellectual Property and (ii) the Intellectual Property that is owned by Seller or any of its Affiliates and that, except for the fact that such Intellectual Property is also used in connection with PM1, also would be used or held for use exclusively in the Business or related exclusively to the Acquired Assets.

                  "Transferred Motor Vehicles" shall mean the registered motor vehicles set forth on Section 1.1 of the Seller Disclosure Letter or such other registered motor vehicles used or held for use exclusively in the Business.

                  "Transferred Subsidiaries" shall mean (i) Nextier Solutions Corporation, a California corporation, and (ii) Bucksport Leasing Company, a Delaware corporation, in each of which Seller directly or indirectly holds 100% of the outstanding equity interest.

                  "Transition Services Agreement" shall mean a transition services agreement, to be executed and delivered on the Closing Date, between Seller and Buyer for the provision of transition services after Closing, in the form attached hereto as Annex J.

                  "Unit" or "Units" shall mean a unit or units of partnership interest in Parent having the rights set forth in the Amended and Restated Limited Partnership Agreement.

                  "WARN Act" shall mean the Worker Adjustment Retirement and Notification Act of 1988, as amended.

                  "Wastewater Permits" shall mean the Bucksport Wastewater Permit, the Androscoggin Wastewater Permits, the Sartell Wastewater Permit and the Quinnesec Wastewater Permit.

                  Section 1.2 Interpretation.

                  (a) As used in this Agreement, all references to the Seller Participants, or any of them, shall refer to the Seller Participants solely in connection with the conduct of the Business.

                  (b) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other genders as the context requires, (ii) the words "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Disclosure Letters, the Schedules hereto and the Exhibits hereto) and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, and exhibits and schedules of this Agreement unless otherwise specified, (iii) the words "including" and words of similar import when used in this Agreement shall mean "including, without limitation" unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) Buyer, Parent and the Acquirors, on the one hand, and Seller, on the other hand, will be referred to herein individually as a "party" and collectively as "parties" (except where the context otherwise requires) and (vi) the phrase "transactions contemplated by this Agreement" or "transactions contemplated herein" shall include the transactions contemplated by the Exhibits and Schedules to this Agreement.

                  (c) Any reference to any federal, state, local or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

                  (d) With regard to the preparation of the Adjustment Statement and the calculation of the Preliminary Net Working Capital Amount and the Final Net Working Capital Amount in the event of any inconsistency between any interpretation or application of GAAP and the Accounting Methodologies, the Accounting Methodologies shall control.

                  (e) For the purposes of Section 4.15(a), the Sartell Real Property shall be considered part of Owned Real Property.

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

                  Section 2.1 Sale of Transferred Equity Interests. Upon the terms and subject to Section 2.9 and the satisfaction or, if permissible, waiver, of the conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer and Buyer shall purchase, acquire and accept from Seller, all of the shares of capital stock or other equity interests of the Transferred Subsidiaries and the equity interests of the Transferred Entities held by Seller or its Subsidiaries (collectively, the "Transferred Equity Interests") free and clear of any and all Liens.

                  Section 2.2 Transfer of Assets; Retained Assets.

                  (a) Upon the terms and subject to the satisfaction or, if permissible, waiver, of the conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Acquirors and Acquirors shall purchase, acquire and accept from Seller, all of the right, title and interest of Seller and its Subsidiaries (whether held directly or indirectly by any Subsidiary of Seller) in and to the rights, properties and assets, tangible and intangible, of Seller or its Subsidiaries that are used or held for use exclusively in the Business or are exclusively related to the assets listed in sub-clauses (i) - (xix) below, and, without limitation, the rights, properties and assets set forth in sub-clauses (i) through (xix) below (each and all such rights, properties and assets being herein referred to collectively as the "Acquired Assets"):

                           (i) the Owned Real Property;

                           (ii) the Leased Real Property;

                           (iii) Restricted Cash and any Cash transferred to Buyer pursuant to Section 2.10 and Section 2.11;

                           (iv) the Inventories, other than the Consigned Inventory;

                           (v) the Equipment;

                           (vi) the Receivables;

                           (vii) the Prepaids;

                           (viii) other current assets contained in Current Assets;

                           (ix) all Transferred Intellectual Property, all copies and tangible embodiments of the Transferred Intellectual Property (in whatever form or medium), all rights in or licenses to or from a third Person in any of the Transferred Intellectual Property, and all past, present or future claims or causes of actions arising out of or related to any infringements, dilutions or misappropriations of any of the Transferred Intellectual Property;

                           (x) all books of account, general, financial and, subject to Applicable Law, personnel records for the Affected Employees, other than as provided in Section 2.2(b)(v); provided, however, that provision of Tax books and records shall be governed exclusively by Section 6.9(a)(iii);

                           (xi) invoices, shipping records, supplier lists, correspondence and other documents, books, records and files and any rights thereto owned by Seller that exclusively relate to the Business, other than (x) organizational documents, minute and stock record books and the corporate seals of Seller (but including such books and records for the Transferred Subsidiaries), and (y) such items that relate to Retained Assets or Excluded Liabilities;

                           (xii) original sales and promotional literature, customer lists, customer files and other materials relating to sales, marketing, advertising or promotions exclusively relating to the Business and, as to such materials not exclusively relating to the Business, copies of the foregoing to the extent relating to the Business;

                           (xiii) Contracts exclusively relating to the Business, including all Contracts (A) for the purchase or use of goods and services exclusively for the benefit of the Business including all open purchase and sales orders; (B) constituting bids and offers for goods and services used in the ordinary course of business consistent with past practice of the Business that exclusively relate to the Business; (C) for the procurement, development, manufacture or sale of Inventories; (D) constituting collective bargaining agreements assumed by Buyer pursuant to Section 6.8; (E) with individual Affected Employees assumed by Buyer pursuant to Section 6.8; (F) relating to the ownership of the Transferred Equity Interests by Seller listed on
         Section 4.16(a)(v) of the Seller Disclosure Letter; (G) containing non-disclosure, confidentiality and non-competition agreements; (H) leases and subleases of personal and real property, (I) relating to Third Party Intellectual Property and (J) all open purchase and sales orders, for the sale of goods and services produced or provided by the Business, in each case, other than any Contracts that constitute Retained Assets or Excluded Liabilities, and (K) each of the Contracts listed on Section 4.16 of the Seller Disclosure Letter (collectively, the "Assumed Contracts");

                           (xiv) Contracts that relate to the Business and also relate to other businesses of Seller, but only for the portion of such Contracts that relate exclusively to the Business as set forth on Exhibit C to the Joint Purchasing Agreement, as such exhibit is amended from time to time in accordance with Section 6.1 of this Agreement (such portions that exclusively relate to the Business are collectively referred to as the "Partially Assumed Contracts");

                           (xv) to the extent legally transferable, all Permits issued by any Governmental Entity used or held for use exclusively in the Business by Seller and all applications therefor;

                           (xvi) all rights, properties and assets listed on
         Schedule III;

                           (xvii) all causes of action, judgments, claims, rights, reimbursements and demands, of whatever nature (including rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or Equipment, or components thereof, including rights arising from the performance or breach by third parties of their obligations under the Assumed Contracts, other than those specified in Sections 2.2(b)(vi), (vii) and
         (viii);

                           (xviii) all of Seller's right, title and interest to the real and personal property (including transformers, generators, water wheels, switch gear and wiring, easements, structures and dams) described in the FERC Licenses; and

                           (xix) the AELLC Energy Assets.

                  (b) Notwithstanding anything to the contrary contained herein, the term "Acquired Assets" (i) except as set forth in clauses (i) - (xix) of
Section 2.2(a), shall not include any rights, properties and assets of Seller which are not used or held for use exclusively in the Business and (ii) shall specifically exclude the following (each and all such rights, properties and assets being herein referred to as the "Retained Assets"):

                           (i) all cash and cash equivalent items, including but not limited to such items held by or for the account of Seller, whether or not arising from the conduct of the Business, including, without limitation, all bank accounts, demand accounts, certificates of deposit, time deposits, marketable securities, negotiable instruments and the proceeds of accounts receivable paid prior to the Closing Date, other than Restricted Cash;

                           (ii) all intercompany accounts receivable and notes for those accounts receivable and notes where the obligor is Seller or any of its Affiliates;

                           (iii) the Contracts set forth on Schedule IV;

                           (iv) all Excluded Intellectual Property (subject to the rights and licenses granted to Buyer under the Intellectual Property Agreement);

                           (v) (A) any books and records which Seller is required by Applicable Law to retain, (B) all files and records relating to the Excluded Litigation Matters and (C) all books and all records relating to individual personnel records;

                           (vi) all causes of action, judgments, claims, reimbursements and demands, of whatever nature (including rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or Equipment, or components thereof), in favor of Seller to the extent related to Retained Asset or the Excluded Liabilities or listed on Schedule IV;

                           (vii) all Tax credits and refunds of the Business other than Tax credits and refunds (A) of the Transferred Subsidiaries, which shall be governed by Section 6.9, and (B) with respect to the Transferred Entities;

                           (viii) Insurance Policies;

                           (ix) all Plan assets;

                           (x) the Retained Motor Vehicles;

                           (xi) the Pine Bluff Mill (excluding any rights and assets provided to the Business pursuant to the Pine Bluff Agreement);

                           (xii) the Consigned Inventory; and

                           (xiii) such other rights, properties and assets set forth on Schedule IV hereto.

                  (c) Seller shall convey an undivided interest in each of the Acquired Assets, having an aggregate fair market value equal to the Equity Value, to Parent in exchange for the consideration described in Section 2.4(b) and (c). Seller shall convey the remaining portion of the Acquired Assets to Buyer in exchange for assumption by Buyer of the Assumed Liabilities and the consideration described in Section 2.4(a). Parent intends to transfer the portion of the Acquired Assets acquired by it to its corporate subsidiaries as a capital contribution, and to cause such subsidiaries to transfer such assets to Buyer as a capital contribution (who may, in turn, transfer such assets to one or more subsidiaries). To facilitate these transfers, if and as requested by Parent, in lieu of transferring an undivided interest in the Acquired Assets to Parent, Seller shall convey such assets directly to Buyer (or to one or more subsidiaries of Buyer).

                  Section 2.3  Assumption of Liabilities; Excluded Liabilities.

                  (a) Upon the terms and subject to the satisfaction or, if permissible, waiver, of the conditions of this Agreement, at the Closing, Buyer shall assume and, effective as of the Closing, hereby agrees to pay, perform and discharge when due and shall be liable with respect to, all of the following liabilities and obligations, whether known or unknown, and, except as specifically set forth below, whether arising before, on or after the Closing Date, of Seller, in each case, to the extent exclusively related to the Business (collectively, the "Assumed Liabilities"):

                           (i) all Payables;

                           (ii) all Current Liabilities, including all Certain Accrued Liabilities;

                           (iii) all liabilities and obligations arising out of, resulting from or relating to the Assumed Contracts;

                           (iv) all liabilities and obligations arising out of, resulting from or relating to the Partially Assumed Contracts;

                           (v) all liabilities and obligations arising out of, resulting from or relating to the matters described in Schedule V;

                           (vi) all liabilities and obligations arising out of product warranties, product returns or rebates and other claims with respect to products produced or sold, and services provided by the Business in the ordinary course of business consistent with past practice, other than any Excluded Liabilities;

                           (vii) to the extent provided in Section 6.8 hereof to be assumed by Buyer, obligations of Seller or its Affiliates with respect to Affected Employees;

                           (viii) all liabilities under Environmental Law as to the Owned Real Property and the Leased Real Property other than Excluded Liabilities;

                           (ix) all deferred revenue obligations, including all obligations to fulfill orders relating to products of the Business, other than with respect to Excluded Liabilities; and

                           (x) the Assumed Indebtedness.

                  (b) Notwithstanding anything in this Agreement to the contrary, Buyer shall not assume or be deemed to have assumed, and shall have no liability or obligation with respect thereto, any liability or obligation that is not an Assumed Liability, including the following liabilities and obligations of Seller or its Subsidiaries (collectively, the "Excluded Liabilities"):

                           (i) all intercompany accounts payable and notes relating to the Business existing as of the Closing Date, where the obligee is Seller or any Subsidiary of Seller which will remain a Subsidiary of Seller after the consummation of the transactions contemplated by this Agreement;

                           (ii) except as provided in Section 6.8, all obligations and liabilities of Seller or its Subsidiaries with respect to their respective employees (including the Affected Employees with respect to the period prior to such Affected Employee's commencement of employment with Buyer) and former employees including, but not limited to, those arising from or relating to their employment with Seller or its Subsidiaries (including any expenses, liabilities or costs relating to any claims), or the termination thereof including medical, other health benefits, life insurance plans, pension plans, retiree benefits, workers compensation claims and obligations and liabilities with respect to any Plan;

                           (iii) all liabilities and obligations, whether known or unknown, arising out of, resulting from or relating to the Retained Assets (other than the Consigned Inventory);

                           (iv) all liabilities and obligations relating to property formerly owned, operated or otherwise used by Seller relating to the Business, including any property to which the Business (or any predecessor) shipped Hazardous Substances for treatment, storage, disposal or handling prior to the Closing (but excluding liability to the extent of any such shipments to such locations that occur after the Closing);

                           (v) all liabilities and obligations arising out of, resulting from or relating to the matters described in Schedule VI ( the "Excluded Litigation Matters");

                           (vi) any Taxes imposed with respect to the Acquired Assets for Pre-Closing Tax Periods or imposed on Seller (or any member of any affiliated group of corporations, within the meaning of Section 1504 of the Code of which Seller is or has been a member) other than Taxes of the Transferred Entities and the Transferred Subsidiaries which shall be governed by Section 6.9; and

                           (vii) any claims brought by third parties with respect to bodily or personal injury or property damage or arising out of, resulting from or relating to the operation of the Business prior to the Closing.

                  Section 2.4 The Purchase Price. Subject to Section 2.9 and
Section 2.10, upon the terms and the satisfaction or, if permissible, waiver, of the conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Acquirors of the Assets and the agreements of Seller set forth in this Agreement, at the Closing, Buyer shall assume and undertake to pay, perform and discharge the Assumed Liabilities and the Acquirors shall deliver, or cause to be delivered, to Seller (or its designee) for:

                  (a) from Buyer, an amount in cash equal to $1.4 billion less the Equity Value (the "Base Cash Purchase Price"), as adjusted pursuant to
Section 2.5(b) by the Estimated Net Working Capital Amount and the Estimated Assumed Indebtedness and less any applicable withholding tax (the "Estimated Cash Purchase Price"); the Estimated Cash Purchase Price is subject to adjustment following the Closing pursuant to Section 2.5 and, as so adjusted, is the Cash Purchase Price, as set forth in Section 2.5(j);

                  (b) from Parent, such number of Units representing 10% of the outstanding Units of Parent on a fully diluted basis on the Closing Date and the other rights and obligations set forth in the Amended and Restated Limited Partnership Agreement (collectively, the "Equity Consideration"); and

                  (c) From Parent, the Profits Interest (together with the Cash Purchase Price and the Equity Consideration, the "Consideration").

                  Section 2.5 Purchase Price Adjustment.

                  (a) At least three (3) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer its good faith estimate of (i) the Net Working Capital as of the Closing Date (the "Estimated Net Working Capital Amount"), (ii) the Inventories as of the Closing Date (the "Estimated Inventory Amount"), (iii) the Indebtedness of the Business to be assumed by Buyer (the "Assumed Indebtedness") as of the Closing Date (the "Estimated Assumed Indebtedness") and (iv) the Excess Amount and the Schedule of Consigned Inventory and the components of each such item prepared in accordance with GAAP, on a basis consistent with the Financial Statements and the Accounting Methodologies and, in the case of the Estimated Net Working Capital Amount and Estimated Inventory Amount, subject to Section 2.5(e). Seller's calculation of the Estimated Net Working Capital Amount and Estimated Assumed Indebtedness shall be used in determining the Estimated Cash Purchase Price for purposes of
Section 2.4.

                  (b) The Base Cash Purchase Price shall be (i) (x) increased, if the Estimated Net Working Capital Amount exceeds the Benchmark, by an amount equal to such excess, or (y) decreased, if the Benchmark exceeds the Estimated Net Working Capital Amount, by an amount equal to such excess and (ii) decreased by any amount of the Estimated Assumed Indebtedness (to the extent not included in the calculation of the Estimated Net Working Capital Amount).

                  (c) Within sixty (60) days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the "Adjustment Statement") which sets forth in reasonable detail the calculation of (i) the Net Working Capital as of the Closing Date (the "Preliminary Net Working Capital Amount"), (ii) the Inventories of the Business as of the Closing Date (the "Preliminary Inventory Amount"), (iii) the Assumed Indebtedness as of the Closing Date (the "Preliminary Assumed Indebtedness"), and (iv) the Excess Amount and a Schedule of Consigned Inventory as of the Closing Date (the "Preliminary Consignment Items"), in each case, from the books and records of the Business. The Adjustment Statement shall be prepared in accordance with GAAP, on a basis consistent with the Financial Statements, and the Accounting Methodologies and, in the case of the Preliminary Net Working Capital Amount and the Preliminary Inventory Amount, subject to Section 2.5(e). Seller agrees to cooperate with Buyer in connection with the preparation of the Adjustment Statement and related information, and shall provide to Buyer such books, records and information as may be reasonably requested by Buyer from time to time in connection with its preparation of the Adjustment Statement.

                  (d) The amount of Inventory as of the Closing Date set forth in the Adjustment Statement shall be based on the Inventory set forth in the Closing Inventory Report to the extent such items of Inventory are covered by the Physical Inventory Count, together with changes in Inventory from the date of the Physical Inventory Count referred to in Section 2.6 below in relation to the Closing Date and net of any required inventory reserves (with such reserves being calculated on the same bases as the Adjustment Statement).

                  (e) The amount of Inventories used in the calculation of the Current Assets, Estimated Net Working Capital, Preliminary Net Working Capital, Final Net Working Capital, Estimated Inventory Amount, Preliminary Inventory Amount and the Final Inventory Amount shall not exceed the Inventory Benchmark applicable for the time period in which the Closing Date occurs.

                  (f) If Seller disagrees with the determination of the Preliminary Net Working Capital Amount, Preliminary Inventory Amount, the Preliminary Assumed Indebtedness or the Preliminary Consignment Items, Seller shall notify Buyer in writing of such disagreement within the thirty (30) Business Day period immediately following the delivery of the Adjustment Statement, which notice shall describe the specific nature of any such disagreement and provide reasonable supporting documentation for such disagreement. During the thirty (30) Business Day period of its review, Seller shall have reasonable access to any documents, schedules or work papers used in the preparation of the Adjustment Statement. Seller agrees that any failure by it to notify Buyer in writing of any such disagreement prior to end of the thirty (30) Business Day period immediately following the delivery of the Adjustment Statement shall be deemed to be an acceptance by Seller of the Adjustment Statement and shall constitute a complete waiver of any right of Seller to dispute such Adjustment Statement and Buyer's calculation of the Preliminary Net Working Capital Amount, Preliminary Inventory Amount, the Preliminary Assumed Indebtedness and the Preliminary Consignment Items for purposes of this Agreement.

                  (g) Buyer and Seller agree to negotiate to resolve any such disagreement regarding the determination of the Preliminary Net Working Capital Amount, Preliminary Inventory Amount, the Preliminary Assumed Indebtedness or the Preliminary Consignment Items, and any resolution of such disagreement agreed to in writing by Buyer and Seller shall be final and binding upon the parties and their successors and assigns. If Buyer and Seller are unable to resolve such disagreement identified by Seller pursuant to Section 2.5(f) within the thirty (30) Business Day period after delivery to Buyer of written notice of such disagreement by Seller, then the disputed matters shall be referred for final determination to the Settlement Accountant.

                  (h) Each of Buyer and Seller shall provide a written submission of their positions on each item in dispute within fifteen (15) days of the appointment of the Settlement Accountant, with a copy to the other party. The Settlement Accountant shall consider only those items and amounts as to which Buyer and Seller have disagreed within the time periods and on the terms specified above and shall resolve the matter in accordance with the terms and provisions of this Agreement, including Section 2.5(e). The Settlement Accountant shall consider only the written submissions provided by Buyer and Seller pursuant to this paragraph (f) and shall not conduct any independent investigation or review. The Settlement Accountant is expressly limited to the selection of either Seller's or Buyer's position on a disputed item or a position in between the positions of Seller or Buyer based upon written submissions of Buyer and Seller and it shall thus select as a resolution for each disputed matter the position of either Buyer or Seller or a position in between the positions of Seller or Buyer, and the Settlement Accountant may not impose an alternative resolution outside those bounds. The Settlement Accountant shall deliver to Buyer and Seller, as promptly as practicable and in any event within forty-five (45) days after its appointment, a written report setting forth the resolution of each disputed matter and its determination of the Preliminary Net Working Capital Amount, Preliminary Inventory Amount, the Preliminary Assumed Indebtedness and/or the Preliminary Consignment Items determined in accordance with the terms of this Agreement. Such report shall be final, non-appealable and binding upon the parties to the fullest extent permitted by Applicable Law and may be enforced in any court having competent jurisdiction. The forty-five (45) day period for delivering the written report may be extended by the mutual written consent of the parties or for good cause shown by the Settlement Accountant at its sole discretion. The fees, expenses and costs of the Settlement Accountant shall be borne one-half by Buyer and one-half by Seller.

                  (i) (i) (a) If no dispute notice has been timely delivered by Seller pursuant to Section 2.5(f), the Preliminary Net Working Capital Amount, as originally submitted by Buyer, or (b) if a dispute notice has been timely delivered by Seller pursuant to Section 2.5(f), the Preliminary Net Working Capital Amount, as determined pursuant to the resolution of such dispute in accordance with Section 2.5(g) or (h), shall be the "Final Net Working Capital Amount", (ii) (a) if no dispute notice has been timely delivered by Seller pursuant to Section 2.5(f), the Preliminary Inventory Amount, as originally submitted by Buyer, or (b) if a dispute notice has been timely delivered by Seller pursuant to Section 2.5(f), the Preliminary Inventory Amount, as determined pursuant to the resolution of such dispute in accordance with Section 2.5(g) or (h), shall be the "Final Inventory Amount", (iii) (a) if no dispute notice has been timely delivered by Seller pursuant to Section 2.5(f), the Preliminary Assumed Indebtedness, as originally submitted by Buyer, or (b) if a dispute notice has been timely delivered by Seller pursuant to Section 2.5(f), the Preliminary Assumed Indebtedness, as determined pursuant to the resolution of such dispute in accordance with Section 2.5(g) or (h), shall be the "Final Assumed Indebtedness", and (iv) (a) if no dispute notice has been timely delivered by Seller pursuant to Section 2.5(f), the Preliminary Consignment Items, as originally submitted by Buyer, or (b) if a dispute notice has been timely delivered by Seller pursuant to Section 2.5(f), the Preliminary Consignment Items, as determined pursuant to resolution of such dispute in accordance with Section 2.5(g) or (h), shall be the "Final Consignment Items".

                  (j) The "Final Net Working Capital Adjustment Amount" shall be the amount equal to (i) the Final Net Working Capital Amount minus (ii) the Estimated Net Working Capital Amount (it being understood that the Final Adjustment Amount may be either a positive or negative number).

                  (k) The "Final Assumed Indebtedness Amount" shall be the amount equal to (i) the Final Assumed Indebtedness minus (ii) the Estimated Assumed Indebtedness (it being understood that the Final Assumed Indebtedness Amount may be either a positive or negative number).

                  (l) The "Cash Purchase Price" shall be equal to (i) the Estimated Cash Purchase Price plus (ii) the Final Net Working Capital Adjustment Amount (it being understood that the Final Adjustment Amount may be either a positive or negative number) minus (iii) the Final Assumed Indebtedness Amount (to the extent not included in the calculation of the Final Net Working Capital Adjustment Amount; it being understood that the Final Assumed Indebtedness Amount may be either a positive or negative number).

                  (m) If the Cash Purchase Price exceeds the Estimated Cash Purchase Price, Buyer shall pay the amount of such excess to Seller. If the Estimated Cash Purchase Price exceeds the Cash Purchase Price, Seller shall pay the amount of such excess to Buyer. Buyer or Seller, as the case may be, shall, within five (5) Business Days after the determination of the Cash Purchase Price pursuant to this Section 2.5, make payment to the other by wire transfer in immediately available funds of the amount payable by Buyer or Seller, as the case may be, in respect of the difference between the Cash Purchase Price and Estimated Cash Purchase Price, together with interest thereon from the Closing Date to the date of payment, at a floating rate equal to the U.S. dollar prime rate per annum, as quoted by The Wall Street Journal from time to time during such period. Such interest shall be calculated based on a year of 365 days and the number of days elapsed since the Closing Date.

                  Section 2.6 Inventory. During the period commencing ten (10) days prior to and ending ten (10) days following the Closing Date, Seller and Buyer shall conduct a physical count of the Inventory (the "Physical Inventory Count") as set forth in this Section 2.6. The Inventory to be included in the Physical Inventory Count shall consist of finished goods, work in progress and raw materials (excluding wood and stores) at (i) the warehouses of the Business that contain the five (5) largest quantities of such Inventory and (ii) each of the Mills, as set forth in greater detail in the Accounting Methodologies under heading of "Inventories." The results of the Physical Inventory Count shall be set forth in an inventory report, which shall set forth the aggregate value of such Inventories as of the Closing Date, including appropriate roll-forward and roll-back adjustments to physical counts made during such period (the "Closing Inventory Report"). The Physical Inventory Count shall be conducted by Seller or representatives of Seller prior to the Closing, and any remaining physical counts shall be conducted by Buyer or representatives of Buyer after the Closing, and, at the option of each, shall be observed by and calculated in consultation with one or more of the other's representatives. The Physical Inventory Count and valuation of the Inventory shall be conducted on a basis consistent with the Financial Statements and the Accounting Methodologies.

                  Section 2.7 Consigned Inventory. From and after the Closing Date, Buyer and Seller covenant and agree as set forth below:

                  (a) In the event that any Consigned Inventory exists as of the Closing Date, Seller shall retain title to such Consigned Inventory following the Closing until sold or transferred to Buyer pursuant to the terms of this
Section 2.7. The Consigned Inventory shall be consistent with the Final Consignment Items.

                  (b) Unless and until any Consignment Inventory is sold pursuant to this Section 2.7 or transferred by Buyer to a third party in connection with a sale of Inventory or to a third party service provider for the provision of services to Buyer, Consigned Inventory shall remain in the possession and control of Buyer and Buyer shall maintain and insure the Consigned Inventory in the ordinary course of business consistent with the manner in which Buyer maintains and insures its own Inventory. In the event of any loss of or damages to the Consigned Inventory, all insurance proceeds payable in respect of such Consigned Inventory shall be paid to Seller, net of any applicable deductibles.

                  (c) Each Schedule of Consigned Inventory shall set forth a list of each item of Consigned Inventory identified by (i) roll or other applicable unit and (ii) as to each such roll or unit, the weight in tons, the Total Cost and the Consigned Price. Buyer shall track sales of such Consigned Inventory and shall produce a monthly report (the "Consignment Report") setting forth each roll or unit that was sold during such month and the applicable Consigned Price.

                  (d) In the event that Buyer sells any Consigned Inventory, then within ten (10) Business Days following the end of each month in which sales of Consigned Inventory occurred, Buyer shall remit to Seller in cash an aggregate dollar amount equal to the sum of the Consigned Prices of all rolls or units of Consigned Inventory sold by Buyer in such month. Such remittance shall be accompanied by a Consignment Report for such month.

                  (e) In the event Buyer must deliver additional Consigned Inventory or Inventory that is not Consigned Inventory to any customer to replace previously sold Consigned Inventory that is subject to warranty claims (such previously sold Consigned Inventory, "Warranty Inventory"), then Seller shall not be entitled to any payment with respect to such Warranty Inventory. Appropriate adjustment shall be made in respect of any amounts previously remitted by Buyer to Seller in respect of such Warranty Inventory. In the event that Buyer delivers to a customer additional Consigned Inventory to replace Warranty Inventory, such additional Consigned Inventory shall be deemed sold for purposes of this Section 2.7.

                  (f) Seller and its representatives and advisors shall have the right to audit the Consignment Report and related remittance provided pursuant to clauses (b) and (c) above and, upon reasonable notice during normal business hours, to conduct a physical inventory of the Consigned Inventory, provided Buyer shall only be required to provide access for one such physical inventory during any six-month period.

                  (g) If, after the eighteen (18) month anniversary of the Closing Date, any Consigned Inventory remains in Buyer's possession, title to such remaining Consigned Inventory shall be transferred to Buyer, at no cost to Buyer, and Buyer shall have no further obligations pursuant to this Section 2.7, other than to remit any amounts due to Seller for sales or transfers of Consigned Inventory that occur prior to the eighteen (18) month anniversary of the Closing Date.

                  Section 2.8 Allocation of Consideration.

                  (a) Seller and Buyer agree to allocate the Consideration and the Assumed Liabilities in the manner set forth in Schedule VII hereto consistent with Section 1060 of the Code. Within 15 days of determination of the difference between the Base Cash Purchase Price and the Cash Purchase Price pursuant to Section 2.5 hereof, Buyer shall prepare a revised Consideration allocation to provide for the allocation of the difference between the Base Cash Purchase Price and the Cash Purchase Price in a manner that is consistent with the Consideration allocation set forth in Schedule VII and shall deliver such revised allocation to Seller for its review and comment.

                  (b) Neither Seller, Buyer nor any of their respective Affiliates shall file any Tax Return or other document relating to Taxes or otherwise take any position or agree to take any position relating to Taxes which is inconsistent with the allocation (including any revision under this Section 2.8) determined pursuant to this Section 2.8 unless required to do so pursuant to a Final Determination.

                  Section 2.9 Post-Purchase Price Adjustment Working Capital Allocations. If, within eighteen (18) months following the determination of the Final Net Working Capital Amount, (a) Buyer receives or becomes aware that it is in possession of a payment or other asset that constituted a Current Asset as of the Closing Date but was not reflected on the statement of Net Working Capital used to determine the Final Net Working Capital Amount, then Buyer shall promptly remit such asset to Seller or (b) Buyer becomes aware that it is liable for an obligation that constituted a Current Liability as of the Closing Date but was not reflected on the statement of Net Working Capital used to determine the Final Net Working Capital Amount, then, upon reasonable demonstration of the foregoing by Buyer, such liability shall be assumed by Seller. If the parties are unable to reach an agreement as to whether the disputed asset or liability constituted a Current Asset or Current Liability to be remitted or assumed in accordance with the foregoing clauses (a) and (b), the parties shall submit the dispute to the Settlement Accountant for resolution in accordance, mutatis mutandis, with the provisions set forth in Section 2.5(f).

                  Section 2.10 Proceeds from Right of First Refusal; ARCo Qualifying Facility Status

                  (a) In the event that Androscoggin Reservoir Company ("ARCo") or a stockholder of ARCo other than Seller exercises its right of first refusal pursuant to Article VII of the bylaws of ARCo ("ARCo ROFR") to purchase Seller's equity interest in ARCo (the "ARCo Shares"), then (a) the Transferred Equity Interests shall be deemed to exclude the ARCo Shares for all purposes of this Agreement and (b) the proceeds paid to Seller in connection with the exercise of such right of first refusal and sale of the ARCo Shares shall be transferred to Buyer at Closing. The price of the ARCo Shares offered to a transferee pursuant to the foregoing right of first refusal shall be mutually agreed upon by Buyer and Seller.

                  (b) In the event the ARCo ROFR is not exercised then:

                           (i) Seller shall use its reasonable best efforts to cause ARCo to file pursuant to FERC's regulations at 18 CFR Part 292 prior to Closing a self recertification for qualifying facility status of the hydroelectric generating facility owned by ARCo ("ARCo QF Recertification") to clarify that the certain transmission line lease entered into between ARCo and Central Maine Power Company on March 11, 2004 ("ARCo Transmission Lease"), is a part of the qualifying facility owned by ARCo. Seller shall keep Buyer informed of the status of the ARCo QF Recertification application in accordance with Section 6.3.

                           (ii) If the ARCo QF Recertification shall not have been filed as of the Closing Date, or if the ARCo QF Recertification is filed but does not clarify to the reasonable satisfaction of Buyer that the ARCo Transmission Lease is a part of the ARCo qualifying facility, the ARCo Shares shall not be transferred to Buyer and the parties agree that until such time as the ARCo QF Recertification is filed, the QF Recertification clarifies to the reasonable satisfaction of Buyer that the ARCo Transmission Lease is a part of the ARCo qualifying Facility and the ARCo Shares are transferred to Buyer as set forth in clause
         (iii) below, Buyer shall reimburse Seller for documented expenses arising from Seller's ownership of the ARCo Shares and Seller shall deliver to Buyer any dividends or other proceeds or benefits arising from its ownership of the ARCo Shares.

                           (iii) If the Closing shall have occurred and the ARCo QF Recertification shall not yet have been filed or if the ARCo Recertification filed does not clarify to the reasonable satisfaction of Buyer that the ARCo Transmission Lease is a part of the ARCo qualifying facility, then (x) Seller shall continue to use its reasonable best efforts to cause ARCo to obtain the ARCo QF Recertification; and (y) upon filing of the ARCo QF Recertification Seller, and subject to Buyer's reasonable satisfaction that the ARCo QF Recertification clarifies that the ARCo Transmission Lease is a part of the ARCo qualifying facility, Seller shall transfer to Buyer the ARCo shares free and clear of all Liens and Encumbrances.

                  Section 2.11 Sale of Designated Interest to Robbins Lumber

                  (a) If the Robbins Purchase Right (as defined below) is consummated prior to the Closing Date, Seller shall transfer to Buyer on the Closing Date any consideration paid to Seller or any of its Subsidiaries in connection with the exercise by Robbins Lumber, Inc. of its right, under Section 8 of the Forest Management Agreement, dated June 25, 1996 by and between Champion International Corporation and Robbins Lumber, Inc. (the "Robbins Forest Management Agreement"), to purchase Seller's Designated Interest to harvest wood set forth in the Quitclaim Deed with Covenant dated June 25, 1996, by and between Diamond Occidental Forest and Robbins Lumber (the "Designated Interest") (the "Robbins Purchase Right").

                  (b) During the period after the date hereof and through the Closing Date, Seller shall keep Buyer informed of, and provide Buyer with all reasonable documentation related to, the sale of the Designated Interest pursuant to the Robbins Purchase Right and shall not agree to any definitive arrangement related to such disposition, including the purchase price, without the prior written consent of Buyer (not to be unreasonably withheld or delayed).

                  (c) If the Robbins Purchase Right is not consummated prior to the Closing Date, Buyer shall assume all rights and obligations under the Robbins Forrest Management Agreement and the Designated Interest, shall control the disposition of the Designated Interest pursuant to the Robins Purchase Right and shall receive all proceeds from such disposition.

                                  ARTICLE III

                                     CLOSING

                  Section 3.1 Closing. Upon the terms and subject to the satisfaction or, if permissible, waiver, of the conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the fifth (5th) Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof (other than conditions which by their nature can be satisfied only at the Closing), at 10:00 a.m. New York City time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or at such other time and place as shall be agreed upon by the parties hereto. The date on which the Closing occurs is herein referred to as the "Closing Date." The Closing will be deemed to have occurred as of 12:01 a.m. local time on the Closing Date.

                  Section 3.2 Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer (unless previously delivered), the following items:

                  (a) Subject to Section 2.9, a certificate or certificates representing the Transferred Equity Interests (or other appropriate certificates evidencing transfer of ownership), accompanied by stock or similar powers duly endorsed in blank by Seller or accompanied by instruments of transfer duly executed by Seller;

                  (b) One or more duly executed Bills of Sale, substantially in the form of Exhibit A hereto;

                  (c) One or more Special Warranty Deeds for the Owned Real Property in recordable form for the applicable jurisdiction, conveying fee simple title, subject only to Permitted Encumbrances, to all Owned Real Property to Buyer or its designee, substantially in the form of Exhibit B hereto and an Assignment of Easements, Rights of Way, Licenses and Permits substantially in the form of Exhibit C hereto;

                  (d) Assignments of Lease substantially in the form attached as Exhibit D with respect to the Leased Real Property;

                  (e) An affidavit as may reasonably be requested by the Title Company (as hereinafter defined) to remove or insure over the standard exceptions for parties in possession, survey and mechanics liens from Buyer's title policy;

                  (f) The officer's certificate referred to in Section 7.2(d);

                  (g) A duly executed counterpart of each of the Ancillary Agreements;

                  (h) An affidavit stating, under penalty or perjury, that the indicated number is Seller's United States taxpayer identification number and that Seller is not a foreign person, pursuant to Section 1445(b)(2) of the Code;

                  (i) Reliance letters in substantially the form of Exhibit E hereto providing that Buyer may rely on Phase I environmental reports originally prepared for Seller;

                  (j) Subject to Section 2.10, assignment of Contracts, Contract Rights and Permits, substantially in the form attached hereto as Exhibit F, respectively, pursuant to Section 6.27(b); and

                  (k) All other documents, instruments and writings required or reasonably requested to be delivered by the Acquirors at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                  Section 3.3 Deliveries by the Acquirors. At the Closing, the Acquirors, as applicable, shall deliver or cause to be delivered to Seller (unless previously delivered), the following items:

                  (a) The Estimated Cash Purchase Price by wire transfer of same day funds to an account or accounts and in such amounts as designated by Seller in writing at least two Business Days prior to the Closing Date;

                  (b) The Equity Consideration;

                  (c) The Profits Interest;

                  (d) A duly executed Instrument of Assumption, substantially in the form of Exhibit G hereto;

                  (e) The officer's certificate referred to in Section 7.3(c);

                  (f) A true and complete copy of the Solvency Opinion or Solvency Certificate, in accordance with Section 6.17;

                  (g) A duly executed counterpart of each of the Ancillary Agreements; and

                  (h) All other documents, instruments and writings required or reasonably requested to be delivered by Seller at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Except as disclosed in a separate disclosure letter, a copy of which is being delivered by Seller to the Acquirors with this Agreement (the "Seller Disclosure Letter"), Seller hereby represents and warrants to the Acquirors as follows:

                  Section 4.1 Organization. Each Seller Participant is a corporation duly organized, validly existing and in good standing under the laws of its State of incorporation and each of the Seller Participants has all requisite corporate power and corporate authority to own, lease and operate its properties and assets used in the Business and to carry on the Business as it is now being conducted. The Seller Participants are duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by the Seller Participants in the conduct of the Business makes such qualification necessary, except in any such jurisdictions where the failure to be duly qualified or licensed would not have or be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

                  Section 4.2 Authorization. Seller has the corporate power and corporate authority to execute and deliver this Agreement and the Ancillary Agreements and consummate or cause to be consummated the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Seller and no other corporate proceeding on the part of Seller is necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. This Agreement has been, and the Ancillary Agreements will be, duly executed and delivered by Seller and, assuming the valid execution and delivery by all counterparties thereto, will constitute a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  Section 4.3 Title to Personal Property; Transferred Equity Interests.

                  (a) Subject to the receipt of any consents or approvals contemplated by Section 4.4, Seller has good and valid title to all tangible personal property included in the Acquired Assets, free and clear of all Liens except for Permitted Liens.

                  (b) Except as set forth in Section 4.3(b) of the Seller Disclosure Letter, Seller owns of record and beneficially all of the Transferred Equity Interests, free and clear of all Liens. The Transferred Equity Interests of the Transferred Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and constitute all of the outstanding capital stock of the Transferred Subsidiaries. Except as set forth in Section 4.3(b) of the Seller Disclosure Letter, there are no warrants, options, agreements, calls, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings which call for the repurchase or redemption, or issuance, sale, pledge or other disposition of any shares of capital stock of the Transferred Subsidiaries or any securities convertible into or other rights to acquire, any shares of capital stock of the Transferred Subsidiaries. Except as set forth in
Section 4.3(b) of the Seller Disclosure Letter, none of the shares of capital stock of the Transferred Entities owned by Seller is subject to any voting trust, transfer restrictions or other similar arrangements that relates to the voting or control of such capital stock. Upon consummation of the transactions contemplated by this Agreement Seller will deliver to Buyer all the issued and outstanding capital stock of each Transferred Subsidiary free and clear of all Liens, other than any Liens arising as a result of action by Buyer.

                  (c) Section 4.3(c) of the Seller Disclosure Letter sets forth the jurisdiction, date of incorporation, authorized capital stock and capital stock issued and outstanding for each Transferred Subsidiary.

                  (d) Except as set forth in Section 4.3(d) of the Seller Disclosure Letter, none of the Transferred Subsidiaries has any Subsidiaries or holds any equity, partnership, joint venture or similar ownership interest, of record or beneficially, or has any right or obligation, contingent or otherwise, to purchase any similar ownership interest.

                  Section 4.4 Consents and Approvals; No Violations; Governmental Filings.

                  (a) Except as set forth in Section 4.4(a) of the Seller Disclosure Letter, neither the execution, delivery or performance by Seller of this Agreement or the Ancillary Agreements nor the consummation by the Seller of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach or violation of any provision of the certificate of incorporation or by-laws of any Seller Participant; (ii) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in any termination, cancellation or acceleration, give rise to any such right of termination, cancellation or acceleration under, or require any consent under, any bond, note, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument to which any Seller Participant is a party; (iii) violate any order, injunction, decree, statute, rule or regulation applicable to Seller or any of the assets or properties of the Business, or (iv) result in the creation or imposition of any Lien upon any of the assets or properties of the Business, excluding from the foregoing clauses (ii), (iii) and (iv), such violations, conflicts, defaults, rights or Liens that would not have or be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect or that become applicable as a result of the business or activities (other than the Business) in which the Acquirors engage or propose to be engaged or as a result of any acts or omissions by, or the status of or any facts pertaining to, the Acquirors.

                  (b) Except as set forth in Section 4.4(b) of the Seller Disclosure Letter, no filings or registrations with, notifications to, or authorizations, consents or approvals of, a Governmental Entity (collectively, "Governmental Filings") are required to be obtained or made by any Seller Participant in connection with the execution, delivery or performance by Seller of this Agreement or the Ancillary Agreements or the consummation by Seller of the transactions contemplated hereby, except (i) Governmental Filings under the HSR Act or any other Competition Law, (ii) compliance with and filings under the Exchange Act, and the rules and regulations promulgated thereunder, (iii) Governmental Filings with FERC under the Federal Power Act, (iv) Governmental Filings that become applicable as a result of the business or activities (other than the Business) in which the Acquirors engage or propose to be engaged or as a result of any acts or omissions by, or the status of or any facts pertaining to, the Acquirors, and (e) such other Governmental Filings, the failure of which to be obtained or made would not have or be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

                  Section 4.5 Financial Statements.

                  (a) Prior to the date hereof, Seller has made available to the Acquirors or their representatives (i) the audited combined balance sheet of the Coated and Supercalendered Papers Division of Seller as of December 31, 2005 and 2004 and the audited combined statements of income and cash flows of such division for each of the three years ended December 31, 2003, December 31, 2004 and December 31, 2005, together with the related notes thereto, accompanied by the reports thereon of Seller's accountants (collectively, the "Financial Statements") and (ii) the unaudited combined balance sheet of the Coated and Supercalendered Papers Division of Seller as of March 31, 2006 and the related statements of income and cash flows of such division for the three-month period ended March 31, 2006, in each case, as set forth in Section 4.5(a) of the Seller Disclosure Letter (collectively the "Interim Financial Statements").

                  (b) The Financial Statements were prepared from the books of account and other financial records of Seller and its Subsidiaries in accordance with GAAP, consistently applied throughout the periods indicated, are in compliance with Regulation S-X of the Securities Act of 1933, as amended ("Regulation S-X"), and fairly present, in all material respects, the combined financial position, results of operations and cash flows of the Business as of the dates thereof and for the periods covered thereby, in each case, except as disclosed in the Financial Statements (or the notes thereto) or in Section 4.5(b) of the Seller Disclosure Letter.

                  (c) The Interim Financial Statements were prepared from the books of account and other financial records of Seller and its Subsidiaries in accordance with GAAP, consistently applied with the Financial Statements, and fairly present, in all material respects, the combined financial position, results of operations and cash flows of the Business as of the date thereof for the period covered thereby, subject to normal and recurring year-end adjustments in a manner consistent with past practice, except as disclosed in the Interim Financial Statements or in Section 4.5(c)(i) of the Seller Disclosure Letter and except for the absence of footnote disclosure.

                  (d) Section 4.5(d) of the Seller Disclosure Letter sets forth an aged receivables report, as of the date set forth therein, showing Receivables that have been outstanding for thirty (30) days or more, prepared in the ordinary course consistent with past practice, showing the periods for which such Receivables have been outstanding. Receivables reflected on the Financial Statements arose from bona fide transactions with unaffiliated third parties, net of applicable reserves for doubtful accounts. Except as set forth in Section 4.5(d) of the Seller Disclosure Letter, no Person has any Lien (other than Permitted Liens) on the Receivables.

                  Section 4.6 No Undisclosed Liabilities. Except as reflected or reserved against in the Financial Statements (or the notes thereto) or in
Section 4.6 of the Seller Disclosure Letter, the Business did not have, as of December 31, 2005, any liabilities or obligations (whether direct, indirect, accrued or contingent) that would be required to be reflected or reserved against in a balance sheet of the Business prepared in accordance with GAAP consistently applied. Except (i) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2005, (ii) as reflected or reserved against in the Financial Statements (or notes thereto) or (iii) as set forth in Section 4.6 of the Seller Disclosure Letter, since December 31, 2005 through the date hereof, the Business has not incurred any liabilities or obligations (whether direct, indirect, accrued or contingent) that would be required to be reflected or reserved against in a balance sheet of the Business prepared in accordance with GAAP consistently applied.

                  Section 4.7 Absence of Certain Changes. Except as set forth in
Section 4.7 of the Seller Disclosure Letter, since December 31, 2005, the Seller Participants have conducted the Business in the ordinary course of business consistent with past practice in all material respects and, as of the date hereof, there has not been any development or change which has had or would be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. Since December 31, 2005 until the date hereof, except as set forth in Section 4.7 of the Seller Disclosure Letter, none of the Seller Participants has taken any action, in connection with the Business, which, if taken on or after the date hereof, would have required the prior written consent of Buyer pursuant to Section 6.1(i)-(xx).

                  Section 4.8 Litigation. Except as set forth in Section 4.8 of the Seller Disclosure Letter (and except with respect to Tax matters, which are governed by Section 4.10, employee benefit matters, which are governed by
Section 4.11, Intellectual Property matters, which are governed by Section 4.12, labor matters, which are governed by Section 4.13, and environmental matters, which are governed by Section 4.14), as of the date hereof, there is no (i) claim, action, suit, judicial or administrative proceeding or arbitration ("Litigation") pending, or, to Knowledge of Seller, threatened, against Seller or the Transferred Subsidiaries, in each case, relating to the Business, as of the date hereof, by or before any Governmental Entity, or (ii) any order, judgment, writ, injunction or decree of any Governmental Entity against any of Seller or the Transferred Subsidiaries, in each case, relating to the Business, other than such claims, actions, suits, inquiries, proceedings, arbitrations or investigations or orders, judgments, writs, injunctions or decrees that would not have or be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. None of the matters set forth in Section
4.8 of the Seller Disclosure Letter has had or would be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect or would affect the legality, validity or enforceability of this Agreement or the transactions contemplated hereby.

                  Section 4.9 Compliance with Applicable Law; Permits.

                  (a) Except as set forth in Section 4.9(a) of the Seller Disclosure Letter, with respect to the Business, the Seller Participants are in compliance with all laws, orders, ordinances, rules, and regulations, whether civil or criminal, of any federal, state, local or foreign governmental authority applicable to the Business ("Applicable Laws") (other than Tax laws, ordinances, rules and regulations, which are governed by Section 4.10, laws relating to employee benefit plans, which are governed by Section 4.11, labor and employment laws, which are governed by Section 4.13, and Environmental Laws, which are governed by Section 4.14), except for such violations, if any, that, either individually or in the aggregate, do not have or would not be reasonably likely to have a Material Adverse Effect.

                  (b) With respect to the Business, the Seller Participants hold (or other parties hold for their benefit) all material Permits necessary for the lawful conduct of the Business (other than Environmental Permits, which are governed by Section 4.14), except for such Permits the failure of which to hold would not have or be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 4.9(b) of the Seller Disclosure Letter, (i) to the Knowledge of Seller, all such Permits are in full force and effect as of the date hereof and the Seller Participants are in compliance with the terms of such Permits, except for such failure to be in full force and effect and such instances of noncompliance that did not have or would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect and (ii) Seller has not received written notice of any threatened revocation of or material modification to such Permits.

                  (c) With respect to the Business, neither Seller, nor any of its respective directors, officers or employees, has been alleged to violate or has violated any Competition Laws, except as set forth in Section 4.9(c) of the Seller Disclosure Letter and except for such violations, if any, that, either individually or in the aggregate, do not have or would not be reasonably likely to have a Material Adverse Effect.

                  Section 4.10 Taxes. Except as set forth in Section 4.10 of the Seller Disclosure Letter:

                  (a) For all periods through and including the Closing Date, each of the Transferred Subsidiaries and, to the Knowledge of Seller, each of the Transferred Entities, have timely filed or caused to be filed with the appropriate taxing authorities all Income Tax Returns and other material Tax Returns due prior to the Closing Date and required to be filed by it and such Tax Returns are true, correct and complete in all material respects. For all periods through and including the Closing Date, Seller has timely filed or caused to be timely filed with the appropriate taxing authorities all Income Tax Returns and other material Tax Returns due prior to the Closing Date and required to be filed by it with respect to the Business and such Tax Returns are true, correct and complete in all material respects.

                  (b) The Transferred Subsidiaries and, to the Knowledge of Seller, the Transferred Entities, have timely paid or caused to be timely paid all material Taxes due and payable and have made adequate provision for the payment of material Taxes not yet due and payable for all periods through and including the Closing Date. Seller has timely paid or caused to be timely paid all material Taxes in respect of the Business due and payable and has made adequate provision for the payment of material Taxes not yet due and payable for all periods through and including the Closing Date.

                  (c) The Transferred Subsidiaries and, to the Knowledge of Seller, the Transferred Entities, have withheld and paid all material Taxes required to be withheld with respect to amounts owing to any employee, creditor, independent contractor or other third party. Seller has withheld and paid all material Taxes related to the Business and required to be withheld with respect to amounts owing to any employee, creditor, independent contractor or other third party.

                  (d) None of the assets of the Business is subject to any Liens (other than Permitted Liens) as a result of a failure to pay any Tax.

                  (e) None of the assets of the Business is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Other than the property referenced in the Tax Exempt Bond Agreement, none of the assets of the Business are required to be treated as tax-exempt bond financed property within the meaning of Section 168 of the Code. As of December 31, 2005, Seller's adjusted tax basis in the tax-exempt bond financed property of the Business referenced in the Tax Exempt Bond Agreement did not exceed $1 million.

                  (f) There are no outstanding agreements or waivers extending the statute of limitations for any period with respect to any material Tax to which the Transferred Subsidiaries, or to the Knowledge of Seller, the Transferred Entities may be subject. No audits, examinations or administrative or judicial proceedings with respect to material Taxes of the Transferred Subsidiaries, or to the Knowledge of Seller, the Transferred Entities, are ongoing, pending or proposed in writing by any taxing authority. No audits, examinations or administrative or judicial proceedings with respect to material Taxes of Seller that relate to the Business are ongoing, pending or proposed in writing by any taxing authority. All material deficiencies asserted or assessments made as a result of any examinations of any of the Transferred Subsidiaries or, to the Knowledge of Seller, the Transferred Entities, have been fully paid or are being contested in good faith and an adequate reserve therefor has been established and is fully reflected in the Financial Statements.

                  (g) Except as entered into in the ordinary course of business consistent with past practice, no Transferred Subsidiary is a party to any tax sharing agreement or tax indemnification agreement and all such agreements of the Transferred Subsidiaries shall terminate as of the Closing.

                  (h) Seller has included in its Tax Returns items of income and deductions provided to IP with respect to Gulf Island Pond Oxygenation Project on Forms K-1.

                  (i) None of the Transferred Subsidiaries or, to the Knowledge of Seller, the Transferred Entities, has received written notice from any taxing authority in a jurisdiction in which such entity does not file a Tax Return stating that such entity is or may be subject to taxation by that jurisdiction; and

                  (j) None of the Transferred Subsidiaries or, to the Knowledge of Seller, the Transferred Entities, will be required to include any material item of income in, or exclude any material item of deduction from, any taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (a) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (b) disposition made on or prior to the Closing Date, (c) prepaid amount received on or prior to the Closing Date or (d) intercompany transaction or excess loss account described in Treasury Regulations Under Code Section 1502 (or any similar provision of foreign, state, or local law).

                  Section 4.11 Employee Benefit Plans.

                  (a) Section 4.11(a) of the Seller Disclosure Letter lists all material benefit and compensation plans and contracts, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock-based incentive bonus, severance, employment, change in control, vacation or fringe benefit programs, policies, agreements, arrangements or plans maintained or contributed to by Seller for the benefit of any employee or former employees of the Business (the "Employees") (collectively, the "Plans"). True and complete copies of all material Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Plans, and all amendments thereto have been provided or made available to the Acquirors or their representatives.

                  (b) Each of the Plans has been administered in accordance with its terms and in substantial compliance with Applicable Law (including, where applicable, ERISA and the Code), except where the failure to so administer such Plan would not have or be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

                  (c) Each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and Seller knows of no fact or set of circumstances that has adversely affected, or is reasonably likely to affect adversely, the qualification of such Plan prior to the Closing.

                  (d) Except as set forth in Section 4.11(d) of the Seller Disclosure Letter, no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Business for periods extending beyond their termination of service (by retirement or otherwise), other than (i) coverage mandated by applicable law,
(ii) death benefits under any "pension plan," as that term is defined in Section 3(2) of ERISA or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                  (e) Except as set forth in Section 4.11(e) of the Seller Disclosure Letter, there are no pending or, to the Knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto, except where the failure to so administer such Plan would not have or be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

                  (f) No liability has been incurred by or is expected to be incurred by any Seller Participant or any entity which is considered one employer with any Seller Participant under Section 4001 of ERISA or Section 414 of the Code that could subject Buyer or any of its Affiliates to liability under Title IV of ERISA, Section 302 of ERISA, Sections 412 or 4971 of the Code or COBRA. Except as set forth in Section 4.11(f) of the Seller Disclosure Letter, no Employee is party to any individual Contract for the employment of the Employee or the provision of severance, retention or change of control benefits. No Seller Participant nor any Affiliate thereof is required to contribute to, or has been required to contribute to, any "multiemployer plan" (as defined in Section 3(37) or 4001(a)(3) of ERISA) with respect to Employees. No Plan is maintained outside of the United States or covers any Employee outside of the United States. For the avoidance of doubt, except as otherwise specifically set forth in Section 6.8, neither the Buyer nor any of its Affiliates shall have any obligation or liability with respect to any Plan, and Seller shall be solely responsible for and shall retain all liabilities with respect to the Plans (including without limitation all obligations and liabilities with respect to the Seller's Business Performance Incentive Plan (2006) and all severance, retention, stock option, restricted stock or other equity compensation plans, programs or arrangements).

                  (g) All hourly-paid Affected Employees (whether Represented Employees or Non-Represented Employees) whose principal place of business is the Androscoggin Mill, the Bucksport Mill or the Sartell Mill are covered by the plant closure provisions set forth in Benefit Schedule A-1 or Benefit Schedule B-35 to the Seller Retirement Plan (the "Plant Closure Provisions"), and the transactions contemplated by this Agreement will constitute a plant closure for purposes of the Plant Closure Provisions.

                  Section 4.12 Intellectual Property.

                  (a) Section 4.12(a)(i) of the Seller Disclosure Letter sets forth all Registered Intellectual Property included in the Equity Intellectual Property and Section 4.12(a)(ii) of the Seller Disclosure Letter sets forth all Registered Intellectual Property included in the Transferred Intellectual Property, and includes for each listed item (A) as applicable, the jurisdiction, serial/application number, patent or registration number, filing date, and issuance or registration date, and (B) as applicable, the owner of record or applicant. Except as disclosed in Section 4.12(a)(iii) of the Seller Disclosure Letter, with respect to each item of Registered Intellectual Property that is required to be identified in Sections 4.12(a)(i) and (ii) of the Seller Disclosure Letter: (x) the applicable Seller Participant is the sole owner and possesses all right, title, and interest in and to such item in the listed country or jurisdiction, free and clear of all Liens (other than Permitted Liens) and (y) the Seller Participants have not granted to any Person any license, option or other rights in or to such item; and no Seller Participant has received written notice of any pending or threatened action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand that challenges the legality, validity, enforceability, registration, ownership or use of such item in the listed country or jurisdiction, except for office actions issued in the ordinary course by the U.S. Patent and Trademark Office or any similar office in any foreign jurisdiction.

                  (b) Except as set forth in Section 4.12(b)(i) of the Seller Disclosure Letter, the Seller Participants have such ownership of, or other rights by a valid and enforceable license or other agreement to use, all Intellectual Property that is necessary for or actually used in the conduct of the Business as currently conducted in all material respects. Except as set forth in Section 4.12(b)(ii) of the Seller Disclosure Letter, the execution and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to any right of any third Person to terminate, the right of Buyer to own or use the Transferred Intellectual Property, the Equity Intellectual Property, or the Third Party Intellectual Property (other than off-the-shelf Software licenses and Software used by Seller on behalf of the Business in performing its obligations under the Transition Services Agreement) nor require the consent of any Governmental Entity or any third Person in respect of any such Intellectual Property, except as would not, either individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect. Except as set forth in Section 4.12(b)(iii) of the Seller Disclosure Letter, there are no actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands or litigation pending or, to the Knowledge of Seller, threatened in writing by any person against any Seller Participant alleging that any of the Transferred Entities, Transferred Subsidiaries or the conduct of the Business infringes, misappropriates, dilutes or otherwise violates the Intellectual Property rights of any other Person. Except as set forth in Section 4.12(b)(iv) of the Seller Disclosure Letter, to the Knowledge of Seller, no Person is infringing, misappropriating, diluting or otherwise violating any of the Transferred Intellectual Property, Equity Intellectual Property or the Excluded Intellectual Property that is to be licensed to Buyer in accordance with Section 6.13(b).

                  (c) The Seller is taking or has taken all material actions that it reasonably believes are necessary to maintain and protect each item of Transferred Intellectual Property or Equity Intellectual Property consistent with the actions that Seller takes with respect to similar Intellectual Property used or held for use in its retained business.

                  Section 4.13 Labor Relations. Seller has previously delivered to the Acquirors or their representatives copies of all collective bargaining agreements or union contracts relating to the Business to which the Seller is a party, which are listed in Section 4.13(a) of the Seller Disclosure Letter. Except as set forth in Section 4.13(b) of the Seller Disclosure Letter, (i) there is no material labor strike, dispute, slowdown, stoppage or lockout ongoing, or to the Knowledge of Seller threatened, against or affecting employees of the Business; (ii) there is no unfair labor practice charge or complaint against Seller relating to the Business pending for which written notice has been provided or, to the Knowledge of Seller, threatened before the National Labor Relations Board or any similar Governmental Entity; (iii) to the Knowledge of Seller, Seller has not received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Business and no such investigation is in progress; (iv) the Seller Participants are in material compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational health and safety, equal employment opportunity, and affirmative action; (v) no material grievances or arbitration proceedings arising out of or under the collective bargaining agreements listed in Section 4.13(a) of the Seller Disclosure Letter are pending against Seller; and (vi) no Litigation by or on behalf of Employees is pending, or to the Knowledge of Seller, threatened in writing against Seller, the Transferred Subsidiaries or the Transferred Entities other than, with respect to clauses (ii), (iv) and (v) above, such matters that would not have or be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

                  Section 4.14 Environmental Matters. Except as set forth in
Section 4.14 of the Seller Disclosure Letter:

                  (a) The Seller Participants are in material compliance with all Environmental Laws applicable to it in the conduct of the Business, except for any non-compliance that would not have or be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. Seller possesses all material Environmental Permits required under applicable Environmental Laws for the conduct of the Business, and is in compliance in all material respects with the terms and conditions thereof. Section 4.14(a)(i) of the Seller Disclosure Letter sets forth a complete list of such Environmental Permits.

                  (b) To the Knowledge of Seller, there have been no material Releases (except for releases in accordance with valid Environmental Permits) of any Hazardous Substances at any of the properties of Seller to be transferred pursuant to this Agreement which have resulted or may result in liability under Environmental Law.

                  (c) Within the last two (2) years, no Seller Participant has received written notice of, and is not, to the Knowledge of Seller, the subject of, any threatened actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or noncompliance with any Environmental Law relating to the Real Property or the Business, other than any of the foregoing that would not have or be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

                  (d) Seller has made available to the Acquirors or their representatives either in the electronic data room compiled by Seller in connection with the transaction contemplated by this Agreement, at the Mills or by delivery to the Acquirors or the Acquirors' advisors, all environmental reports, studies and audits to the extent related to the Business that are in its possession.

                  (e) Except as set forth in Section 4.14(e) of the Seller Disclosure Letter, Seller is not obligated to provide financial assurance in consideration of the Business under Environmental Law.

                  (f) Section 4.14(f) of the Seller Disclosure Letter contains a complete list of all requirements of Environmental Law for which the deadline (including interim deadlines) for achieving compliance is after the Closing Date and with which the Business is not yet compliant.

                  Section 4.15 Real Property.

                  (a) Section 4.15 (a)(i) of the Seller Disclosure Letter sets forth a list of all Owned Real Property. Except as set forth in Section 4.15(a)(ii) of the Seller Disclosure Letter and subject in all cases to Permitted Encumbrances: (i) the Seller holds or will hold on the Closing Date (but with respect to the Sartell Real Property, at the time of its transfer to Buyer pursuant to Section 6.12) fee simple title, subject only to Permitted Encumbrances, to the Owned Real Property, free and clear of all encumbrances and
(ii) there are no easements, licenses, occupancy agreements, options, rights, concessions, or other operating rights or similar rights of use, written or oral, to which any Seller Participant is a party, granting to any Person the right to purchase, use or occupy any of the Owned Real Property; (iii) Seller Participants have not received notice of any special assessments relating to any Owned Real Property or any portion thereof, and to the Knowledge of Seller, there is no pending or threatened special assessment; and (iv) other than published notice not actually received, to the Knowledge of Seller, there are no pending or contemplated rezoning or special designation proceedings affecting the Owned Real Property.

                  (b) Section 4.15(b)(i) of the Seller Disclosure Letter sets forth a list of all leases relating to the Leased Real Property. True and correct copies of the leases, and all amendments thereto (the "Real Property Leases") relating to the Leased Real Property have been made available to the Acquirors or their representatives prior to the date hereof. The Seller is not in default in any material respect under any Real Property Lease and, to the Knowledge of Seller, no lessor is in default in any material respect under any Real Property Lease. Seller holds valid leasehold title to all of the Leased Real Property, in each case, in accordance with the provisions of the applicable lease or sublease for such Leased Real Property and free of all encumbrances (other than encumbrances affecting the underlying fee estate and Permitted Encumbrances). No Seller Participant has received notice of any special assessment relating to any Leased Real Property or any portion thereof, and to the Knowledge or Seller, there are no pending or threatened special assessments. All of the Real Property Leases are valid, binding, enforceable and in full force and effect and grant in all material respects the leasehold estates or rights of occupancy or use they purport to grant, and such Real Property Leases will not cease to be valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement. The consummation of the transactions contemplated by this Agreement will not constitute a breach or default under such Real Property Leases or otherwise give any landlord a right to terminate any Real Property Lease. Except as set forth in Section 4.15(b)(ii) of the Seller Disclosure Letter, there are no written agreements to which any Seller Participant grants to any other Person a right to purchase, use, or occupy any of the Leased Property.

                  (c) Except as set forth in Section 4.15(c) of the Seller Disclosure Letter, all material improvements and fixtures located on the Real Property are in working condition and in ordinary repair (normal wear and tear excepted and taking into account the age of the underlying asset).

                  (d) The Real Property constitute all the real property used, held or intended to be used in, and all such real property necessary in, the conduct of the Business, including without limitation, ingress and egress to each of the Real Properties. Except as set forth in Section 4.4(a) of the Seller Disclosure Letter, all rights of the Seller in each item of Real Property are transferable to the Buyer without the consent of any third party or governmental agency on terms and conditions substantially similar to those applicable to the Seller Participants immediately prior to the Closing with respect to each item of Real Property and as contemplated by this Agreement.

                  (e) Except as set forth in Section 4.15(e) of the Seller Disclosure Letter, to the Knowledge of Seller, the Seller Participants are in compliance with all material covenants, easements, and permits (other than Environmental Permits) affecting the Owned Real Property, except to the extent non-compliance would have or be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

                  (f) Section 4.15(a) and 4.15(b)(i) of the Seller Disclosure Letter together form a complete list of all Real Property used in the Business.

                  Section 4.16 Material Contracts.

                  (a) Set forth in Section 4.16(a) of the Seller Disclosure Letter is a list of all Contracts, and any amendments thereto, in the categories listed below to which a Seller Participant is a party exclusively in connection with the Business and in effect as of the date hereof, other than Contracts that constitute Retained Assets or Excluded Liabilities:

                           (i) collective bargaining agreement;

                           (ii) employment or consulting agreement providing for annual payments in excess of $100,000;

                           (iii) indenture, mortgage, note, installment obligation, agreement or other instrument, in each case relating to the borrowing of money (other than intercompany accounts), or the guaranty of any obligation for the borrowing of money, except for any such agreement (x) with an aggregate outstanding principal amount not exceeding $350,000 and (y) relating to Excluded Liabilities;

                           (iv) partnership, joint venture or other similar agreement or arrangement requiring the commitment of capital in excess of $350,000;

                           (v) agreement pertaining to any of the Transferred Equity Interests;

                           (vi) agreement granting any Person a license under or otherwise permitting the use by such Person of material Intellectual Property owned by another Person (other than off-the-shelf Software licenses and licenses for Software that are commercially available to the public generally, with an annual license fee of $75,000 or less);

                           (vii) agency, sales representation, brokerage, distribution or other similar agreement providing for annual payments by the Business in excess of $350,000;

                           (viii) supplier contract or other agreement for the purchase of supplies or raw materials other than in the ordinary course of business consistent with past practice providing for annual payments in excess of $350,000;

                           (ix) customer contract or other agreement for the sale of goods or services other than in the ordinary course of business consistent with past practice providing for annual payments in excess of $350,000;

                           (x) agreement regarding the development or purchase of energy for any of the Mills providing for annual payments in excess of $350,000, other than routine arrangements with utility companies;

                           (xi) agreement regarding shipping, transportation or storage of products of the Business providing for annual payments by the Business in excess of $350,000;

                           (xii) lease of personal property requiring annual payments by the Business in excess of $350,000;

                           (xiii) agreement or commitment for capital expenditures or the acquisition or construction of fixed assets, requiring payments by the Business in excess of $2,000,000 for the fiscal year ended December 31, 2006 or any fiscal year thereafter;

                           (xiv) agreement containing covenants not to compete or solicit or otherwise limiting in any material respect the right of the Business to engage in any material line of business or in any geographic area;

                           (xv) agreement for the sale of Assets in excess of $350,000, other than sales of Inventory or other sales of Assets in the ordinary course of business consistent with past practice;

                           (xvi) agreement containing any material
         indemnification obligation by a Seller Participant entered into other than in the ordinary course of business consistent with past practice; and

                           (xvii) agreement (except as otherwise set forth in (i) through (xvii) above or on the Seller Disclosure Letter), entered into other than in the ordinary course of business consistent with past practice and providing for annual payments by the Business in excess of $350,000.

                  The Contracts described in clauses (i) through (xvii) above are collectively referred to as the "Material Contracts."

                  (b) There are no agreements with Affected Employees containing severance payments, change of control payments, stay bonus, or any other right to additional compensation or change in duties or job description triggered by this Agreement or the transactions contemplated hereby, for which the liability will be borne by Buyer.

                  (c) Except as set forth in Section 4.16(c) of the Seller Disclosure Letter, each Material Contract is a valid, binding and enforceable obligation of the relevant Seller Participant and enforceable against such Seller Participant in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity. No Seller Participant is in default under any of the Material Contracts, except for such defaults that would not have or be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

                  Section 4.17 Entire Business; Sufficiency of Assets. The sale of the Assets to Buyer pursuant to this Agreement will convey to Buyer at the Closing Date all of the assets and properties that, together with all rights granted or conveyed under the Ancillary Agreements, are necessary for the operation of the Business and the Acquired Assets as conducted as of the date hereof, except for (i) the Retained Assets set forth in Section 2.2(b)(i)-(iii) and Section 2.2(b)(v)-(xiii) and (ii) those assets and properties set forth in
Section 4.17(a) of the Seller Disclosure Letter.

                  Section 4.18 Brokers and Finders. No broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee, expenses or commission in connection with this Agreement or the transactions contemplated hereby, except for Credit Suisse Securities (USA) LLC and Lazard Freres & Co. LLC which fees will be paid by Seller.

                  Section 4.19 Distributors, Customers and Suppliers. Section
4.19 of the Seller Disclosure Letter sets forth a list of each of the top ten
(10) customers, distributors and suppliers of the Business, on the basis of revenues generated or expenditures made, as applicable, during the twelve months ended December 31, 2005. From December 31, 2005 to the date hereof, none of the customers, distributors or suppliers listed has provided written notice to cancel or terminate its agreement with the Business, other than in accordance with such agreement's terms, or, to the Knowledge of Seller, has threatened in writing to cancel, terminate or materially and adversely modify its agreement with the Business, other than in accordance with such agreement's terms.

                  Section 4.20 No Other Representations and Warranties. None of Seller, any of its Affiliates nor any of their respective officers, employees, agents or representatives makes any express or implied representation or warranty on behalf of Seller or in relation to the Business, other than as expressly set forth in this Article IV. All other representations and warranties, express or implied, are disclaimed by Seller.

                  Section 4.21 Potential Conflicts of Interest. Except as set forth on Section 4.21 of the Seller Disclosure Letter:

                  (a) none of Seller nor any of its Subsidiaries (other than the Transferred Subsidiaries) nor, to the Knowledge of Seller, any executive officer of Seller or of the Business owns, directly or indirectly, any interest in (excepting not more than five percent (5%) stock holdings held solely for investment purposes in securities of any Person that is listed on any national securities exchange or regularly traded in the over-the-counter market) or is an owner, sole proprietor, stockholder, partner, director, officer, employee, consultant or agent of any Person which is a lessor, lessee, customer, licensee, or supplier of the Business (other than pursuant to arrangements on terms that would be obtained on an arms' length basis and other than Contracts entered into by the Seller for the benefit of the Business and the Seller's other businesses); or

                  (b) to the Knowledge of the Seller, none of the executive officers of Seller or of the Business owns, directly or indirectly, in whole or in part, any tangible property, patent, trademark, service mark, trade name, copyright, franchise, invention, permit or license which is used and necessary for the operation of the Business.

                  Section 4.22 FERC Regulations. Seller is not a "public utility" and, without giving effect to the interest Seller owns in Androscoggin Reservoir Power Company, Seller is not (a) a "holding company," or (b) a "holding company" in a "holding company system" that includes a "transmitting utility" or an "electric utility," as each of the foregoing terms is defined in the Federal Power Act, as amended, or the regulations of the FERC promulgated thereunder.

                  Section 4.23 Product Liability and Warranty Claims. Except as set forth on Section 4.23 of the Seller Disclosure Letter, to the Knowledge of Seller, as of the date hereof, there is no (i) product liability claim or (ii) claim for breach of warranty, or failure to meet product or service specifications, in each case for damages in excess of $300,000, with respect to products produced or sold and services provided by the Business (other than claims that are Excluded Liabilities in accordance with Section 2.3(b)(vii)).

                  Section 4.24 Insurance. Section 4.24 of the Seller Disclosure Letter sets forth a list of all the Insurance Policies (including Occurrence Based Insurance Policies), together with the name of the insurer, policy number, type of coverage, limits, date of issue and applicable business unit deductible. All of the Insurance Policies are in full force and effect as of the date hereof and the Seller is not in material default thereunder and, since January 1, 2005, there has been no denial or reservation of rights in respect of any claim.

                  Section 4.25 Investment Representations.

                  (a) Seller is acquiring the Profits Interest to be acquired by it hereunder for its own account, solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the federal securities laws or any applicable foreign or state securities law.

                  (b) Seller is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

                  (c) Seller understands that the acquisition of the Profits Interest to be acquired by it pursuant to the terms of this Agreement involves substantial risk. Seller has experience as an investor in securities and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that Seller is capable of evaluating the merits and risks of its investment in the Profits Interest to be acquired by it pursuant to the transactions contemplated hereby.

                  (d) Seller understands that the Profits Interest to be acquired by it hereunder have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof. Seller acknowledges that such securities may not be transferred or sold except pursuant to the registration and other provisions of applicable securities laws or pursuant to an applicable exemption therefrom.

                  (e) Seller acknowledges that the offer and sale of the Profits Interest to be acquired by it in the transactions contemplated hereby has not been accomplished by the publication of any advertisement.

                  (f) Seller acknowledges that the offer, purchase and sale of Profits Interest to be issued to Seller was made in the State of New York.

                  Section 4.26 Qualifications for Certain Wastewater Permit Transfers. Except as previously disclosed to Acquirors, to the Knowledge of Seller, there is no reason (related to any fact or circumstance concerning the Seller or its Affiliates) that would cause the Seller to believe that any governmental authority would not to permit the transfer of any of the Wastewater Permits to the Acquirors in order to satisfy the condition contained in Section 7.2(h).

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIRORS

                  Each of the Acquirors hereby represents and warrants to Seller as follows:

                  Section 5.1 Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of its state of formation. Parent is a limited partnership duly formed, validly existing and in good standing under the laws of its state of formation. Each of the Acquirors has heretofore delivered to Seller complete and correct copies of its organizational documents, as currently in effect.

                  Section 5.2 Authorization. Each of the Acquirors has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the governing body of each of the Acquirors and no other proceeding on the part of either of the Acquirors is necessary to authorize the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. This Agreement has been, and the Ancillary Agreements will be, duly executed and delivered by each of the Acquirors, as applicable, and, assuming the valid execution and delivery by all counterparties thereto, will constitute, a valid and binding agreement of each of the Acquirors, as applicable, enforceable against both of the Acquirors in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principals of equity.

                  Section 5.3 Consents and Approvals; No Violations; Governmental Filings.

                  (a) Neither the execution, delivery or performance of this Agreement and the Ancillary Agreements nor the consummation by either of the Acquirors, as applicable, of the transactions contemplated hereby or thereby, including the issuance of the Profits Interest, will (i) conflict with or result in any breach or violation of any provision of the organizational documents of either of the Acquirors, (ii) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in any termination, cancellation or acceleration, or give rise to any such right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other instrument or obligation to which either of the Acquirors is a party or by which either of the Acquirors or any of their assets is subject or by which any of them may be bound, (iii) violate any order, injunction, decree, statute, rule or regulation applicable to either of the Acquirors or (iv) result in the creation or imposition of any Lien upon any properties, assets or business of either of the Acquirors, excluding from the foregoing clauses (ii), (iii) and (iv), such conflicts, defaults, rights, security interests, Liens or violations that would not adversely affect the ability of, or timing for, either of the Acquirors, as applicable, to consummate the transactions contemplated by this Agreement or the Ancillary Agreements.

                  (b) No Governmental Filings are required to be obtained or made by either of the Acquirors or their Affiliates in connection with the execution, delivery or performance by either of the Acquirors, as applicable, of this Agreement or the Ancillary Agreements or the consummation by either of the Acquirors, as applicable, of the transactions contemplated hereby or thereby, except (i) Governmental Filings under the HSR Act or any other Competition Law,
(ii) Governmental Filings that become applicable as a result of the business or activities (including the Business) in which Seller engages or as a result of any acts or omissions by, or the status of or any facts pertaining to, Seller,
(iii) Governmental Filings with FERC under the Federal Power Act and (iv) such other Governmental Filings, the failure of which to be obtained or made would not adversely affect the ability of, or timing for, either of the Acquirors, as applicable, to consummate the transactions contemplated by this Agreement or the Ancillary Agreements.

                  Section 5.4 Capitalization.

                  (a) As of the date hereof, the authorized Equity Interests of Parent consist of $1,000 of capital, all of which represent General Partner interests. Except as contemplated by this Agreement and the Ancillary Agreements, there are no outstanding Equity Interests, agreements or other commitments pursuant to which Parent is or may become obligated to issue any Equity Interests. All of the outstanding Equity Interests of Parent have been duly authorized and validly issued. The Profits Interest and the Units to be issued to Seller pursuant to this Agreement and under the terms of the Amended and Restated Limited Partnership Agreement will be duly authorized and validly issued. Other than as set forth above, Parent has no other Equity Interests authorized, reserved for issuance, issued or outstanding and there are no voting trusts or other agreements or understandings to which Parent is bound with respect to the Equity Interests of Parent.

                  (b) At Closing, Seller will hold Units representing ten percent of the Equity Interests of Parent, and the Apollo Partners (as such term is defined in the Amended and Restated Limited Partnership Agreement) will hold ninety percent of the Equity Interests of Parent, in each case, on a fully diluted basis.

                  Section 5.5 Availability of Funds. Buyer has or will have available, at or prior to Closing, sufficient cash pursuant to the commitment letters referred to in the next sentence in immediately available funds to pay the Cash Purchase Price and all costs, fees and expenses necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Buyer has received the executed commitment letters attached to Section 5.5 of the Buyer Disclosure Letter (the "Commitment Letters") with respect to the debt and equity financing arrangements for the transactions contemplated by this Agreement and the Ancillary Agreements (the "Financing"). As of the date of this Agreement, each of the Commitment Letters is in full force and effect and has not been amended or rescinded. The aggregate proceeds of the Financing provided for in the Commitment Letters, together with cash available to Buyer, will be sufficient to pay the Cash Purchase Price and satisfy the other obligations of Buyer and its Affiliates necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

                  Section 5.6 Litigation. As of the date hereof, there is no (i) claim, action, suit, inquiry, judicial or administrative proceeding, arbitration or investigation pending, or, to Knowledge of the Acquirors, threatened, against either of the Acquirors or any of their Affiliates by or before any Governmental Entity or (ii) any order, judgment, writ, injunction or decree of any Governmental Entity against either of the Acquirors or their Affiliates, or any of its properties, assets or business operations, in each case, which has resulted or which could be reasonably likely to result in a prohibition against, or a material delay in completing, all or any part of the transactions contemplated by this Agreement or the Ancillary Agreements.

                  Section 5.7 Brokers or Finders. No broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee, expenses or commission in connection with this Agreement or the transactions contemplated hereby, except for any such fee, expense or commission for which the Acquirors will be responsible.

                  Section 5.8 Investment Representations.

                  (a) Buyer is acquiring the Transferred Equity Interests to be acquired by it hereunder for its own account, solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the federal securities laws or any applicable foreign or state securities law.

                  (b) Each of the Acquirors is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

                  (c) Each of the Acquirors understands that the acquisition of the Transferred Equity Interests to be acquired by Buyer pursuant to the terms of this Agreement involves substantial risk. The Acquirors and their officers have experience as an investor in securities and equity interests of companies such as the ones being transferred pursuant to this Agreement and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that each of the Acquirors is capable of evaluating the merits and risks of its investment in the Transferred Equity Interests to be acquired by it pursuant to the transactions contemplated hereby.

                  (d) Each of the Acquirors understands that the Transferred Equity Interests to be acquired by Buyer hereunder have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof. Each of the Acquirors acknowledges that such securities may not be transferred or sold except pursuant to the registration and other provisions of applicable securities laws or pursuant to an applicable exemption therefrom.

                  (e) Each of the Acquirors acknowledges that the offer and sale of the Transferred Equity Interests to be acquired by it in the transactions contemplated hereby has not been accomplished by the publication of any advertisement.

                  Section 5.9 Solvency. As of the Closing, assuming satisfaction or, if permissible, waiver of the conditions of this Agreement, and after giving effect to the transactions contemplated by this Agreement, including the Financing and the payment of the Consideration, and payment of all related fees and expenses, each of the Acquirors will be Solvent.

                  Section 5.10 FERC Regulations. Neither Acquiror is (a) a "public utility," or (b)(i) a "holding company," or (ii) a "holding company" in a "holding company system" that includes a "transmitting utility" or an "electric utility," as each of the foregoing terms is defined in the Federal Power Act, as amended, or the regulations of the FERC promulgated thereunder.

                  Section 5.11 No Implied Representations. Notwithstanding anything contained in Article IV or any other provision of this Agreement or the Seller Disclosure Letter, each of the Acquirors acknowledges and agrees that neither Seller nor any of its Affiliates is making any representation or warranty whatsoever, express or implied, beyond those expressly given in Article IV of this Agreement, including no implied warranty of merchantability or suitability as to the properties or assets of the Business, and it is understood that, except as otherwise provided in Article IV, each of the Acquirors acknowledges that the Business is being sold "as is" and "where is." In addition, each of the Acquirors acknowledges and agrees that any cost estimates, projections, forecasts and predictions contained or referred to in any materials that have been provided to either Acquiror are not and shall not be deemed to be representations or warranties of Seller or its Affiliates.

                  Section 5.12 Private Offering. No form of general solicitation or general advertising was used by Parent or its representatives in connection with the offer or sale of the Profits Interest. Subject in part to the truth and accuracy of each of Parent's representations and warranties set forth in Article V hereof, no registration of the Profits Interest pursuant to the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Profits Interest. Parent agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Profits Interest or any other securities of Parent so as to require the registration of the Profits Interest pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Profit Interests or other securities are so registered.

                  Section 5.13 Qualifications for Certain Wastewater Permit Transfers. To the Knowledge of the Acquirors, there is no reason (related to any fact or circumstance concerning any of the Acquirors or their Affiliates) that would cause the Acquirors to believe that any governmental authority would not permit the transfer of any of the Wastewater Permits to the Acquirors in order to satisfy the condition contained in Section 7.2(h).

                                   ARTICLE VI
                                    COVENANTS

                  Section 6.1 Conduct of the Business.

                  During the period from the date hereof until the Closing, except as (a) otherwise provided in this Agreement, (b) set forth in Section 6.1(a) of the Seller Disclosure Letter, (c) required by applicable law or (d) consented to in writing by Buyer, (which consent shall not be unreasonably withheld or delayed) Seller (1) shall, and shall cause each of the other Seller Participants to (except to the extent that Seller does not have the authority to cause any Transferred Entity to do so), (x) operate the Business in the ordinary course consistent with past practice in all material respects (for purposes of this clause (x), operating the Business in the ordinary course consistent with past practice with respect to sales and marketing activities shall mean operating in a manner that, in the judgment of the operating management of the Business, is in the best interests of the Business, as if it were a stand-alone business), (y) maintain the Acquired Assets in the ordinary course consistent with past practice in all material respects and will make the budgeted capital expenditures set forth in Section 6.1(a)(1) of the Seller Disclosure Letter within the time periods and in the amounts indicated thereon and (z) use reasonable best efforts, generally consistent with existing practices, to keep available the services of employees and preserve relationships with key customers and suppliers in order to preserve, in all material respects, the goodwill and ongoing operations of the Business at the Closing, and (2) shall not, and shall cause the other Seller Participants not to (in each case only with respect to or for the account of the Business and provided that the following restrictions shall not apply to the Transferred Entities to the extent that such entities may take such actions without the consent of Seller):

                           (i) sell, lease, transfer or dispose of any of the Assets, except sales of Inventory in the ordinary course of business consistent with past practice;

                           (ii) purchase (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any Person or an amount of properties or assets in excess of $10,000,000, except purchases of Inventory in the ordinary course of business consistent with past practice;

                           (iii) permit or allow any Asset to be subjected to any Lien, other than Permitted Liens, Permitted Encumbrances and Liens that will be released at or prior to the Closing;

                           (iv) except in the ordinary course of business consistent with past practice, enter into, materially modify, extend or terminate any Material Contract;

                           (v) except in the ordinary course of business consistent with past practice, enter into, materially modify, extend or terminate any Partially Assumed Contract requiring annual payments by the Business in excess of $350,000;

                           (vi) except in the ordinary course of business consistent with past practice, enter into, materially modify, extend or terminate any lease for real property requiring annual payments in excess of $350,000;

                           (vii) abandon, sell, license, transfer, convey, assign, fail to maintain or otherwise dispose of any item of the Transferred Intellectual Property, Equity Intellectual Property or the Excluded Intellectual Property that is to be licensed to Buyer in accordance with Section 6.13(b); provided that licensing of the Excluded Intellectual Property is permitted to the extent that such licensing would not preclude or impair the licensing of the Excluded Intellectual Property to Buyer as contemplated by this Agreement; and, provided further, that Seller shall be permitted to execute a perpetual non-exclusive, royalty-free license between the Business and Seller's beverage packaging business with respect to the Transferred Intellectual Property that is used on PM1, and the terms of such licenses shall be agreed between Buyer and Seller;

                           (viii) increase in any material manner the compensation of any of the officers or other key employees of the Business, except for such increases as are granted in the ordinary course of business consistent with past practice (which shall include normal periodic performance reviews and related compensation and benefit increases) or in accordance with the terms of any collective bargaining agreement or employment contract as currently in effect, or enter into any agreement with Affected Employees containing severance payments, change of control payments, stay bonus, or any other right to additional compensation or change in duties or job description triggered by this Agreement or the transactions contemplated hereby, other than such agreements, the liability for which will be borne by Seller, provided that Seller shall be permitted to enter into confidentiality agreements with Affected Employees with respect to such employees' access to co-mingled or sensitive data following Closing pursuant to the Transition Services Agreement, the terms of which agreements shall be no less protective than those in Sections 14 and 15 of the Transition Services Agreement;

                           (ix) adopt, grant, extend, materially increase the rate of compensation under or materially modify any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees of the Business, except increases required by any applicable law, rule or regulation or by the terms of any collective bargaining agreement or employment contract as currently in effect;

                           (x) make any change in any of its present accounting methods and practices, except as required by law or changes in GAAP;

                           (xi) with respect to any Transferred Subsidiary, incur long-term indebtedness in an aggregate amount in excess of $2,500,000;

                           (xii) with respect to any Transferred Subsidiary, make any loans, advances (other than advances in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other Person in an aggregate amount in excess of $2,500,000 (other than intercompany transactions with Seller or any other Subsidiary of Seller in the ordinary course of business consistent with past practice);

                           (xiii) with respect to any Transferred Subsidiary or Transferred Entity, settle any material Tax liability or make any new, or change any existing, material Tax election;

                           (xiv) (A) with respect to any Transferred Subsidiary, issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any class of its capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or other securities, or any rights, warrants or options to acquire same and (B) with respect to any Transferred Entity, sell, or authorize the sale of, any shares of any class of its capital stock or other equity interests owned by Seller or any securities convertible into or exercisable or exchangeable for any such shares or interests;

                           (xv) engage in any transactions with any Affiliate of Seller in connection with the Business, except for any such transactions in the ordinary course of business consistent with past practice;

                           (xvi) settle any legal proceeding where the terms or impact of such settlement has or would reasonably be likely to have a Material Adverse Effect on the Business or would impose any material non-monetary obligation on the Business after Closing;

                           (xvii) engage in any activity with the purpose or intent of (A) accelerating the collection of accounts receivable or (B) delaying the payment of the accounts payable;

                           (xviii) enter into commitments for new capital expenditures that would require payment following the Closing in excess of $5,000,000 in the aggregate, to the extent not otherwise contemplated by Section 6.1(a)(1) of the Seller Disclosure Letter;

                           (xix) amend the organizational documents of any Transferred Subsidiary; or

                           (xx) enter into any agreement to do any of the foregoing.

                  Section 6.2 Access to Information.

                  (a) Between the date of this Agreement and the Closing Date, Seller shall, and shall cause the Transferred Subsidiaries to, subject to applicable law, and subject to any applicable restrictions as to confidentiality (as to which Buyer does not provide indemnification, or the waiver of which Seller shall not have obtained after using reasonable best efforts): (i) give Buyer and its authorized representatives reasonable access to books, records, offices and other facilities and properties and personnel of the Business as Buyer may reasonably request; (ii) permit Buyer and its authorized representatives to make such inspections thereof as Buyer may reasonably request (except that Buyer and its representatives shall specifically be prohibited from conducting any environmental testing at any property of the Business); (iii) furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Business as Buyer may from time to time reasonably request, including such data and benefits information as is reasonably necessary for Buyer to comply with the provisions of Section 6.8; and (iv) provide such information and support to Buyer and its insurance company or broker as is reasonable and customarily required by insurance companies to conduct analysis and investigation for the purpose of underwriting insurance policies and binders substantially similar to the Insurance Policies; provided, however, that any such access shall be provided after reasonable notice during normal business hours under the supervision of Seller's personnel and in such a manner as to not interfere unreasonably with the operations of the Business or the other businesses of Seller or its Affiliates; and provided, further, that neither Seller nor any of its Affiliates shall be required to furnish or make available (A) such books, records or data to the extent that they are subject to a legal privilege that, in the good faith judgment of Seller, may be lost or impaired by virtue of such disclosure or (B) any of its Income Tax Returns (including any combined or consolidated Income Tax Return or any combined or consolidated Tax Returns that include any income or other Tax items from assets or activities that are not exclusively related to the Business). In an effort to prevent any interference or disruption caused by such access, Seller may reasonably limit the number of individuals and the frequency of visits to its facilities. Buyer shall coordinate all such access with a Seller employee who will be identified to Buyer promptly after the execution of this Agreement, and shall not directly or indirectly contact any other employee of Seller or its Affiliates without the prior approval of the designated employee. Prior to the Closing Date, Seller shall provide to Buyer accurate and complete information necessary for Buyer to make actuarial calculations and otherwise assess its liabilities under Section 6.8 of this Agreement.

                  (b) Subject to applicable law and, subject to any applicable restrictions as to confidentiality (as to which Buyer does not provide indemnification, or the waiver of which Seller shall not have obtained after using reasonable best efforts), any books and records relating to the Business (which shall include the insurance information described in clause (iv) of Section 6.2(a)) that are not delivered to Buyer hereunder shall be preserved by Seller for a period no less than seven (7) years after the Closing Date (including any legal holds placed on books and records relating to litigated matters), and will be made available (for review and copying) to Buyer and its authorized representatives following the Closing at Buyer's expense upon reasonable notice during normal business hours, and in a manner as to not unreasonably interfere with the Seller's business to the extent reasonably required by Buyer, except (A) to the extent that such books and records are subject to a legal privilege that, upon advice of Seller's counsel and after taking all reasonable measures to preserve privilege, may be lost or impaired by virtue of such disclosure or (B) for any of its Tax Returns. During such period, Seller shall permit, to the extent permitted by law and upon request of Buyer, Buyer and any of its agents, representatives, advisors or consultants reasonable access to Employees of Seller related to the Business for information related to periods up to and including the Closing. In an effort to prevent any interference or disruption caused by such access, Seller may reasonably limit the number of individuals and the frequency of visits to its facilities; provided that Buyer must reasonably be able to accomplish its purposes within a reasonable amount of time.

                  Section 6.3 Reasonable Best Efforts.

                  (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable including, without limitation, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, including, without limiting the generality of the foregoing, the preparation and filing of the applications under the Federal Power Act and the regulations of FERC thereunder jointly seeking FERC approval of the transfer of each of the FERC Licenses from Seller to Buyer and (ii) using their reasonable best efforts to cause the satisfaction of all conditions to Closing. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to, and provide copies of all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

                  (b) Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement and the Ancillary Agreements. If any party or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as practicable and after consultation with the other party, an appropriate response in compliance with such request.

                  Section 6.4 Antitrust Consents and Approvals.

                  (a) Without limiting the generality of the undertakings pursuant to Section 6.3, each of Seller and the Acquirors shall use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under the applicable U.S. and foreign antitrust or competition laws and regulations ("Competition Laws") to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, furnishing all information required by applicable law in connection with approvals of or filings with any Governmental Entities, including filing, or causing to be filed, as promptly as practicable, any required notification and report forms (x) under the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice or (y) under other applicable non-U.S. laws with the applicable non-U.S. Governmental Antitrust Entities.

                  (b) If any objections are asserted with respect to the transactions contemplated by this Agreement or the Ancillary Agreements under any Competition Law or if any suit or proceeding is instituted or threatened by any Governmental Entity or any private party challenging any of the transactions contemplated by this Agreement or the Ancillary Agreements as violative of any Competition Law, each of Seller, Parent and Buyer shall use its reasonable best efforts to promptly resolve such objections; provided, however, that notwithstanding anything to the contrary in this Agreement, none of Seller or any of its Affiliates shall have any obligation to hold separate or divest any property or assets of Seller or any of its Affiliates, or to defend against any lawsuit, action or proceeding, judicial or administrative, challenging this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby. In furtherance of the foregoing, the Acquirors shall, and shall cause their Affiliates to, take all action, including agreeing to hold separate or to divest any of the businesses or properties or assets of the Acquirors or any of their Affiliates (including any Acquired Assets and the Transferred Equity Interests) and to terminate any existing relationships and contractual rights and obligations, as may be required (i) by the applicable Governmental Entity in order to resolve such objections as such Governmental Entity may have to such transactions under any Competition Law or (ii) by any domestic or foreign court or other tribunal, in any action or proceeding brought by a private party or Governmental Entity challenging such transactions as violative of any Competition Law, in order to avoid the entry of, or to effect the dissolution, vacating, lifting, altering or reversal of, any order that has the effect of restricting, preventing or prohibiting the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements. In addition, the Acquirors shall, and shall cause their Affiliates to, vigorously defend any action or proceeding brought by a private party or Governmental Entity challenging the transactions contemplated hereby or by the Ancillary Agreements as violative of any Competition Law, in order to avoid the entry of, or to effect the dissolution, vacating, lifting, altering or reversal of, any order that has the effect of restricting, preventing or prohibiting the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements (including by pursuing any available appeal process).

                  Section 6.5 Further Assurances.

                  (a) Subject to Sections 6.5(b) and 6.5(c), on and after the Closing Date, each of Seller, Buyer and Parent shall cooperate and use their respective reasonable best efforts to take or cause to be taken all appropriate actions and do, or cause to be done, all things necessary or appropriate to consummate and make effective the transactions contemplated hereby, including the execution of any additional documents or instruments of any kind, the obtaining of consents which may be reasonably necessary or appropriate to carry out any of the provisions hereof (including the third party consents pursuant to the Contracts set forth on Section 4.4 of the Seller Disclosure Letter) and the taking of all such other actions as such party may reasonably be requested to take by the other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

                  (b) Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be deemed to require the conveyance, assignment or transfer of any Asset that by its terms or by operation of applicable law cannot be conveyed, assigned, transferred or assumed. To the extent a party hereto has been unable to obtain any governmental or any third party consents or approvals required under applicable law for the transfer of any Asset and to the extent not otherwise prohibited by the terms of any Assumed Contract or Partially Assumed Contract, Seller and its Affiliates shall continue to be bound by the terms of such applicable Assumed Contract or Partially Assumed Contract, as the case may be, and Buyer shall pay, perform and discharge fully all of the obligations of Seller and its Affiliates thereunder (but as to any Partially Assumed Contract, only to the extent provided in the Partial Contract Assignment) from and after the Closing to the extent that the corresponding benefit is received. Seller shall, without consideration therefor, pay, assign and remit to Buyer promptly all monies, rights and other consideration received in respect of such performance. To the extent permitted by law, Seller and its Affiliates shall exercise or exploit their rights in respect of such Assets only as reasonably directed by Buyer and at Buyer's expense. Each party hereto shall continue to use reasonable best efforts to obtain at the earliest practicable date all unobtained consents or approvals required to be obtained by it in connection with the transfer of the Assets or performance of any Ancillary Agreement; provided, that, except as set forth in Section 6.13, neither Seller, Buyer nor any of their Affiliates shall be required to pay any consideration, other than a de minimis amount, in connection with such consents or approvals unless Buyer agrees to pay such amounts. If and when any such consents or approvals shall be obtained, then Seller and its Affiliates shall promptly (i) assign their rights and obligations thereunder to Buyer without payment of consideration and Buyer shall, without the payment of any consideration therefor, assume such rights and obligations or (ii) perform under the Ancillary Agreement, as applicable. Each party shall execute such good and sufficient instruments as may be necessary to evidence such assignment and assumption.

                  (c) Notwithstanding anything to the contrary contained herein, Seller and Buyer shall cooperate with each other and use reasonable best efforts to obtain any consents from vendors that are necessary in order to provide the services contemplated by the Transition Services Agreement. In the event that Seller is unable to obtain any such consent, the parties will work together to agree upon a commercially reasonable alternative arrangement. Any costs and expenses incurred by Seller (i) in connection with obtaining and implementing such consents and (ii) in connection with the implementation of any such commercially reasonable alternative arrangement shall be borne 50% by Buyer and 50% by Seller, provided that Buyer shall continue to be responsible for paying the ongoing fees, if any, that are specified in the Transition Services Agreement for the associated services. Except as set forth in this Section 6.5(c), all costs and expenses associated with services provided pursuant to the Transition Services Agreement shall be borne by the parties in accordance with the provisions of the Transition Services Agreement.

                  (d) Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be deemed to require the conveyance, assignment or transfer of any Asset that would result in the loss of the attorney-client or work product privilege by Seller with respect to any Retained Asset or Excluded Liability. To the extent that any such privileged Assets are inadvertently transferred to Buyer, Buyer and Seller hereby agree that such transfer will not result in the loss of Seller's privilege, and each party shall take all reasonable actions necessary to prevent the loss of Seller's privilege.

                  (e) Should Seller, in its reasonable discretion, determine after the Closing that books, records or other materials constituting Acquired Assets are still in the possession of Seller or any of its Affiliates, Seller shall or shall cause such Affiliates to promptly deliver them to Buyer at no cost to Buyer. Should Seller or Buyer, in its reasonable discretion, determine after the Closing that books, records or other documents constituting Excluded Assets were delivered to Buyer, Buyer shall promptly return them to Seller at no cost to Seller.

                  Section 6.6 Communications with Customers and Suppliers. Prior to the Closing, the Acquirors shall not, and shall cause their Affiliates and representatives not to, contact, or engage in any discussions or otherwise communicate with, any of the Business' customers, suppliers and others with whom it has material commercial dealings without obtaining the prior written consent of Seller (which will not be unreasonably withheld but, if given, may be conditioned on Seller having the right to participate in any meetings or discussion with any such customers, suppliers or others).

                  Section 6.7 Publicity. Neither Seller nor the Acquirors shall issue any press release or otherwise make any public announcement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable law or stock exchange regulation. Notwithstanding anything in this Section 6.7 to the contrary, Seller and the Acquirors shall, to the extent practicable, consult with each other before issuing, and provide the other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby, whether or not required by law or stock exchange requirements.

                  Section 6.8 Employees and Employee Benefits.

                  (a) Employment. Prior to the Closing, Buyer shall offer, or cause a Subsidiary of Buyer to offer, employment to each person who is a full time or part time employee of the Seller employed in the Business immediately prior to the Closing who is listed in Section 6.8(a)(i) of the Seller Disclosure Letter, including, without limitation, those certain employees of the Seller whose principal place of business is Memphis, Tennessee, whose primary function is to support the Business and who are listed on Section 6.8(a)(i) of the Seller Disclosure Letter in the categories marked "Business Staff Group" or "HR" and identified as being located in the Memphis office (the "Headquarters Business Employees") and those certain other employees of the Seller who provide services in support of the Business, who are listed in the categories marked "Business Staff Group," "Fiber Procurement/Woodyards," "IT Employees," and "Communications" of Section 6.8(a)(i) of the Seller Disclosure Letter and are not identified as being located in the Memphis office (the "Additional Administrative Employees"). Section 6.8(a)(i) of the Seller Disclosure Letter lists the date of hire, position, base compensation, bonus opportunity, hourly or salaried status of each such employee, and whether such employee is a Represented Employee or a Non-Represented Employee (as defined below) which shall be updated as of the Closing Date. Section 6.8(a)(ii) of the Seller Disclosure Letter separately identifies the number of Inactive Employees (as set forth below) by location and position and shall set forth the general reason for the individual's inactive status (including, without limitation, short term disability, an approved leave of absence or layoff) and the expected dates of return to work (where available). Those employees who accept such offer shall be referred to herein as "Affected Employees". Each such offer to any employee listed in Section 6.8(a)(i) of the Seller Disclosure Letter whose terms and conditions of employment are not governed by a collective bargaining agreement shall (i) be on terms and conditions substantially comparable in the aggregate (including with respect to position, duties, responsibilities, compensation and incentives) to those provided to such employee immediately prior to the Closing;
(ii) other than with respect to the Headquarters Business Employees, provide for such employee to continue working at the same work location at which such employee customarily provided services prior to the Closing, except that an Additional Administrative Employee may be required to work at a new work location, provided that any increase in the distance from such employee's residence to the new work location over the distance from such employee's residence to the employee's pre-Closing work location is less than fifty (50) miles; and (iii) provide a base rate of pay or salary not less than the rate in effect for such Affected Employee immediately prior to the Closing Date. Each such employee whose terms and conditions of employment are not governed by a collective bargaining agreement who accepts such offer shall be referred to herein as a "Non-Represented Employee". Notwithstanding the foregoing, any offer of employment to an Affected Employee who is on short-term disability leave or any approved leave of absence (each an "Inactive Employee") shall be conditioned on such Inactive Employee being ready and able to return to work within six months following the Closing Date.

                  (b) Substantially Comparable Benefits; Non-Represented Employees. With respect to any Non-Represented Employee, for a period of one year following Closing, Buyer shall provide, or cause to be provided, (i) employee benefits (other than equity compensation) to each Non-Represented Employee that are substantially comparable in the aggregate to those benefits provided to or maintained for such Non-Represented Employee prior to the Closing (other than benefits under a defined benefit plan) and (ii) a defined benefit plan that is comparable to the defined benefit plan provided to or maintained for such Non-Represented Employee prior to the Closing or, if Buyer does not provide such a comparable defined benefit plan, Buyer must replace such defined benefit plan with a defined contribution plan or include a defined contribution plan feature in a plan provided under (i) above that requires an annual Buyer contribution of at least 2.75% of the aggregate base pay of all such Non-Represented Employees. If the Buyer chooses to satisfy its obligations under
Section 6.8(b)(ii) with a comparable defined benefit plan, a defined contribution plan or defined contribution plan feature, such plan or such feature, as the case may be, shall not be taken into account in determining whether Buyer has satisfied its obligations under Section 6.8(b)(i). Notwithstanding the foregoing provisions of this Section 6.8, the Buyer's obligation to provide substantially comparable benefits in the aggregate pursuant to Section 6.8(b)(i) shall take into account any decrease to Non-Represented Employee benefits announced by the Seller or its Affiliates on or prior to the Closing.

                  (c) Assumption of Collective Bargaining Agreements; Represented Employees. With respect to any Affected Employee whose terms and conditions of employment are governed by any of the collective bargaining agreements listed on Section 6.8(c) of the Seller Disclosure Letter (each a "Represented Employee"), Buyer agrees to assume the collective bargaining agreements listed on Section 6.8(c) of the Seller Disclosure Letter as of the Closing and to continue all terms and conditions of employment under such collective bargaining agreements through the expiration, modification or termination of such agreements in conformity with applicable law. For purposes of this Section 6.8(c) only, the United Steelworkers of America will have third-party beneficiary rights with respect to the obligations and covenants of Buyer under this Section 6.8(c) with respect to such collective bargaining agreements to which the United Steelworkers of America is a party. Except as set forth in the immediately preceding sentence, no employee or collective bargaining representative thereof shall have any third party beneficiary rights with respect to this Agreement.

                  (d) Service Credit, Deductibles, and Preexisting Conditions. Buyer agrees that, for purposes of all employee benefit plans (including, but not limited to, all "employee benefit plans" within the meaning of Section 3(3) of ERISA, and all policies, arrangements and employee fringe benefit programs, including vacation policies) of Buyer and its Subsidiaries (such plans, programs, policies and arrangements, the "Buyer Plans") in which Affected Employees may participate following the Closing, full credit will be given to the Affected Employees for service previously credited with Seller prior to the Closing; provided, however, that such crediting of service shall not result in a duplication of benefits; and provided, further, that such crediting of service need not be given for benefit accrual purposes under any Buyer Plan that is a "defined benefit plan" (as defined in Section 3(35) of ERISA). The Buyer shall use reasonable best efforts to provide that Affected Employees shall also be given full credit for any deductible or co-payment amounts paid in respect of the plan year in which the Closing occurs, to the extent that, following the Closing, they participate in any corresponding Buyer Plan for which deductibles or co-payments are required. Buyer shall also cause each Buyer Plan to waive any pre-existing condition exclusion or restriction, any waiting period limitation, or any evidence of insurability requirements for the Affected Employees to the extent such exclusions, restrictions, limitations or requirements had been waived or satisfied under the terms of any corresponding Seller Plan immediately prior to the Closing.

                  (e) Savings Plan. As soon as practicable following the Closing
Date:

                           (i) Buyer shall provide Seller with such documents and other information as Seller shall reasonably request to assure itself that the savings plan that Buyer will establish prior to (or as soon as reasonably practicable following) Closing (the "Buyer Savings Plan") provides for the receipt of eligible rollover distributions (as such term is defined under Section 402 of the Code) from the Affected Employees;

                           (ii) Buyer shall provide Seller with such documents and other information as Seller shall reasonably request to assure itself that the Buyer Savings Plan and the trust established in connection therewith are qualified and tax-exempt under Sections 401(a) and 501(a) of the Code; and

                           (iii) Seller shall provide Buyer with such documents as Buyer shall reasonably request to assure itself that the accounts of the Affected Employees under the International Paper Salaried Savings Plan (the "SSP") and the International Paper Hourly Savings Plan (the "HSP") (each, a "Seller Savings Plan"), if distributed to such Affected Employees, would be eligible rollover distributions.


Seller shall 100% vest or cause to be 100% vested, as of the Closing Date, the accounts under the SSP and HSP for each Affected Employee. Each Affected Employee who is a participant in a Seller Savings Plan shall be given the opportunity to "roll over" such account balance by way of an eligible rollover distribution to the Buyer Savings Plan, subject to and in accordance with the provisions of such Plan and applicable law. Notwithstanding anything in this Agreement to the contrary, each Affected Employee who is eligible to participate in a Seller Savings Plan will become eligible to participate in the Buyer Savings Plan as soon as reasonably practicable after the Closing Date.

                  (f) Retirement Plan. Neither Buyer nor any of its Affiliates shall become sponsoring employers of the Retirement plan of International Paper Company (the "Seller Retirement Plan"). Affected Employees who are participants in the Seller Retirement Plan shall be entitled to the payment of benefits under the Seller Retirement Plan solely in accordance with its terms.

                  (g) Subsequent Terminations or Lay-offs; Severance Pay. In the event that any Non-Represented Employee who participates in Seller's Salaried Employee Severance Plan (the "SESP") immediately prior to the Closing is discharged by Buyer or any Subsidiary of Buyer within twelve (12) months after the Closing Date (other than for "cause" or because of such Non-Represented Employee's voluntary termination or retirement), then Buyer shall treat such Non-Represented Employee, and shall be responsible for severance and six (6) months medical and dental continuation coverage at no cost to such Non-Represented Employee (but not outplacement services and the continued Employee Assistance Program), in accordance with provisions of the SESP and the SESP Benefits Exhibit, as referenced in Section 6.8(g) of the Seller Disclosure Letter. Buyer will maintain such severance and benefits for at least twelve (12) months after the Closing Date. Buyer shall be responsible and assume all liability for all notices or payments due to any Affected Employee, and all notices, payments or assessments due to any Government Entity, pursuant to any applicable federal, state or local law, common law, statute, rule or regulation with respect to the employment, discharge or layoff of employees by the Business after the Closing, including but not limited to the WARN Act, and any rules or regulations as have been issued in connection with the foregoing. For a period of ninety (90) days following the Closing, Buyer shall not cause or permit any Affected Employee to suffer an "employment loss" (as defined under the WARN Act) if such employment loss would trigger the requirements of, or any liability under, the WARN Act when aggregated with any "employment losses" experienced by employees of the Business on or prior to the Closing. On or prior to the Closing, Seller shall provide Buyer with a written list of all employees of the Business by facility and operating unit who have experienced an "employment loss" in the ninety (90) days on or prior to the Closing.

                  (h) Vacation. As of the Closing, Buyer will assume all obligations of Seller to Affected Employees for any accrued vacation entitlement and vacation pay entitlement. Subject to applicable law, Seller will have no obligation to make any payment to Affected Employees after the Closing with respect to any such accrued vacation entitlement and vacation pay entitlement. Buyer will give the Affected Employees full credit for their respective service with Seller prior to the Closing Date for purposes of entitlement and accrual of vacation and vacation pay from and after the Closing Date (to the extent Buyer gives credit to its similarly situated employees for such purposes).

                  (i) Pre-Closing Claims. Except as otherwise provided in this
Section 6.8(i) with respect to sickness and disability claims, Seller shall remain responsible for all claims under the applicable Plans for health, accident, injury, sickness, and disability benefits that are deemed incurred prior to the Closing Date by Affected Employees. For all purposes under such Plans, such employees shall be considered to have terminated employment with Seller as of the Closing Date. For purposes of this Agreement: (i) a claim for health benefits (including, without limitation, claims for medical, prescription drug and dental expenses) shall be deemed to have been incurred on the date on which the related medical service or material was rendered to or received by the Affected Employee claiming any such benefits, (ii) a claim for injury, sickness or disability benefits based on an injury or illness occurring on or prior to the Closing Date shall be deemed to have been incurred prior to the Closing Date if, but only if, a claim relating to any such injury is made within two (2) years after the Closing Date, and (iii) in the case of any claim for benefits other than health benefits and sickness and disability benefits (e.g., life insurance benefits), a claim will be deemed to have been incurred upon the occurrence of the event giving rise thereto. As of the Closing, any Affected Employee who is receiving benefits under Seller's short-term disability program shall be deemed to be an employee of Seller until such time as such employee is no longer eligible for Seller's short-term disability program. If at such time such Affected Employee will be returning to work, such employee shall be employed by Buyer in accordance with the terms of Sections 6.8(a) or 6.8(c) hereof, as applicable. If at such time such employee will be eligible for long-term disability benefits or disability retirement, such employee shall receive such benefits under Seller's long-term disability program or pension plan.

                  (j) Disabled Employees. Seller shall remain responsible for
(i) all benefits payable to employees of the Business who, as of the close of business on the day immediately preceding the Closing Date, were determined to be totally and permanently disabled in accordance with the applicable provisions of Seller's health, accident, sickness, salary continuation, or short-term or long-term disability benefits plans or programs, and (ii) all workers compensation claims based on injuries occurring on or prior to the Closing Date; provided, however, that a workers compensation claim relating to any such injury is made within two (2) years after the Closing Date.

                  (k) Retiree Life and Health. Seller shall provide retiree life insurance and health benefits as required under the provisions of any applicable Plan to any Affected Employee who was eligible for such benefits (i.e., who met the applicable age and service requirements but has not yet retired) as of the close of business on the day immediately preceding the Closing Date. For the avoidance of doubt, nothing in this Agreement shall obligate Buyer to provide retiree medical insurance, retiree life insurance or other retiree welfare benefits to any Non-Represented Employee.

                  (l) No Right of Employment. Nothing contained herein, express or implied, is intended to confer upon any Affected Employee any right to continued employment for any period by reason of this Agreement. Nothing contained herein is intended to confer upon any Affected Employee any particular term or condition of employment other than with respect to the particular employee benefit plans or severance plans, policies or arrangements expressly referred to in this Agreement.

                  Section 6.9 Tax Matters.

                  (a) Return Filings, Refunds and Credits.

                           (i) Seller shall prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis, all Tax Returns with respect to the Business (including any Tax Returns of the Transferred Entities or the Transferred Subsidiaries for which Seller currently has filing responsibility) for taxable periods ending on or prior to the Closing Date, and pay or cause to be paid the amounts shown as due and payable on such Tax Returns.

                           (ii) Buyer shall prepare, or cause to be prepared, file, or cause to be filed, on a timely basis, all other Tax Returns with respect to the Business and pay or cause to be paid the amounts shown as due and payable on such Tax Returns. Except as otherwise required by Applicable Law, the computation of Taxes and the reporting of items for a Straddle Period shall be in a manner consistent with the manner in which such Taxes were computed and such items were reported in preceding taxable periods. Before filing any Tax Return with respect to any Straddle Period, Buyer shall provide Seller with a copy of such Tax Return at least ten (10) days prior to the earlier of (x) the last date for timely filing such Tax Return (giving effect to any valid extensions thereof) and (y) the date of actual filing of such Tax Return, accompanied by a statement calculating in reasonable detail Seller's indemnification obligation pursuant to Section 6.9(c)(i). Notwithstanding anything in this Agreement to the contrary, if Buyer fails to provide Seller with either a copy of such Tax Return or such statement within the time frame described above, Seller's indemnification obligation under Section 6.9(c)(i) shall be reduced to the extent of any liability incurred as a result of the failure of Buyer to timely provide Seller a copy of such Tax Return or such statement. If for any reason Seller does not agree with Buyer's calculation of its indemnification obligation, Seller shall notify Buyer of its disagreement within five (5) days of receiving a copy of the Tax Return and Buyer's calculation, and such dispute shall be resolved pursuant to the Tax Dispute Resolution Mechanism. If Seller agrees with Buyer's calculation of its indemnification obligation, Seller shall pay to Buyer the amount of Seller's indemnification obligation at least one business day prior to the last date for timely filing such Tax Return (including any valid extensions thereof).

                           (iii) Seller and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns (including claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Seller recognize that Seller and its affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information relating to the Business to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer agrees that (A) from and after the Closing Date, Buyer shall, or shall cause the Transferred Subsidiaries and their successors to (1) retain and maintain such records until the earlier of (x) the expiration of the statute of limitations for the Tax periods to which the Tax Returns and other documents relate to or (y) such time as the other party agrees in writing that such retention and maintenance is no longer necessary and (2) allow Seller and its agents and representatives (and agents and representatives of any of its affiliates), at Seller's expense and during regular business hours, to inspect, review and make copies of such records as Seller may reasonably deem necessary or appropriate from time to time.

                           (iv) Any refunds or credits of Taxes of the Business received by Buyer or the Transferred Subsidiaries plus any interest received with respect thereto from the applicable taxing authority for any Pre-Closing Tax Period (including, without limitation, refunds or credits arising by reason of amended Tax Returns filed after the Closing Date) shall be for the account of Seller other than (a) any refunds or credits that were included in the calculation of the Final Net Working Capital Amount, (b) any refund or credit of property tax which is directly attributable to a capital expenditure or similar action of Buyer, the Transferred Subsidiaries, the Transferred Entities or any Affiliate taken after the Closing and (c) any refund or credit that arises as a result of a carryback of a loss or other Tax benefit from a Post-Closing Tax Period, which shall be for the account of Buyer, provided, however, that Buyer shall indemnify Seller for any loss or reduction in any credit or other Tax attribute for any Pre-Closing Tax Period as a result of the carryback of such loss or other Tax benefit. All other refunds or credits of Taxes of the Business plus any interest received with respect thereto from the applicable taxing authority shall be for the account of Buyer. If one party receives a refund or credit to which the other party is entitled pursuant to this Section 6.9(a)(iv), it shall pay to the other party within 10 days of receipt thereof. To the extent a refund or credit relates to a Tax that is prorated pursuant to Section 6.9(b), such refund or credit shall be prorated using the principles set forth in
         Section 6.9(b).

                           (v) If an audit adjustment, amended Tax Return or amended assessment (an "Adjustment") after the date hereof shall both increase a Tax liability which is allocated to Seller under this
         Section 6.9 (or reduce losses or credits otherwise available to Seller) for a period ending on or before the Closing Date (treating such date as the end of a short taxable year for this purpose) and decrease a Tax liability of (or increase losses or credits otherwise available to) Buyer or any of the Transferred Subsidiaries for a period ending after the Closing Date (treating such date as the end of a short taxable year for this purpose), then Buyer shall promptly pay to Seller an amount equal to the present value amount of such refund, reduction, credit or adjustment, which present value amount shall be determined by using a discount rate equal to the mid-term applicable federal rate in effect on the date on which the Adjustment is made. Similarly, if an Adjustment shall both decrease a Tax liability which is allocated to Seller under this Section 6.9 (or increase losses or credits of Seller) for a period ending on or before the Closing Date and increase the Tax liability of Buyer, the Company or any of the Transferred Subsidiaries (or reduce losses or credits otherwise available to any such corporation after taking into account this Agreement) for a period ending after the Closing Date (treating such date as the end of a short taxable year for this purpose), then Seller shall promptly pay to Buyer an amount equal to the present value amount of such refund, reduction, credit or adjustment, which present value amount shall be determined by using a discount rate equal to the mid-term applicable federal rate in effect on the date on which the Adjustment is made. This Section 6.9(a)(vi) shall be effective with respect to increases and decreases in Tax liability as long as permitted under applicable law.

                           (vi) At Seller's request and expense, Buyer shall, or shall cause the Transferred Subsidiaries to file for and obtain any refunds or credits to which Seller is entitled under this Section 6.9(a)(vi). In connection therewith Buyer will, or will cause the Transferred Subsidiaries to forward to Seller any such refund within ten (10) days after the refund is received (or reimburse Seller for any such credit within ten (10) days after the relevant Tax Return is filed in which the credit is actually applied against the Transferred Subsidiaries, any of their affiliates or any of their successors' liability for Taxes.

                  (b) Proration. Buyer and Seller agree that personal property, real estate, occupancy, intangibles, and any other similar ad valorem Taxes, assessments and other charges, if any, on or with respect to the ownership, use or business and operation of the Acquired Assets will be prorated as of the Closing Date, with Seller liable to the extent such items relate to any time period through and including the Closing Date, and Buyer liable to the extent such items relate to periods subsequent to the Closing Date. Such apportionments shall be made as of the Closing Date and in the case of real property, personal property, intangibles and other similar ad valorem Taxes, shall be based upon the fiscal year for which the same are assessed and shall be apportioned in accordance with the principles of Section 164(d) of the Code. In connection with such proration, in the event that actual amounts are not available at the Closing Date, the proration shall be based upon the actual amount of such Taxes or fees for the preceding year (or appropriate period) for which such actual Taxes or fees are available and such Taxes or fees shall be reprorated upon request of either Seller or Buyer made within sixty (60) days of the date that the actual amounts become available. Seller shall not be responsible for any increased assessments for Post-Closing Tax Periods resulting from the transactions contemplated hereby. Seller and Buyer agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 6.9(b).

                  (c) Tax Indemnification.

                           (i) Notwithstanding anything in this Agreement to the contrary, Seller shall indemnify Buyer and hold it harmless from and against (A) any liability for Taxes (other than Buyer's share of Transfer Taxes pursuant to Section 6.9(c)(iv)) with respect to the Acquired Assets, Taxes of the Transferred Subsidiaries and any Taxes of Seller imposed with respect to the Transferred Entities, in each case for all Pre-Closing Tax Periods, (B) all Tax liability resulting by reason of the several liability of the Transferred Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 or any similar provision of foreign state or local law or by reason of the Transferred Subsidiaries ever having been a member of any consolidated, combined or unitary group on or prior to the Closing Date, (C) all Taxes payable as a result of a breach of any representation or warranty contained in
         Section 4.10 and (D) any liability for its share of Transfer Taxes pursuant to Section 6.9(c)(iv).

                           (ii) The Acquirors shall indemnify Seller and hold it harmless from and against (A) any liability for Taxes with respect to the Acquired Assets, the Transferred Entities and the Transferred Subsidiaries for all Post-Closing Tax Periods, (B) any liability for its share of Transfer Taxes pursuant to Section 6.9(c)(iv) and (C) any liability for Taxes directly attributable to a breach by Buyer of its obligations under the Agreement.

                           (iii) In the case of a Straddle Period, Buyer and Seller shall, to the extent permitted by applicable law, elect with the relevant taxing authority to treat such taxable period for all purposes as a short taxable period ending as of the close of the Closing Date. In any case where applicable law does not permit such an election to be made, Taxes of the Business for the Straddle Period shall be allocated to the Pre-Closing Tax Period using an interim closing-of-the-books method assuming that such taxable period ended at the close of the Closing Date, except that (A) exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a per-diem basis and (B) real property, personal property, intangibles and other similar ad valorem taxes shall be allocated in accordance with the principles of Section 164(d) of the Code.

                           (iv) The parties hereto agree that, notwithstanding any provision to the contrary herein or in the Ancillary Agreements, Seller shall bear all Transfer Taxes up to $5,000,000 in the aggregate and all Transfer Taxes in excess of $5,000,000 shall be borne 50% by Buyer and 50% by Seller. Notwithstanding the foregoing, if and to the extent that the Transfer Taxes actually incurred exceed the Transfer Taxes that would have been incurred if the Assets were sold to Buyer entirely for cash, Seller shall bear the amount of such excess Transfer Taxes. Seller shall prepare and timely file all Tax Returns relating to such Taxes except for such returns that are legally required to be filed by Buyer, in which case Buyer will prepare and file such returns.

                           (v) Notwithstanding anything in this Agreement to the contrary, Seller shall have no liability under this Agreement in respect of Taxes of the Business which are attributable to any action of the Transferred Subsidiaries and Transferred Entities, the Acquirors or any of their respective affiliates with respect to any Straddle Period that occurs after the Closing.

                           (vi) The parties hereto agree that any payments made pursuant to the indemnification provisions in this Section 6.9 or in
         Article IX are intended to be deemed to be an adjustment to the Cash Purchase Price and shall take no position to the contrary for any Tax purpose; provided however, that to the extent that any taxing authority successfully characterizes, in a Final Determination, that any indemnification payments shall be deemed to be income to the party receiving such payments, then the party making such payments shall pay an additional amount to the party receiving such payments to cover appropriate Taxes thereon, and provided, further, that Seller in no event be liable to indemnify or reimburse for any adjustment to the basis of any asset as a result of an adjustment to the Cash Purchase Price under this Section 6.9.

                  (d)      Procedures Relating to Tax Indemnification.

                           (i) If a Tax Claim is made, which, if successful, could result in an indemnity payment pursuant to this Section 6.9, the Tax Indemnified Party shall notify the Tax Indemnifying Party in writing of the Tax Claim within twenty (20) Business Days of receipt of such Tax Claim. If notice of a Tax Claim is not given to the Tax Indemnifying Party within such twenty (20) Business Days or in detail sufficient to apprise the Tax Indemnifying Party of the nature of the Tax Claim, the Tax Indemnifying Party shall not be liable to the Tax Indemnified Party to the extent that the Tax Indemnifying Party's position is prejudiced as a result thereof.

                           (ii) With respect to any Tax Claim which could result in an indemnity payment to Buyer pursuant to Section 6.9(c)(i), Seller shall control all proceedings taken in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limiting the foregoing, may in its sole discretion and at its sole expense pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto; provided that Seller shall not settle any Tax Claim without Buyer's prior written consent, not to be unreasonably withheld, and Buyer shall have the right, at its sole expense, to participate in any appeals, proceedings, hearings or conferences with any taxing authority. In no case shall the Transferred Subsidiaries, Buyer or any of their respective affiliates or successors, settle or otherwise compromise any Tax Claim referred to in the preceding sentence without Seller's prior written consent, not to be unreasonably withheld. Buyer, the Transferred Subsidiaries and their respective affiliates and successors shall cooperate with Seller at Seller's expense in contesting such Tax Claim, which cooperation shall include, without limitation, the retention and (upon Seller's request) the provision to Seller of records and information which are relevant to such Tax Claim and making employees available during normal business hours to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim. Notwithstanding anything in this Section 6.9(d)(ii) to the contrary, with respect to any Tax Claim relating to a United States federal income consolidated Tax Return of the affiliated group of corporations that includes the Transferred Subsidiaries and Seller, Seller shall have the sole right to control and settle all appeals, proceedings, hearings and conferences with the Internal Revenue Service with respect thereto and may, in its sole discretion, either pay the Tax Claim and sue for a refund where applicable law permits such refund suits or contest such Tax Claim in any permissible manner.

                  (e) Tax Dispute Resolution Mechanism. Wherever in this Section
6.9 it is provided that a dispute shall be resolved pursuant to the "Tax Dispute Resolution Mechanism," such dispute shall be resolved as follows: The parties shall submit the dispute to the Settlement Accountant for resolution, which resolution shall be final, conclusive and binding on the parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Settlement Accountant in resolving a dispute shall be paid by Buyer and Seller in proportion to each party's respective liability for Taxes as determined by the Settlement Accountant. The award of the Settlement Accountant shall be rendered as expeditiously as possible, and if practicable, no later than sixty (60) days after the submission of the tax dispute to the Settlement Accountant, unless the parties agree to extend such time period or the Settlement Accountant, at his sole discretion, extends such time period for good cause shown. The determination of the Settlement Accountant shall be final and binding on the parties and may be entered and enforced in any court having jurisdiction.

                  (f) Elections. Except as otherwise specifically provided in this Agreement, Buyer shall not, and shall cause the Transferred Subsidiaries not to, make, amend or revoke any election with respect to Taxes, if such action would adversely affect the tax liability or refund of Seller or any of its affiliates in any taxable period or cause Seller to have an indemnification obligation pursuant to Section 6.9(c)(i).

                  (g) Exclusivity. This Section 6.9 shall be the sole provision governing the retention of records of the Transferred Subsidiaries and the procedures for all indemnification claims, in each case with respect to Taxes.

                  (h) Tax Sharing Agreements. Other than pursuant to this Agreement, any and all existing agreements relating to the allocation and sharing of Taxes (the "Tax Sharing Agreements") between the Business and Seller or any of its affiliates shall be terminated as of the Closing Date. After the Closing Date, none of the Transferred Subsidiaries, Seller or any of its Affiliates shall have any further rights or obligations under any such Tax Sharing Agreements.

                  (i) Sales and Use Tax. Buyer shall deliver to Seller any documentation that is reasonably requested by Seller, that Buyer is legally able to deliver and that is necessary to qualify the transactions contemplated by this Agreement for an exemption from sales and use tax.

                  Section 6.10 No Solicitation and No Hire of Employees. None of Seller or any of its Subsidiaries shall at any time prior to eighteen (18) months from the Closing Date, directly or indirectly, solicit the employment or services of, or hire in any capacity (whether as an employee, consultant, independent contractor or otherwise), any employee of the Business as of the date hereof without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. None of Buyer or any of its Affiliates shall at any time prior to one year from the Closing Date, directly or indirectly, solicit the employment or services of, or hire in any capacity (whether as an employee, consultant, independent contractor or otherwise), any employee of Seller (other than Affected Employees) or its Subsidiaries without Seller's prior written consent. For purposes of this Section 6.10, the term "solicit the employment or services" shall not be deemed to include generalized searches for employees through media advertisements of general circulation, employment firms, open job fairs or otherwise provided that such searches are not focused or targeted on Affected Employees or employees of Seller or its Subsidiaries, as the case may be. For the avoidance of doubt, the first sentence of this Section
6.10 shall restrict only the hiring and solicitation activities of Seller and the Subsidiaries owned by it and nothing in this Agreement shall restrict such activities of any Person or any of its Affiliates who engages in a transaction resulting in the acquisition of a majority of the outstanding shares or all or substantially all of the assets of Seller.

                  Section 6.11 Non-Competition Agreement. During the period beginning on the Closing Date and ending on the third anniversary thereof, neither Seller nor any of its Subsidiaries shall directly or indirectly engage in the manufacture and sale of coated groundwood paper, coated freesheet C2S paper rolls or uncoated groundwood supercalendered paper (collectively, the "Competitive Products"), in each case, for sale to customers in North America in the catalog, magazine, or commercial print markets or inserts for the catalog, magazine, retail, commercial print, or newspaper markets (collectively, a "Competitive Business"); provided, however, that nothing in this Section 6.11 shall:

                           (i) prohibit or prevent Seller or any of its Subsidiaries from acquiring as an investment in the ordinary course of business (including investments by any trust of any of its employee benefit plans) any securities required to be registered under the Securities Exchange Act of 1934, as amended, of any Person engaged in a Competitive Business to the extent that such acquisitions do not result in Seller or any of its Subsidiaries owning in the aggregate 10% or more of any class of such securities;

                           (ii) prohibit or prevent another Person (or its successor) or business from directly or indirectly engaging in a Competitive Business from and after the time at which Seller or any of its Subsidiaries acquires (through merger, stock purchase or acquisition of assets or otherwise) ownership of or any interest in such Person or business, provided that (A) the annual revenues of such Person or business from the Competitive Business are not more than 20% of its total annual revenues (based on the most recent full fiscal year revenues of such Person or business), or (B) if its annual revenues from the Competitive Business are more than 20% of such Person's or business' total annual revenues (based upon its most recent full fiscal year revenues), Seller shall or shall cause its relevant Subsidiary to dispose of such Competitive Business within twelve (12) months of its acquisition by Seller or such Subsidiary;

                           (iii) prohibit or prevent Seller or any of its Subsidiaries from engaging and continuing to engage directly or indirectly in (A) the design, manufacture, marketing, sale and distribution in any market of Competitive Products at the Pine Bluff Mill or the conduct of a Competitive Business at the Pine Bluff Mill, in each case, so long as such Competitive Products are manufactured using the paper machine currently existing at the Pine Bluff Mill (including any subsequent upgrades thereto), (B) any marketing, sale, procuring, sourcing, design, private labeling, converting, or distribution of Competitive Products in any market by Seller's global distribution business, including its xpedx and Bulkley Dunton business groups; (C) any manufacture, marketing and sale in any market of (1) all Coated Freesheet Coated One Side products; (2) Specialty Coated Freesheet products whether C2S or C1S sold in rolls or sheets, limited to the following applications: all label applications whether glue applied, or pressure sensitive, such as wet strength, metallizing and pizza label; all specialty coating base, release base and liner applications; all food grade packaging applications; all envelope, bag and kraft specialty applications; all packaging applications such as pharmaceutical, cosmetic and tobacco packaging; book jacket; off quality production for gift wrap; litholam; imaging papers (coated cut-size); decor overlays and surface papers; photographic papers; and security, electrical, medical, tape backing, flame retardant, tobacco onsert coupon and fragrance papers applications, and (D) any activities that are incidental to or derived from such business or activities described in clauses (A) through (C) (other than a Competitive Business not included in clauses (A) through (C); or

                           (iv) be deemed to apply to any business of a Person (or its Affiliates) that acquires control of Seller or any of its Subsidiaries or that merges with or acquires all or substantially all of the assets of Seller or any of its Subsidiaries.


For the avoidance of doubt, this Section 6.11 shall restrict only the business activities of Seller and the Subsidiaries owned by it and nothing in this Agreement shall restrict such activities of (x) any Person or any of its Affiliates that acquires any Subsidiary or business from Seller or its Affiliates, including its Beverage Packaging Division and Inpacel, Brazil operations, or (y) any such Subsidiary or business following such acquisition.

                  Section 6.12 Sartell Sublease. Seller has exercised its option to purchase the Land and the Improvements pursuant to paragraph 14(a) of the Sublease Agreement, dated as of August 1, 1983, between Sartell Leasing Joint Venture and St. Regis Corporation (the "Master Sublease"), and shall purchase such Land and Improvements in accordance with the terms set forth therein and in accordance with the terms of the Sartell Sublease. Seller shall comply with the provisions of paragraph 15 of the Master Sublease and the terms of the Sartell Sublease to effect the purchase of the Land and Improvements and to cause the conveyance of such Land and Improvements to be made to Buyer or one of its Affiliates as promptly as practicable. All costs and expenses incurred in connection with the exercise of the option by Seller, including the purchase price and any Transfer Taxes, shall be paid by Seller, provided the Transfer Taxes relating to the transfer of fee title to the Sartell Real Property from Master Lessor to Buyer shall be paid 50% by Buyer and 50% by Seller, subject to the provisions of Section 6.9(c)(iv). Seller and Buyer agree to cooperate to minimize any such Transfer Tax. Pursuant to the Master Sublease, Seller shall use its reasonable best efforts to deliver to Buyer a certificate from the Master Sublessor indicating the date through which rent payments made pursuant to the Master Sublease are current. As used in this Section 6.12, the terms "Land," "Improvements," "Master Lease," and "Master Lessor" shall have the respective meanings ascribed to them in the Sartell Sublease.

                  Section 6.13 Other Intellectual Property and Transaction.

                  (a) License to Use Seller's Name. Buyer and its Affiliates shall have the right to resell any and all of the Inventories included in the Acquired Assets or conveyed with the Transferred Subsidiaries. As soon as practicable but not later than three (3) months after the Closing, Buyer shall, and shall cause its Affiliates to, institute a procedure whereby a stamp or other indelible identifying mark is affixed to products sold by the Business in order to distinguish such products from products sold by the Business prior to the Closing. Seller hereby grants to Buyer and its Affiliates a limited, non-exclusive, royalty-free license to use Seller's name on forms, marketing materials and signage included in the Acquired Assets or conveyed with the Transferred Subsidiaries only to the extent that the use thereof cannot be commercially reasonably avoided in the conduct of the Business following the Closing; provided, that Buyer shall in any event cease all such uses not more than nine (9) months following the Closing. During the term of the license as described herein, Buyer shall ensure that all Inventories sold in connection with Seller's name are of a quality at least as high as the quality of such goods immediately prior to the Closing.

                  (b) At Closing, Seller and Buyer shall enter into the Intellectual Property Agreement, pursuant to which Seller shall license to Buyer all Intellectual Property owned by Seller and its Subsidiaries and used or held for use in the Business (other than the Equity Intellectual Property, Transferred Intellectual Property, the Brightstar Technology, trademarks, domain names and certain other Intellectual Property identified in a Schedule C thereto), including the Intellectual Property set forth in Section 6.13(b) of the Seller Disclosure Letter, on the terms and conditions set forth therein.

                  (c) Upon completion of the Abbottsfield Deliverables, at Seller's request, and pursuant to an agreement to be entered into by the parties, Buyer shall (i) deliver a complete copy of the Abbottsfield Deliverables to Seller and (ii) grant to Seller a non-exclusive, royalty-free, perpetual, sublicensable right and license to use, publish, display, reproduce, copy, create derivative works of enhance and otherwise exploit the Abbottsfield Deliverables. In consideration thereof, Seller shall pay to Buyer $356,000. For the avoidance of doubt, if Seller does not request such copy and license, neither party shall have any obligation whatsoever pursuant to this Section 6.13(c). Any license in and to the Abbottsfield Deliverables shall be on an as-is basis, and Buyer shall make no warranties whatsoever with respect to the Abbottsfield Deliverables including, without limitation, any warranties of merchantability for a particular purpose or non-infringement of third party rights. In addition, Buyer shall have no obligation to provide Seller with support, maintenance, revisions, updates, upgrades, bug fixes or any other assistance of any kind in connection with the Abbottsfield Deliverables. In addition, any license in and to the Abbottsfield Deliverables may include other customary terms and conditions for a license of its type, provided that such terms and conditions shall not limit the scope of the license set forth herein.

                  Section 6.14 Connectivity. In order to enable Seller to provide services pursuant to the Transition Service Agreement, Seller and Buyer shall cooperate between the date hereof and Closing to design, develop and implement as of Closing certain system security and connectivity software, hardware, policies and processes ("Secured Systems Connectivity"). Seller and Buyer each shall bear responsibility for establishing Secured Systems Connectivity. Except as otherwise set forth in the Transition Services Agreement, each party shall bear all of its own costs and expenses associated with such design, development and implementation.

                  Section 6.15 Buyer's Financing Activities.

                  (a) Financial Information

                           (i) Upon request of Buyer, Seller shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to cooperate with and assist, and shall request its independent accountants to cooperate with and assist, Buyer in preparing such information packages and offering materials as the parties to the Commitment Letters may reasonably request (collectively, the "Offering Materials") for use in connection with the offering and/or syndication of debt securities, loan participation and other matters contemplated by the commitment letters (the "Offerings"), including, without limitation, making senior management of the Seller or the Business who will be Affected Employees available (at mutually agreeable times) to participate in meetings with prospective investors and participating in "road shows" in connection with any Offerings and providing such other information and assistance as the parties to such Commitment Letters may reasonably request in connection therewith. Buyer shall reimburse Seller for all documented reasonable out-of-pocket fees and expenses (including accountants' fees) incurred by Seller in complying with this
         Section 6.15(a)(i) promptly upon request therefor.

                           (ii) As soon as practicable, but in any event no later than twenty (20) days after each calendar month-end following the date hereof that occurs prior to the Closing Date, Seller will deliver to Buyer a copy of the internal operating balance sheet and internal profit and loss statement of the Business (as such internal reports are currently generated in the Business and delivered to management, including projections and forecasts) (the "Subsequent Financial Statements").

                           (iii) Seller shall furnish, for each quarterly period completed at least forty-five (45) days prior to the Closing Date, the following financial statements for the Business, on a combined basis, each in a form meeting the requirements of Regulation S-X as follows (collectively referred to herein as the "Stub Period Combined Financial Statements") as soon as reasonably practicable, but in no event later than forty-five (45) days following the close of such quarter: the unaudited combined balance sheets of the Business as of the end of such quarter together with the related unaudited combined statement of operations and combined statement of cash flows for the quarterly period then ended, and together with comparable financial statements for the corresponding period of the preceding year. For each of the financial statements for a quarterly period completed following the Closing Date through and including the quarterly period ended September 30, 2006, Seller shall furnish, in a form meeting the requirements of Regulation S-X, comparable financial statements for the Business for the corresponding period of the preceding year.

                           (iv) In addition, as soon as reasonably practicable upon reasonable request, Seller shall use its reasonable best efforts to provide to Buyer such other financial data as may be reasonably requested by Buyer, including reasonably requested financial data on a combined basis for the Business in connection with the debt financing contemplated by the Financing Commitments, and unaudited selected financial information for the Business for 2001 and 2002, to be included in any offering memorandum, prospectus, or registration statement required to be delivered or filed in connection therewith (collectively, the "Additional Financial Data").

                           (v) The Financial Statements, the Stub Period Combine Financial Statements and the financial data in this Section 6.15 (other than the Subsequent Financial Statements) are collectively known as the "Regulation S-X Financial Statements." Seller will prepare, or cause the Regulation S-X Financial Statements to be prepared, in accordance with GAAP and on a basis consistent with the requirements of Regulation S-X for Buyer's or its Subsidiaries' offering memorandum, prospectus, registration statement and any amendments thereto in connection with the debt financing contemplated by the Financing Commitments and any updated filings. Seller shall furnish to Buyer any information or documents requested by Buyer, which is in Seller's possession or to which Seller has access, constituting, or necessary for the completion of, the Regulation S-X Financial Statements or any updated filings or amendments thereto, and Seller agrees to execute any reasonably necessary management representation letters to permit Buyer or its Subsidiaries' independent accountants to issue unqualified reports with respect to the Regulation S-X Financial Statements to be included in the offering memorandum, prospectus, registration statement any updated filings or amendments thereto. Seller shall furnish to Buyer any available drafts of the Regulation S-X Financial Statements as they become available and shall consider in good faith any reasonable suggestions Buyer may have regarding the Regulation S-X Financial Statements. Seller shall also cooperate with Buyer and its accountants in the preparation of the pro forma financial statements for the acquisition and Financing required under Regulation S-X as well as in the determination of EBITDA adjustments.

                           (vi) Seller shall use its reasonable best efforts to obtain prior to the Closing, the consent of Deloitte & Touche LLP to permit the use of the Regulation S-X Financial Statements in connection with offerings of securities by Buyer and/or one or more of its Subsidiaries as contemplated by the Financing Commitments. In addition, Seller shall use its reasonable best efforts to cause Deloitte & Touche LLP to provide a comfort letter in accordance with SAS 72 for any such offering.

                  (b) Except as provided herein, Buyer acknowledges and agrees that Seller and its Affiliates have no responsibility for any financing that Buyer may raise in connection with the transactions contemplated hereby, including with respect to any Offering Materials prepared by or on behalf of or utilized by Buyer or its Affiliates, or Buyer's financing sources, in connection with Buyer's financing activities in connection with the transactions contemplated hereby, regardless of whether such Offering Materials include any information provided by Seller or any of its Affiliates (including the Business). Any Offering Materials in connection with any debt offering or other such Buyer financing shall include a conspicuous disclaimer to the effect that neither Seller nor any of its Affiliates nor any employees thereof have any responsibility for the content of such document and disclaim all responsibility therefore and shall further include a disclaimer with respect to Seller and its Affiliates in any oral disclosure with respect to such financing.

                  (c) Buyer shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to (i) maintain in effect the Financing and the Commitment Letters, (ii) enter into definitive financing agreements with respect to the Financing, so that such agreements are in effect as promptly as practicable but in any event no later than the Closing Date and (iii) consummate the Financing at or prior to Closing (including, if necessary, closing under the bridge commitments included in the Financing). Buyer shall provide to Seller copies of all documents relating to the Financing and shall keep Seller reasonably informed of material developments in respect of the financing process relating thereto. Prior to the Closing, Buyer shall not agree to, or permit, any amendment or modification of, or waiver under, the Commitment Letters or other documentation relating to the Financing that adds any conditions to the Financing or otherwise materially adversely affects the likelihood of the consummation of the Financing at or prior to Closing without the prior written consent of Seller. In the period between the date hereof and the Closing Date, upon request of Buyer, Seller shall, and shall use reasonable best efforts to cause its Affiliates and representatives to, reasonably cooperate with Buyer in connection with the Financing. Buyer shall promptly, upon request by Seller, reimburse Seller for all documented out-of-pocket expenses incurred by Seller or its Affiliates or representatives in connection with such cooperation.

                  (d) If, notwithstanding the use of reasonable best efforts by Buyer to satisfy its obligations under Section 6.15(c), any of the Financing or the Commitment Letters (or any definitive financing agreement relating thereto) expire or are terminated prior to the Closing, in whole or in part, for any reason, Buyer shall (i) promptly notify Seller of such expiration or termination and the reasons therefor and (ii) use its reasonable best efforts promptly to arrange for alternative financing (which shall not contain any conditions in addition to those contained in such expired or terminated commitments or agreements) to replace the financing contemplated by such expired or terminated commitments or agreements in an amount sufficient to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided that such reasonable effort shall in no event require Buyer to secure such substitute financing on terms that are either (i) less favorable with respect to economic terms (taking into account flex terms and bridge loans contained in the Financing) or (ii) less favorable in the aggregate with respect to non-economic terms, in each case as compared to the Financing.

                  Section 6.16 Certain Transactions.

                  (a) The Acquirors shall not, and shall not permit any of their Affiliates, a majority of whose voting stock is owned or voted by, or a majority of whose board of directors or analogous governing body is elected or appointed by, in either case, directly or indirectly, funds managed by the Acquirors or their Affiliates, to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation would reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the Ancillary Agreements or the expiration or termination of any applicable waiting period,
(ii) significantly increase the risk of any Governmental Entity entering an order prohibiting the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay or prevent the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

                  (b) Prior to Closing, Buyer shall not, and shall not permit any of its Affiliates to negotiate the disposition of, agree to divest or otherwise dispose of, or cause the divestiture or disposition of, any of the assets of or equity in, or by any other manner, the Business, except as set forth in Section 6.4 hereof.

                  Section 6.17 Solvency Opinion. In the event that, in connection with the Financing, either or both of the Acquirors is required to provide to their lenders an opinion of a third party appraisal firm that, following consummation of the transactions contemplated hereby, such Acquiror(s) and its Subsidiaries will be Solvent and that such transactions do not otherwise "impair the capital of the corporation" within the meaning of Section 160(a) of the Delaware General Corporation Law (the "Solvency Opinion"), it or they shall deliver to Seller such Solvency Opinion, dated as of the Closing Date and addressed to Seller. In the event that either or both of the Acquirors is not required to provide such a Solvency Opinion to their lenders in connection with the Financing, such Acquiror(s) shall deliver to Seller a certificate of an authorized officer of such Acquiror, dated as of the Closing Date, certifying that, following consummation of transactions contemplated hereby, such Acquiror will be Solvent and that such transactions do not otherwise "impair the capital of the corporation" within the meaning of Section 160(a) of the Delaware General Corporation Law (the "Solvency Certificate").

                  Section 6.18 Access to Records; Confidentiality.

                  (a) Buyer shall preserve for a period of no less than seven
(7) years after the Closing Date and make available (for review and copying) to Seller and its authorized representatives following the Closing upon reasonable notice during normal business hours the records transferred by Seller and, with respect to records that may be relevant to any actual Tax audits or proceedings, such additional period as is reasonably required by Seller; provided, however, that Buyer shall notify Seller prior to destroying any such record during such period and, provided, further, that Buyer shall maintain in the CHAMP system any records transferred by Seller as part of such system, and Buyer shall run reports with respect to such records upon Seller's reasonable request, consistent with past practice. In the event that, during such seven (7) year period, Buyer intends to cease use of the CHAMP system for its own purposes or transfer the CHAMP system to a third party (other than in a sale of the Business in which the transferee assumes all obligations of Buyer relating to the CHAMP system and the applicable records), Buyer shall so notify Seller and, upon Seller's request, shall (i) provide to Seller a copy of the then-current source code for the CHAMP software; and (ii) grant to Seller a perpetual, non-exclusive, royalty-free, fully-paid, irrevocable license to use and make derivative works of such software. Buyer shall permit, to the extent permitted by law, Seller, and any of its agents, representatives, advisors and consultants, to have reasonable access to the employees of the Business for information relating to periods up to and including the Closing which is reasonably requested by Seller, subject to the same types of conditions and limitations as set forth in Section 6.2(a).

                  (b) Any information regarding the Business or Assets heretofore or hereafter obtained from Seller or its Affiliates by the Acquirors or their Affiliates or representatives shall be subject to the terms of the Confidentiality Agreement and such information shall be held in confidence by the Acquirors and their Affiliates and representatives in accordance with the terms of the Confidentiality Agreement. The terms of the Confidentiality Agreement are hereby incorporated by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect as provided in Section 8.2 hereof in accordance with its terms.

                  (c) From and after the Closing, the Acquirors shall, and shall cause each of their Affiliates and the Business to, keep confidential and not use for any purpose all nonpublic information regarding Seller or its Affiliates (other than the Transferred Subsidiaries and the Business) of which the Acquirors, their Subsidiaries, the Business or the Affected Employees may be aware.

                  Section 6.19 Intercompany Accounts. As of 11:59 PM on the day prior to the Closing, Seller shall, and shall cause all Seller Participants to, settle intercompany accounts payable and accounts receivable, except to the extent arising under or in connection with the Assumed Contracts. Seller shall determine the method by which such intercompany accounts are eliminated including, but not limited to, by means of setoff, settlement or capital contribution.

                  Section 6.20 Post-Closing Litigation. Other than with respect to the matters set forth in Schedule VII, in the event and for so long as Buyer actively is contesting or defending against any action, investigation, charge, claim, or demand by a third party (other than Seller or its Affiliates) in connection with (i) any transaction contemplated under this Agreement or (ii) any practice, occurrence, event, incident, action or failure to act involving the Business prior to the Closing Date upon the request of Buyer, Seller will reasonably cooperate with Buyer and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of Buyer (unless Buyer is entitled to indemnification therefor under Article IX).

                  Section 6.21 Bulk Sales Law. Buyer hereby waives compliance by Seller, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk sales law; provided that, Seller shall indemnify Buyer for any Losses arising from such non-compliance under Article IX.

                  Section 6.22 Disclosure Supplement. Each party shall have the right from time to time prior to the Closing to supplement or amend its Disclosure Letter with respect to any matter hereafter arising that, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Letter. Any such supplemental or amended disclosure shall not be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of Article IX, and will not be deemed to have cured any such breach made in this Agreement nor to have been disclosed as of the date of this Agreement for purposes of determining whether or not the conditions set forth in Article VII hereof have been satisfied.

                  Section 6.23 Release of Indemnity Obligations. The Seller covenants and agrees, on or prior the Closing, to execute and deliver to each of the Transferred Subsidiaries, for the benefit of each Transferred Subsidiary, a general release and discharge, in form and substance satisfactory to Buyer, releasing and discharging the each of the Transferred Subsidiaries from any and all obligations to indemnify the Seller or otherwise hold it harmless pursuant to any agreement or other arrangement entered into prior to the Closing.

                  Section 6.24 Release of Liens. Seller shall release or cause to be released all Liens on any of the Acquired Assets other than Permitted Liens and Permitted Encumbrances.

                  Section 6.25 Insurance Matters and Contractual Indemnities.

                  (a) Seller shall assist Buyer with claims under Occurrence Based Insurance Policies and for recovery of damages for breaches of representations, warranties or covenants contained in contracts related to the Business that have not been assigned to Buyer (the "Contract Indemnities") with respect to claims arising out of pre-Closing events or occurrences in the Business, and shall reasonably cooperate with Buyer and take commercially reasonable actions as may be necessary to assist Buyer in submitting claims for occurrences or damages in the Business, but only occurrences or damages arising out of the portion of operations of the Business to which such policies or Contractual Indemnities apply; provided that Buyer shall be responsible for any deductibles, co-payments and assessments on retrospectively rated policies relating to such claims and provided, further, that Seller shall not be required to maintain any such policies or coverage relating to the Business beyond the current respective terms of such policies. Seller will pay such Occurrence Based Insurance Policy or Contractual Indemnities proceeds to Buyer net of deduction and reasonable expense of recovery.

                  (b) As necessary to enable Buyer to exercise its rights under subsection (a), Seller shall (i) assign to Buyer applicable rights in respect of its Occurrence Based Insurance Policies as permitted under Applicable Law, (ii) provide timely written notice of claims (following receipt of notice from Buyer)
(iii) provide information in its possession regarding any such claim under applicable insurance policy or contract or reasonably requested by the applicable insurer or required under the applicable contract and (iv) provide any and all further assistance in connection with prosecution of claims. Buyer shall provide Seller prompt written notice of any claims that it desires to submit pursuant to clause (a) above and shall provide to Seller all information as may be required by the applicable insurance policy or contract or reasonably requested by the applicable insurer or required under the applicable contract in connection with such claim.

                  (c) Following the Closing, Seller agrees to use its reasonable best efforts to maintain coverage, and to make premium payments for Worker's Compensation and Commercial General Liability coverage, under the Owner Contractor Insurance Program that is currently in place to insure SW&B Construction ("Contractor") performing construction work on the new Woodyard Project at the Bucksport Mill ("OCIP") As of the date hereof, OCIP is insured and claims are administered by Zurich North America (the "Insurance Company") and the coverage and safety management is coordinated by HRH of Atlanta ("Broker"). Provided that the Insurance Company continues to provide coverage under OCIP following Closing, Seller agrees to make premium payments for the duration of such construction, but in no event shall Seller make any premium payments after December 31, 2006. Buyer shall reimburse Seller at a rate of 6.48% of the final payroll of the Contractor (including all payroll classes working under the contract) for the period starting on the Closing through the end of such coverage, plus any out-of-pocket expenses incurred by Seller pursuant to this Section 6.25(c). In consideration for providing this coverage, Buyer shall:

                           (i) ensure that Contractor continues to report payroll and other exposure information to Broker or other designated party as required under the OCIP guidelines that Contractor has agreed to under the OCIP program;

                           (ii) ensure that Contractor reports any and all claims or circumstances which might lead to a claim under this OCIP program as soon as possible, but no later than the earlier of thirty
         (30) days after the project is completed or January 31, 2007;

                           (iii) not change the scope, size or design which has any impact on the risk insured, including

                           (iv) maintain safety standards equal to or above the standards currently in place at the Bucksport Mill relating to construction; and

                           (v) to allow reasonable access to appropriate employees of Seller, Insurance Company and Broker for the purposes of safety audits, bookkeeping audits, or other activities to monitor and maintain the OCIP program.

                  Seller acknowledges that failure to meet these requirements may result in the immediate cancellation of the OCIP program by the Insurance Company.

                  Section 6.26 Title Insurance and Surveys.

                  (a) Title Insurance. Seller has obtained from First American Title Insurance Company ("Title Company") and has made or will make available to Buyer commitments (the "Title Commitments") to insure title to each of the Owned Real Property. The commitments, any policies of title insurance, and other title costs or charges, including search and exam fees, shall be at Buyer's expense. At Closing, Title Company will insure good and marketable title to the Owned Real Property and any Leased Property requested by Buyer, subject only to the Permitted Encumbrances, and without exception for (i) survey matters (except as shown on the survey furnished pursuant to subsection (b) below), (ii) mechanics' or materialmen's liens, or (iii) "parties in possession," for an amount equal to the amount allocated to the Owned Real Property and any Leased Property requested by Buyer, under an ALTA Owner's Policy Form B-1970 (or the equivalent thereof) (the "Title Insurance"). The Title Commitment shall include extended coverage and all customary owners and lender's endorsements. On the Closing Date, the Seller shall have delivered the Title Insurance to the Buyer.

                  (b) Survey. Seller, at Buyer's cost, shall procure and cause to be delivered to Buyer on or prior to the Closing Date for each Owned Real Property and any Leased Property reasonably requested by Buyer on which any of the Mills is located (collectively, the "Mill Sites"), a survey (collectively, the "Surveys"). Such Surveys shall be certified to Buyer, Buyer's lender and the Title Company, and shall (i) meet minimum standard detail requirements for ALTA/ACSM Land Title Surveys for the land at each Mill Site where an actual Mill is located and the remainder of the such Mill Site, and (ii) for the remainder of the property at each Mill Site and for any property that does not constitute a Mill Site, shall be sufficient and satisfactory to Title Company so as to enable Title Company to issue coverage over all general survey exceptions and to issue all endorsements requested by Buyer and Buyer's lender. Such Surveys shall show no matters which materially adversely affect the use or value of the Owned Real Property or such Leased Property and shall show (i) no encroachments that materially impair the value or use of the Owned Real Property or Leased Property requested by Buyer, (ii) that the improvements (including without limitation all buildings and loading docks and the parking lots appurtenant thereto) are entirely located (except for de minimus encroachments) on the Owned Real Property or Leased Property requested by Buyer and (iii) that the Owned Real Property or Leased Property has access to an adjacent road (which may be over an easement running with the Owned Real Property). Notwithstanding the foregoing, Seller has delivered to Buyer certain surveys pertaining to the Owned Real Property. On the Closing Date, the Seller shall have delivered the Surveys to the Buyer.

                  (c) Seller shall deliver, to the extent in its possession on the Closing Date, to Buyer upon Closing (or, if such documents come into Seller's possession within six (6) months following Closing, upon receipt thereof), all original warranties, guarantees and certificates of occupancy, licenses and permits affecting the Owned Real Property, its use or any part thereof, together with an Assignment of Contracts, Contract Rights and Permits and an Assignment of Additional Contracts and Contract Rights to Buyer of those specified by Buyer.

                  Section 6.27 Transition Services; Further Action.

                  (a) Following the Closing, Seller shall provide, or cause to be provided, to the Business certain services that are currently provided by Seller and its Affiliates to the Business, including access to certain Retained Assets that are currently used on a non-exclusive basis in the conduct of the Business, subject to and on the terms set forth in the Transition Services Agreement and other Ancillary Agreements to be entered into by the Seller and the Buyer as of the Closing.

                  (b) If, following the Closing, the parties determine that any property or asset used exclusively in the Business was not transferred to Buyer or its designee pursuant to this Agreement or the Ancillary Agreements (assuming that such property or asset is not a Retained Asset set forth in Section 2.2(b)(i)-(xii)), then Seller shall, without further consideration, promptly transfer or cause the transfer of such asset or property to the Buyer or its designee.

                  (c) If, within five (5) months following the Closing, the parties determine that any Critical Non-Exclusive Asset was not provided to Buyer or its designee pursuant to the Ancillary Agreements, then Seller shall provide to Buyer, at cost, (subject to appropriate transitional arrangements not to exceed one year following Closing) the right to use such Critical Non-Exclusive Asset on terms substantially similar to how such Critical Non-Exclusive Asset was used in the Business prior to Closing; provided, however, that the foregoing shall not apply to (A) the properties and assets set forth in Section 6.27(c) of the Seller Disclosure Letter, (B) the properties and assets used to provide services under the Ancillary Agreements and (C) properties and assets the provision of which would result in (x) a breach of contract (in which case, Seller will use commercially reasonable efforts to obtain a waiver or consent, if appropriate, the costs of which shall be borne by the parties in accordance with Section 6.5(c)), (y) a violation of law or (z) a waiver of the attorney-client privilege, attorney work product doctrine or any other privilege or immunity.

                  As used herein, a "Critical Non-Exclusive Asset" means any property or asset that is not subject to paragraph (b) above, but (i) is owned by Seller (or to which Seller otherwise has rights), (ii) was used by the Business on a non-exclusive basis prior to the date hereof and is necessary for the operation of the Business as conducted as of the date hereof and (iii) is not readily available from a third party at a comparable cost.

                  Section 6.28 CRC Facility. In the event that, following the Closing, Seller, in its sole discretion, determines to shut down its research and development facility located in Tuxedo Park, New York (the "CRC Facility"), Seller shall notify Buyer of such proposed shut down at least 90 days prior to the date on which the CRC Facility will be shut down (the "Shut Down Date"). Buyer shall have the right, within 60 days following the Shut Down Date, to remove, at its sole cost and expense, the assets set forth in Section 6.28 of the Seller Disclosure Letter (the "CRC Assets"). If Buyer elects to remove the CRC Assets, it shall provide notice to Seller no later than 60 days prior to the Shut Down Date. Buyer's removal shall be undertaken in a careful and workmanlike manner and the premises shall be left broom clean after such removal. Buyer will indemnify and hold Seller harmless against any (a) damage to the remaining assets at the CRC Facility, (b) unsafe or unreliable condition caused as a result of the removal of the CRC Assets, (c) any personal injury claims arising from the removal of the CRC Assets or (d) any mechanics or materialmen or other claims that are caused by or result from Buyer or its contractors undertaking removal of the CRC Assets. For the avoidance of doubt, a sale of the CRC Facility will not be considered a shut-down of such facility.

                  Section 6.29 Transferred Subsidiaries.

                  Prior to the Closing, Seller shall convert Bucksport Leasing Company into a Delaware limited liability company in accordance with Section 266 of the Delaware General Corporation Law; provided, however, that Buyer shall bear the filing fees and legal expenses incurred by Seller associated with such conversions. Seller shall not make an election pursuant to Treasury Regulation
Section 301.7701-3 with respect to Bucksport Leasing Company to be classified as an association taxable as a corporation for U.S. federal Income Tax purposes.

                  Section 6.30 Confidentiality by Seller.

                  From and after the date of this Agreement, unless required by Applicable Law and except as contemplated by this Agreement, each Seller Participant shall, and shall cause each of their respective Affiliates, including, prior to Closing, the Business, to keep confidential all proprietary or nonpublic information regarding the Business.

                  Section 6.31 Release of Letters of Credit.

                  Prior to the Closing, the Acquirors shall use their reasonable best efforts to, effective on the Closing Date, either (a) arrange for substitute letters of credit to replace the existing letters of credit of Seller or its Affiliates (collectively, the "Released Parties") posted in favor of the Business set forth in Section 6.31 of the Seller Disclosure Letter (collectively, "Letters of Credit") or (b) assume all obligations under each such Letters of Credit, obtaining from the creditor or other counter-party a full release of the Released Parties. Following the Closing, the Acquirors shall continue to use their reasonable best efforts to terminate, or cause Buyer or one of its Affiliates to be substituted in all respects for the Released Parties in respect of, all obligations of the Released Parties under any such Letters of Credit. The Acquirors shall, to the extent the beneficiary or counter-party under any Letter of Credit refuses to accept such a substitute letter of credit,
(i) obtain a letter of credit on behalf of Parent or Buyer and (ii) indemnify and hold harmless the Released Parties for any Losses arising from payments under such Letters of Credit which relate to events or circumstances arising after the Closing. To the extent that any Released Party has performance obligations under any such Letter of Credit, the Acquirors shall use its reasonable best efforts to (i) perform such obligations on behalf of such Released Party or (ii) otherwise take such action as reasonably requested by Seller so as to put such Released Party in the same position as if the Acquirors, and not such Released Party, had performed or was performing such obligations.

                  Section 6.32 Transfer of Certain Wastewater Permits. Subject to compliance by Seller with its obligations under this Section 6.32, the Acquirors shall file with the appropriate Governmental Entity prior to the tenth Business Day after the date of this Agreement a complete application for transfer of each of the Wastewater Permits meeting all of the requirements of Applicable Law for such request to transfer and shall use its reasonable best efforts to promptly thereafter obtain from such Governmental Entity an acknowledgement that such application is complete. Seller shall cooperate and assist Buyer in preparing these filings, including by promptly filing any documentation necessary to be filed by Seller in connection with the transfer of such Wastewater Permits.

                  Section 6.33 Office Relocation. Seller will separate the Affected Employees and Acquired Assets located at Seller's Memphis, Tennessee facilities and Seller's Loveland, Ohio facilities (the "Business Offices") and will relocate such offices to another Seller location (the "Relocated Business Offices") such that, at Closing or within one (1) month after Closing, Buyer shall be able conduct the Business from the Relocated Business Offices in substantially the same manner as the Business was conducted prior to Closing. If such separation and relocation shall not have occurred as of the Closing, such Affected Employees and Acquired Assets will remain in the Business Offices and such offices will be leased or subleased (as applicable) to the Buyer on substantially the same terms as the Business Offices were provided to prior to Closing until such time as such separation and relocation have occurred.

                  Section 6.34 Migration of Data and Systems. Seller will use commercially reasonable efforts to separate and segregate the data and systems that support the Business as necessary to perform the transition services as contemplated by the Transition Services Agreement on or prior to the Closing. If Seller, after using such commercially reasonable efforts, is unable to accomplish the separation and segregation described above on or prior to the Closing, Seller will complete such separation and segregation as soon as reasonably practicable thereafter; provided that such segregation and separation shall be completed no later three (3) months after the Closing Date.

                  Section 6.35 Third Party Arrangements. Prior to or at Closing, Buyer will execute the following agreements to the extent necessary for the Seller's provision of transition services to Buyer under the Transition Services
Agreement: (1) necessary license agreements with CINCOM, H&W Software and GT Software; (2) services agreements with EDS and ADP; and (3) a transitional services agreement with SAP.

                  Section 6.36 Transition Services Arrangement. Each of Seller and Buyer shall keep reasonably detailed records of the following one-time costs incurred by it: (i) Seller's one-time costs set forth in the schedules to the Transition Services Agreement; and (ii) Buyer's one-time costs incurred in connection with preparations to receive the services under the Transition Services Agreement, including without limitation the activities contemplated by
Section 6.35 hereof (collectively, the "One Time Costs"). Seller shall bear all One-Time Costs until such time as the One-Time Costs of both parties in the aggregate reaches Four Million Dollars ($4,000,000), after which each party shall bear its own One-Time Costs.

                                  ARTICLE VII

                                   CONDITIONS

                  Section 7.1 Conditions to Each Party's Obligations. The respective obligation of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

                  (a) any waiting period (and any extension thereto) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act or any other Competition Law shall have expired or been terminated;

                  (b) no provision of any applicable law or regulation and no judgment, injunction (preliminary or permanent), order or decree that prohibits, makes illegal or enjoins the consummation of the transactions contemplated by this Agreement shall be in effect (each party taking any and all steps required by Section 6.3 and Section 6.4 of this Agreement); and

                  (c) the FERC Orders shall have been obtained.

                  Section 7.2 Conditions to Obligations of the Acquirors. The obligation of the Acquirors to effect the transactions contemplated by this Agreement shall further be subject to the satisfaction at or prior to the Closing of the following conditions, which are for the benefit of the Acquirors only and may be waived only by both of the Acquirors at or prior to the Closing in their sole discretion:

                  (a) all representations and warranties of Seller in this Agreement (without taking into account any materiality or Material Adverse Effect qualification therein) shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date (except for representations and warranties that speak as of a specific date or time, which shall be true and correct only as of such date or time), except (x) for changes specifically contemplated or permitted by this Agreement, and (y) where such failure to be so true and correct, either individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect as of the Closing Date;

                  (b) Seller shall have in all material respects performed and complied with all of its covenants, undertakings and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing;

                  (c) there shall not have occurred after the date hereof any event or circumstance, which individually or in the aggregate has or is reasonably likely to have a Material Adverse Effect;

                  (d) Seller shall have delivered to the Acquirors a certificate as to the satisfaction of the conditions set forth in Sections 7.2(a) and (b), dated as of the Closing and executed by an officer of Seller;

                  (e) Seller shall have delivered or caused to be delivered to the Acquirors each of the items specified in Sections 3.2(a), (b), (c), (d), (f) and (g);

                  (f) Buyer shall have obtained debt financing from the lenders referred to in the Commitment Letters on the terms contemplated by the terms sheets attached to the Commitment Letters;

                  (g) Seller shall have obtained the written consents, in form and substance reasonably satisfactory to Buyer, set forth in Section 7.2(g) of the Seller Disclosure Letter;

                  (h) orders or written notice shall have been issued approving transfer to Buyer of the Wastewater Permits; and

                  (i) Seller shall be prepared and able to provide services to the Acquirors pursuant to the Transition Services Agreement in all material respects.

                  Section 7.3 Conditions to Obligations of Seller. The obligation of Seller to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction at or prior to the Closing of the following conditions, which are for the benefit of Seller only and may be waived only by Seller at or prior to the Closing in its sole discretion:

                  (a) all representations and warranties of the Acquirors in this Agreement (without taking into account any materiality qualification therein) shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date (except for representations and warranties that speak as of a specific date or time, which shall be true and correct only as of such date or time), except
(x) for changes specifically contemplated or permitted by this Agreement and (y) where such failure to be so true and correct, individually or in the aggregate, would not have a material adverse effect on either of the Acquiror's ability to consummate the transactions contemplated hereby as of the Closing Date;

                  (b) the Acquirors shall have in all material respects performed and complied with all of their respective covenants, undertakings and agreements required by this Agreement to be performed or complied with by them at or prior to the Closing;

                  (c) each of the Acquirors shall have delivered to Seller a certificate as to the satisfaction of the conditions set forth in Sections 7.3(a) and (b), dated as of the Closing and executed by an officer of each of the Acquirors; and

                  (d) the Acquirors shall have delivered or caused to be delivered to Seller each of the items specified in Section 3.3(a), (b), (c),
(d), (e), (f) and (g).

                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing by:

                  (a) mutual written consent of Seller, Buyer and Parent;

                  (b) either Seller or the Acquirors, upon written notice to the other, if the Closing shall not have occurred on or prior to the six-month anniversary of the date of this Agreement; provided, however, that if (i) the Closing has not occurred by such date by reason of nonsatisfaction of any of the conditions set forth in Section 7.1(a), (c) and 7.2(h) and (ii) all other conditions set forth in Article VII have heretofore been satisfied or waived or are then capable of being satisfied, then such date shall automatically be extended to the date that is the eight-month anniversary of this Agreement; provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Closing to occur on or before such date, whether or not such date has been so extended; or

                  (c) either Seller or the Acquirors, upon written notice to the other, if any court of competent jurisdiction or other competent Governmental Entity shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such statute, rule, regulation, order, decree or injunction or other action shall have become final and non-appealable, unless the failure to consummate the Closing because of such action by a Governmental Entity shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under Section 6.3 or Section 6.4.

                  Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, (i) this Agreement (except for Section 6.18, this Section 8.2 and Article X) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates and (ii) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 8.2 shall relieve any party from liability for any intentional or willful breach of this Agreement.

                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

                  Section 9.1 Survival of Representations. All representations and warranties contained herein shall survive for a period of eighteen (18) months following the Closing Date, except for representations and warranties contained in (i) Section 4.1 (Organization), Section 4.2 (Authorization),
Section 4.3 (Title to Personal Property; Transferred Equity Interests), Section
5.1 (Organization), and Section 5.2 (Authority), which shall survive indefinitely, (ii) Section 4.9(c) which shall survive for a period of five years following the Closing Date, (iii) Section 4.10 (Taxes), which shall survive until 30 days following the expiration of the applicable statute of limitations (including any applicable extensions) and (iv) Section 4.14 (Environmental Matters), which shall survive for the period set forth in Section 9.5 (such period set forth in clauses (i), (ii), (iii) or (iv) or such eighteen (18) month period, as applicable, the "Indemnity Period"). If a written notice of claim for indemnification is made during the Indemnity Period, such claim shall survive until its resolution. Notwithstanding the foregoing, no representation or warranty shall survive any termination of this Agreement pursuant to Article
VIII. The parties intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against Seller, Buyer or any of their respective directors, officers, employees, Affiliates, controlling persons, agents or representatives based upon, directly or indirectly, any of the representations and warranties contained in this Agreement after the Indemnity Period or, except as provided in Section 8.2, any termination of this Agreement. This Section 9.1 shall not limit any covenant or agreement of the parties.

                  Section 9.2 Seller's Agreement to Indemnify.

                  (a) Subject to the terms of this Article IX, from and after the Closing, Seller shall indemnify and hold harmless Buyer, Parent and each of their respective Affiliates (other than Seller), directors, officers and successors (to the extent set forth in Section 10.9) (each, a "Buyer Indemnified Party") from and against all out of pocket liabilities, claims, assessments, losses, judgments, settlements, fines, penalties, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Buyer Damages") incurred by a Buyer Indemnified Party as a result of or arising out of (i) the Excluded Liabilities or the Retained Assets (other then Consigned Inventory), (ii) a breach of any representation or warranty contained in Article IV of this Agreement, in each case, when made, and it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material") or Material Adverse Effect set forth therein (other than Section 4.10 and Section 4.14 which shall be governed by Section 6.9 and Sections 9.5, 9.8 and 9.9 respectively) or (iii) a breach in any material respect of any agreement or covenant of Seller in this Agreement (other than agreements and covenants relating to Taxes and environmental matters, which shall be governed by Section 6.9 and Sections 9.5, 9.8 and 9.9 respectively). Buyer agrees that, except as contemplated by the immediately preceding sentence, from and after the Closing, the indemnification provided in this Section 9.2 is the exclusive remedy for a breach by Seller of any representation, warranty, agreement or covenant contained in this Agreement.

                  (b) Seller's obligations to indemnify Buyer Indemnified Parties pursuant to Sections 9.2(a) and 9.5 hereof are subject to the following limitations (other than as specifically set forth in Section 9.5):

                           (i) No indemnification shall be made by Seller with respect to any claim for breach of any representation or warranty pursuant to Sections 9.2(a)(ii) or 9.5 ("Buyer Claim") unless (a) the aggregate amount of Buyer Damages incurred by a Buyer Indemnified Party with respect to such Buyer Claim exceeds $100,000 (the "Minimum Claim Amount") and (b) the amount of (1) aggregate Buyer Damages, under all Buyer Claims, and (2) payments made by Buyer pursuant to Section 9.9(b) exceeds an amount equal to $20,000,000 (twenty million dollars) (the "Basket Amount") and, in such event, indemnification shall be made by Seller only for the amount by which such Buyer Damages exceed, in the aggregate, the Basket Amount;

                           (ii) In no event shall Seller's aggregate obligation to indemnify the Buyer Indemnified Parties with respect to any claim for breach of representation or warranty pursuant to Section 9.2(a)(ii), together with any indemnification pursuant to Sections 9.5, exceed an amount equal to twenty percent (20%) of the Cash Purchase Price (the "Cap");

                           (iii) In calculating amounts payable to a Buyer Indemnified Party, the amount of any indemnified Buyer Damages shall be determined without duplication of any other Buyer Damages for which a Buyer Claim has been made or could be made under any other representation, warranty, covenant, or agreement included herein;

                           (iv) The amount of any Buyer Damages with respect to any claim for breach of representation or warranty pursuant to Section 9.2(a)(ii) shall be reduced by any amount (A) that is reserved for sums held in reserve in respect of the indemnifiable event on the balance sheet of the Business as of December 31, 2005 or reflected in the statement of Net Working Capital used to determine the Final Net Working Capital Amount or (B) actually received by a Buyer Indemnified Party with respect thereto under any third party insurance coverage or from any other party alleged to be responsible therefor. If a Buyer Indemnified Party makes a claim for indemnification under Sections 9.2(a)(ii) or 9.5, the Buyer Indemnified Party shall use its reasonable best efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Buyer Indemnified Party receives an amount under insurance coverage or from such other party with respect to Buyer Damages at any time subsequent to any indemnification provided by Seller pursuant to Sections 9.2(a)(ii) or 9.5, then such Buyer Indemnified Party shall promptly reimburse Seller for any payment made or expense incurred by Seller in connection with providing such indemnification up to such amount received by the Buyer Indemnified Party, but net of any expenses incurred by the Buyer Indemnified Party in collecting such amount. To the extent Seller makes any indemnification payment pursuant to Sections 9.2(a)(ii) or 9.5 in respect of Buyer Damages for which a Buyer Indemnified Party has a right to recover against a third party (including an insurance company), Seller shall be subrogated to the right of the Buyer Indemnified Party to seek and obtain recovery from such third party; provided, however, that if Seller shall be prohibited from such subrogation, the Buyer Indemnified Party shall seek recovery from such third party on Seller's behalf and pay any such recovery to Seller net of expenses;

                           (v) Seller shall be obligated to indemnify, subject to the terms and conditions of this Article IX, a Buyer Indemnified Party for breach of representation or warranty only for those Buyer Claims as to which the Buyer Indemnified Party has given Seller written notice prior to the end of the Indemnity Period;

                           (vi) Any written notice delivered by a Buyer
         Indemnified Party to Seller seeking indemnification pursuant to this Agreement with respect to Buyer Damages shall set forth, with as much specificity as is reasonably practicable, the basis of the Buyer Claim, the sections of this Agreement which form the basis for the Claim, copies of material written materials relating to such Claim and, to the extent reasonably practicable, a reasonable estimate of the amount of the Buyer Damages that have been or may be sustained by the Buyer Indemnified Party;

                           (vii) Any indemnity amounts payable by Seller to or on behalf of the Buyer Indemnified Parties pursuant to this Agreement (including, without limitation, any indemnity payment made under this Article IX) shall be reduced by any Tax Benefit arising from the claim, loss or damage actually received in cash in the current year for which the indemnity is being paid; and

                           (viii) Notwithstanding any other provision of this Agreement, in no event shall Buyer be entitled to indemnification pursuant to this Agreement to the extent of the Buyer Damages attributable to Buyer's own gross negligence or willful misconduct.

                  Section 9.3 The Acquirors' Agreement to Indemnify.

                  (a) Subject to the terms of this Article IX, from and after the Closing, each of the Acquirors, severally and not jointly, shall indemnify and hold harmless Seller, its Affiliates and each of their respective directors, officers and successors (to the extent set forth in Section 10.9) (each, a "Seller Indemnified Party") from and against all out of pocket liabilities, claims, assessments, losses, judgments, settlements, fines, penalties, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Seller Damages") incurred by a Seller Indemnified Party as a result of or arising out of (i) the Assumed Liabilities, the Acquired Assets and the Consigned Inventory, (ii) a breach of any representation or warranty contained in Article V of this Agreement, in each case when made, and it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material") or Material Adverse Effect set forth therein, (iii) a breach of any agreement or covenant in any material respect of an Acquiror contained herein including any covenant concerning Affected Employees set forth in Section 6.8 (other than agreements and covenants relating to Taxes, which shall be governed exclusively by Section 6.9) or (iv) the use, operation or ownership of the Business or any of the Acquired Assets (excluding the Excluded Liabilities and Retained Assets (other than the Consigned Inventory)) after the Closing. Seller agrees that, except as contemplated by the immediately preceding sentence, from and after the Closing, the indemnification provided in this Section 9.3 is the exclusive remedy for a breach by an Acquiror of any representation, warranty, agreement or covenant contained in this Agreement. Notwithstanding the foregoing, Buyer shall not, with respect to the preceding clauses (i) and (iv), indemnify the Seller Indemnified Parties for Seller Damages related to the Consigned Inventory not incurred as a result of or arising out of third-party claims.

                  (b) The Acquirors' obligations to indemnify Seller Indemnified Parties pursuant to Section 9.3(a) are subject to the following limitations:

                           (i) No indemnification shall be made by either of the Acquirors with respect to any claim for breach of representation or warranty pursuant to Section 9.3(a)(ii) ("Seller Claim") unless (a) the aggregate amount of Seller Damages incurred by a Seller Indemnified Party with respect to such Seller Claim exceeds the Minimum Claim Amount and (b) the aggregate amount of Seller Damages, under all Seller Claims, exceeds the Basket Amount and, in such event, indemnification shall be made by the Acquirors only for the amount by which such Seller Damages exceed, in the aggregate, the Basket Amount;

                           (ii) In no event shall the Acquirors' aggregate obligation to indemnify the Seller Indemnified Parties with respect to any claim for breach of representation or warranty pursuant to Section 9.3(a)(ii) exceed an amount equal to the Cap;

                           (iii) In calculating amounts payable to a Seller Indemnified Party, the amount of any indemnified Seller Damages shall be determined without duplication of any other Seller Damages for which a Seller Claim has been made or could be made under any other representation, warranty, covenant, or agreement included herein;

                           (iv) The amount of any Seller Damages shall be reduced by any amount that was actually received by a Seller Indemnified Party with respect thereto under any third party insurance coverage or from any other party alleged to be responsible therefor. If a Seller Indemnified Party makes a claim for indemnification under
         Section 9.3, the Seller Indemnified Party shall use its reasonable best efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If the Seller Indemnified Party receives an amount under insurance coverage or from such other party with respect to the Seller Damages at any time subsequent to any indemnification provided by an Acquiror pursuant to
         Section 9.3, then Seller shall promptly reimburse such Acquiror for any payment made or expense incurred by such Acquiror in connection with providing such indemnification up to such amount received by a Seller Indemnified Party, but net of any expenses incurred by the Seller Indemnified Party in collecting such amount. To the extent an Acquiror makes any indemnification payment pursuant to Section 9.3 in respect of the Seller Indemnified Party Damages for which a Seller Indemnified Party has a right to recover against a third party (including an insurance company, such Acquiror shall be subrogated to the right of the Seller Indemnified Party to seek and obtain recovery from such third party; provided, however, that if such Acquiror shall be prohibited from such subrogation, the Seller Indemnified Party shall seek recovery from such third party on such Acquiror's behalf and pay any such recovery to such Acquiror, net of expenses;

                           (v) The Acquirors shall be obligated to indemnify, subject to the terms and conditions of this Article IX, a Seller Indemnified Party for breach of any representation or warranty only for those Seller Claims as to which a Seller Indemnified Party has given either of the Acquirors written notice prior to the end of the Indemnity Period;

                           (vi) Any written notice delivered by a Seller Indemnified Party to either of the Acquirors seeking indemnification pursuant to this Agreement with respect to Seller Damages shall set forth, with as much specificity as is reasonably practicable, the basis of the Seller Claim, the sections of this Agreement which form the basis for the Seller Claim, copies of material written materials relating to such Seller Claim and, to the extent reasonably practicable, a reasonable estimate of the amount of the Seller Damages that have been or may be sustained by the Seller Indemnified Party;

                           (vii) Any indemnity amounts payable by Buyer to or on behalf of Seller pursuant to this Agreement (including, without limitation, any indemnity payment made under this Article IX) shall be reduced by any Tax Benefit arising from the claim, loss or damage actually received in cash in the current year or a previous year for which the indemnity is being paid; and

                           (viii) Notwithstanding any other provision of this Agreement, in no event shall Seller be entitled to indemnification pursuant to this Agreement to the extent of the Seller Damages attributable to Seller's own gross negligence or willful misconduct.

                  Section 9.4 Third Party Indemnification. The obligations of any indemnifying party to indemnify any indemnified party under this Article IX with respect to Buyer Damages or Seller Damages, as the case may be, resulting from the assertion of a Buyer Claim or of a claim under Section 9.10, respectively, by third parties (including Governmental Entities) (a "Claim"), shall be subject to the following terms and conditions:

                  (a) Any party against whom any Claim is asserted shall give the party required to provide indemnity hereunder written notice of any such Claim promptly after learning of such Claim (with such notice satisfying the requirements of Section 9.2(b)(vi) or 9.3(b)(vi), as the case may be), and the indemnifying party may at its option undertake the defense thereof by representatives of its own choosing and shall provide written notice of any such undertaking to the indemnified party. Failure to give prompt written notice of a Claim hereunder shall not affect the indemnifying party's obligations under this
Article IX, except to the extent that the indemnifying party is actually prejudiced by such failure to give prompt written notice. The indemnified party shall, and shall cause its employees and representatives to, cooperate with the indemnifying party in connection with the settlement or defense of such Claim and shall provide the indemnifying party with all available information and documents concerning such Claim. The indemnifying party shall provide the indemnified party with copies of all non-privileged communications and other information in respect of the Claim. If the indemnifying party, within thirty
(30) days after written notice of any such Claim, fails to assume the defense of such Claim, or, after assuming defense, negligently fails to defend and fails to call after reasonable written notice of the same, the indemnified party against whom such claim has been made shall (upon further written notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk, and at the expense, of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof upon written notice to the indemnified party.

                  (b) Anything in this Section 9.4 to the contrary notwithstanding, (i) the indemnified party shall not settle a claim for which it is indemnified without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed and
(ii) the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding, or consent to the entry of any judgment for relief other than monetary damages to be borne by the indemnifying party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed.

                  Section 9.5 Environmental Liability.

                  (a) If the Closing occurs, subject to the provisions of
Section 9.2(b) (except that the Minimum Claim Amount and Basket Amount in
Section 9.2(b)(i) shall not apply in connection with clauses (ii), (iii) and (v) below and the Cap in Section 9.2(b)(ii) shall not apply to clause (v) below),
Section 9.4 and Section 9.6, Seller shall indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any Buyer Damages incurred or suffered by Buyer (i) as a result of or arising out of a breach of any representation or warranty set forth in Section 4.14, it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to materiality (including the word "material") or Material Adverse Effect, (ii) as a consequence of Hazardous Substances that are present or released on or before the Closing at, on, under, about or migrating from any of the Real Property subject to special limitations provided in Section 9.5(c); (iii) in connection with claims or proceedings by third parties in respect of personal injury or property damage as a result of Hazardous Substances that were present or released, on or before the Closing, at, on, under, about or migrating from, any of the Real Property; subject to special limitations set forth in Section 9.5(c); (iv) in connection with violations by Seller (in respect of the Business) of any applicable Environmental Law (including any Permits issued pursuant to such applicable Environmental Law) prior to the Closing and (v) as a result of or arising out of the breach of any agreement or covenant in this Agreement relating to environmental matters, other than with respect to Section 9.8 or Section 9.9.

                  (b) Limitations as to Dams and Landfills Indemnity. Anything in this Agreement notwithstanding, the indemnification provided by Seller in
Section 9.5(a) hereof shall not include (i) the cost of operation, opening, closure, or maintenance of any landfills at, or associated with the operation of, any of the Real Property and which landfills are disclosed in Section 4.14 of the Seller Disclosure Letter, or compliance with the requirements imposed by or agreed to with any Governmental Entity as of the Closing Date at any such landfill, except to the extent that Buyer can demonstrate that such costs, as well as any increase in such costs subsequent to the Closing Date, result from
(A) a Release of Hazardous Substances from or at such landfill prior to the Closing Date and (B) a requirement imposed by Environmental Law, a Governmental Entity (pursuant to Environmental Law), or agreement with any Governmental Entity or third person (entered pursuant to the requirements of Section 9.4 hereof and pursuant to Environmental Law), other than any such requirement or agreement existing as of the Closing Date, and which is otherwise eligible for the indemnification provided in Section 9.5(a) hereof; and (ii) the cost of operation, opening, closure, or maintenance of dams and all appurtenant structures such as fish ladders, at, or associated with the operation of, any of the Real Property, other than as set forth in Section 9.8, and which dams and appurtenant structures disclosed in Section 4.14 of the Seller Disclosure Letter, including compliance with any conditions of any Permits applicable thereto (regardless of whether issued, expired, or renewed before or after the Closing Date), except to the extent that such costs or an increase in such costs subsequent to the Closing Date, result from (A) a Release of Hazardous Substances in connection with such dam prior to the Closing Date and (B) provided that such indemnification shall include any violation of Environmental Law arising from the existence or operation of such dams and structures to the extent provided in Section 9.5(a)(iv) hereof.

                  (c) Survival. Seller's obligation to indemnify, defend and hold harmless Buyer for the matters addressed in Section 9.5(a) shall be limited to those matters as to which Buyer provides Seller with written notice (such notice to be in conformance with Section 9.2(b)(iv)) within two (2) years after the Closing, provided that, such two-year period shall not expire until four years after the Closing for any matter as to which Buyer can demonstrate the presence of a release of Hazardous Substances for which Seller is providing an indemnification to Buyer in this Agreement occurred before the Closing and the concentration of any such Hazardous Substance resulting from the presence of or a release in any environmental medium first exceeded a Remediation Standard subsequent to the Closing Date but before the fourth anniversary of the Closing Date, provided that Seller's obligation to indemnify the Buyer in such instances shall be limited to the extent of Seller's pre-Closing contribution to the contamination which is the subject of remediation.

                  (d) General Limitations. With respect to claims to defend, indemnify and hold harmless Buyer pursuant to Section 9.5(a):

                           (i) Seller shall only be required to defend, indemnify and hold harmless Buyer to the extent that: (A) the investigation, containment, remediation or liability for damages as to Hazardous Substances is pursuant to an Environmental Law that is in effect as of and is enforceable as of the Closing; (B) the Remediation Standards, if any, that must be met in order to satisfy the requirements of Environmental Law: (1) are no more stringent than the Remediation Standards that were in effect (if any) as of the Closing Date under the applicable Environmental Law that is the source of the obligation to conduct a remediation, or, where no such Remediation Standards had been promulgated and were enforceable as of the Closing Date, Remediation Standards that were applied by a Governmental Entity, within one (1) year prior to the Closing Date, on a case-by-case basis, to properties that are most similar to the property that is subject to a remediation in the same jurisdiction and (2) are those Remediation Standards that would be the least stringent Remediation Standards acceptable to a Governmental Entity, taking into account that the normal operating condition at the affected facility shall be maintained at all times, that would be applicable given the use of the property as of the Closing Date; and (C) investigation, containment and/or remediation is conducted using the most cost effective methods, taking into account that the normal operating condition at the affected facility shall be maintained at all times, for investigation, remediation and/or containment consistent with applicable Environmental Law. To the extent that the Buyer Damages incurred in connection with an investigation, containment or remediation are in excess of the Buyer Damages that would be incurred for an investigation, containment or remediation meeting the conditions set forth in this subsection, Seller shall have no obligation to indemnify Buyer for such excess Buyer Damages. If Seller is undertaking investigative or remedial action, Seller shall use its reasonable best efforts to minimize, to the extent practicable, interference with Buyer's business operations.

                           (ii) If the costs of an investigation, containment or remediation at any of the Real Property that is subject to an indemnity by Seller hereunder are increased due to an act or omission (after the Closing) by a Person other than Seller, a Subsidiary of Seller, or an agent, representative or contractor of Seller, Seller shall not be responsible for any such increase in costs incurred. Seller shall not be responsible for any increased costs or increased Buyer Damages under this subsection to the extent they arise by reason of (A) the voluntary closure of operations at the Owned Real Property or (B) a material change in use of any of said property from the use of said property as of the Closing.

                  (e) Limitation as to Remediation Projects. Anything in this Agreement notwithstanding, the indemnification provided by Seller in Section 9.5(a) hereof shall be subject to the following conditions: (i) To the extent necessary to achieve the purposes set forth in Sections 9.5 and 9.6 hereof, Buyer shall not unreasonably withhold consent to a deed restriction or other institutional controls required by and acceptable to a Governmental Entity under Environmental Law on the relevant facility that is subject to such indemnification, provided that such deed restriction or other institutional controls shall not restrict or limit the industrial activities which were being performed at such facility as of the Closing Date.

                           (ii) Buyer agrees that it shall and shall cause any of the Subsidiaries to, in good faith, seek to enter, when necessary, into an agreement with the Governmental Entity having jurisdiction over the investigation or remedial action, or other action, which is the subject of this Section 9.5 or of Section 9.6 to allow the Seller to use the most commercially reasonable method and least stringent Remediation Standard acceptable to a Governmental Entity and affected parties in connection with such investigation or remediation under such circumstances and use.

                           (iii) Seller and Buyer agree that the issuance of a "no further action" letter or the equivalent indicia of completion issued by any Governmental Entity having jurisdiction over remediation shall constitute completion of Seller's obligations under this Section
         9.5 or Section 9.6 which is subject to approval by a Governmental Entity, regardless of any language in such document allowing the matter to be reopened for non-material conditions.

                           (iv) Buyer shall not, and shall not cause any other Person to, provide or disclose to any Person or Governmental Entity, any information in any form including reports, analyses, sampling results or data, relating to any of the conditions which this Section
         9.5 or Section 9.6 requires Seller to investigate or remediate, except to the extent that such disclosure is required by Environmental Laws or by a Governmental Entity, or in connection with a sale of the Business (subject to appropriate confidentiality obligations).

                  (f) Indemnity as to Oversight Costs. Notwithstanding anything to the contrary herein, with respect to claims arising pursuant to Section 9.5, the parties shall not be obligated to indemnify for the costs and expenses associated with oversight of performance of defense and indemnity obligations, including, but not limited to, the costs and expenses of overseeing legal counsel, consultants, or employees, and the parties shall not be obligated to indemnify each other for any costs or expenses for management and employee time costs.

                  (g) Indemnity for Breach of Environmental Representation or Covenant. If Buyer may seek indemnification for a claim pursuant to Section 9.5(a) and either Section 9.8 or Section 9.9, then the provisions of Section 9.8 or Section 9.9, as the case may be, shall govern. For the avoidance of doubt, Buyer's right to indemnity under Section 9.5(a) shall be without duplication for claims that Buyer may make under more than one clause of Section 9.5(a) and Buyer's right to indemnification under either Section 9.8 or Section 9.9 shall be without duplication for claims that Buyer may make under Section 9.5.

                  (h) Indemnity Procedures to Apply. Except as otherwise noted, Claims brought pursuant to this Section 9.5 that constitute "Claims" as defined in Section 9.4 shall be subject to the procedures for indemnification set forth in Section 9.4 if such claims are third party claims. Claims that involve or also involve the investigation, containment and/or remediation of Hazardous Substances at the Real Property shall also be subject to the procedures of
Section 9.6.

                  Section 9.6 Additional Procedures for Remedial Actions on the Real Property.

                  (a) Seller shall have the right to control the management of an investigation, containment or remediation of Hazardous Substances at the Real Property that is subject to indemnification pursuant to this Agreement. Buyer hereby grants Seller reasonable continued access to the Real Property consistent with such right to control the management of an investigation, containment or remediation provided Seller's entry onto the Buyer's property shall be at reasonable times, and on reasonable advance notice and Seller shall use its reasonable best efforts so that such entry is without unreasonable interference to Buyer's business operations. Seller must notify Buyer, within sixty (60) days of receipt of notice of Buyer's claim for indemnification for such matter, that
(i) it intends to undertake said responsibility or (ii) more information is needed from Buyer before Seller can reasonably determine that Buyer's claim is subject to indemnification pursuant to this Agreement. Buyer shall promptly respond to such requests for information (to the extent such information is reasonably available to Buyer) and, within thirty (30) days of receipt of such information, Seller shall notify Buyer as to whether it shall undertake the investigation, containment and/or remediation. Prior to a determination by Seller that it will undertake investigation, containment and/or remediation pursuant to this Section, Buyer shall take only those actions necessary to comply with applicable Environmental Laws, the requirements of Governmental Authorities or address conditions that pose a substantial imminent endangerment to health, safety or the environment.

                  (b) In undertaking an investigation, containment and/or remediation pursuant to this Section 9.6, Seller shall retain a qualified independent environmental consultant, which consultant shall be subject to Buyer's approval (such approval not to be unreasonably withheld, conditioned or delayed). Seller shall undertake such investigation, containment and/or remediation in a prompt and expeditious fashion in accordance with applicable Environmental Laws and shall not cause, through its own inaction, any undue delay in obtaining written approvals from appropriate regulatory bodies as to investigation, containment or remediation necessary with respect to the matter that is the subject of the indemnification claim, or, if no regulatory body is involved in such matter, a good faith determination from its independent environmental consultant that no further investigation, containment or remediation is required to bring the property that is the subject of the remedial action into conformance with applicable Environmental Laws. Seller shall comply with all Applicable Laws, including all applicable Environmental Laws, with respect to its performance pursuant to this Section 9.6. In the event that Seller undertakes the performance of an investigation, containment and/or remediation pursuant to this Section 9.6, Seller shall have primary responsibility to interact and negotiate with any Governmental Authorities having jurisdiction over such investigation, containment and/or remediation. Seller shall promptly provide copies to Buyer of all notices, correspondence, draft reports, submissions, work plans, and final reports and shall give Buyer a reasonable opportunity (at Buyer's own expense) to comment on any submissions Seller intends to deliver or submit to the appropriate regulatory body prior to said submission. Buyer may, at its own expense, hire its own consultants, attorneys or other professionals to monitor the investigation, containment and/or remediation, including any field work undertaken by Seller, and Seller shall provide Buyer with copies of the results of all such field work. Notwithstanding the above, Buyer shall not take any actions that shall unreasonably interfere with Seller's performance of the investigation, remediation and/or containment. Seller shall undertake any such work required hereby in a manner designed to minimize any disruption, to the extent reasonably possible, with the conduct of operations at the applicable property. Buyer shall allow Seller reasonable access to conduct any of the work contemplated herein and shall fully cooperate with Seller in the performance of the investigation, remediation or containment, including, but not limited to, providing Seller with reasonable access to employees and documents as Seller reasonably deems necessary.

                  (c) If Seller declines to undertake the performance of an investigation, containment and/or remediation hereunder or wrongfully fails to perform and fails to cure the same after reasonable notice, Buyer shall be entitled to control the investigation, containment and/or remediation. Buyer shall promptly provide copies to Seller of all notices, correspondence, draft reports, submissions, work plans, and final reports and shall give Seller a reasonable opportunity (at Seller's own expense) to comment on any submissions Buyer intends to deliver or submit to the appropriate regulatory body prior to said submission. Seller may, at its own expense, hire its own consultants, attorneys or other professionals to monitor the investigation containment and/or remediation, including any field work undertaken by Buyer, and Buyer shall provide Seller with copies of the results of all such field work. Notwithstanding the above, Seller shall not take any actions that shall unreasonably interfere with Buyer's performance of the investigation, containment and/or remediation. Seller's decision to allow Buyer to undertake investigation and remediation hereunder shall not limit or affect Seller's obligation to indemnify Buyer for said investigation, containment and/or remediation as otherwise provided in this Agreement.

                  Section 9.7 Exclusive Remedy for Environmental Matters; Indemnification by Buyer. Notwithstanding anything to the contrary in this Agreement, Buyer hereby agrees that its sole and exclusive remedy against Seller, with respect to any and all matters arising under or related to Environmental Law or Hazardous Substances and with respect to the Business and the Owned Real Property, shall be the indemnification rights set forth in
Section 9.5, Section 9.8 and Section 9.9. Except with respect to the remedy referred to in the preceding sentence, Buyer hereby waives, to the fullest extent permitted under applicable law, and forever release Seller (with respect to the Business) and the Owned Real Property, from, and indemnify and hold harmless the Seller Indemnities against, any and all Claims or Seller Damages arising under Environmental Laws or relating to Hazardous Substances or the environment.

                  Section 9.8 Riley Dam Indemnity.

                  (a) If the Closing occurs, then subject to the procedures set forth in clause (b) below, Seller shall indemnity, defend and hold harmless the Buyer Indemnified Parties from and against any Buyer Damages, including investigation and remediation costs, incurred by Buyer in excess of $2 million prior to the later of (i) two (2) years from the Closing Date (it being the present intention of the parties that an investigation shall be completed in the fall of 2006 and remediation shall be completed in 2007) or (ii) such later date as may reasonably be required in consideration of river conditions relevant to such investigation and remediation, reasonable agreement of the parties on final remedy as provided in clause (b) below, and necessary approvals from Governmental Entities and third parties, in connection with restoration or replacement of the Riley Dam for the purpose of abating subsidence occurring at, and repairing deterioration causing such subsidence of the Riley Dam, but only to the extent such damage or deterioration to the Riley Dam is not caused by Buyer (other than the operation of the Riley Dam in the ordinary course of business).

                  (b) For purposes of this section, indemnified costs shall be limited to the lowest reasonable cost applicable to accomplish restoration or replacement, taking into account: (i) the normal operating conditions at the affected facilities and (ii) applicable law. Seller shall have the right to control all investigation and remediation actions, including communication with affected parties and Governmental Entities having jurisdiction over such actions, provided that Seller shall take all reasonable measures, to the extent practical, to prevent disruption of normal business operations at the affected facilities. Buyer also shall provide Seller reasonable access to the Real Property and affected facilities to conduct any of the work contemplated herein and shall fully cooperate with Seller in the performance of such work. Seller shall promptly provide copies to Buyer of all notices, correspondence, draft and final reports, draft and final designs, pleadings, submissions, and work plans, and shall give Buyer reasonable opportunity (at Buyer's sole expense) to provide advance comment on any material designs as well as any administrative or judicial submissions (including communications to Governmental Entities or third parties), and Seller shall give reasonable consideration to the same. Any final restoration or replacement plan shall be subject to approval of Buyer, such approval not to be unreasonably withheld or delayed. Buyer may, at its own expense, hire its own consultants, attorney or other professionals to monitor the investigation and remediation without unreasonable interference or delay to Seller's performance of the investigation and remediation. If Seller negligently fails to perform the investigation or remediation as provided in clause (a) and fails to cure after reasonable written notice of the same, Buyer shall have the right to undertake the investigation and remediation.

                  Section 9.9 Androscoggin Wastewater Indemnity.

                  (a) If the Closing occurs, and if the terms and conditions of the Androscoggin Wastewater Permits in existence as of the date hereof (the "Existing Androscoggin Wastewater Permit") are made more stringent in resolution of the challenges and allegations made in the proceedings listed on
Section 9.9 of the Seller Disclosure Letter, including amendments to such permit, or replacement of such permit with a new permit, including pursuant to any judicial, administrative, or consented to resolution of such proceedings (such amended permit or new permit, as applicable, the "Replacement Androscoggin Wastewater Permits"), Seller shall, subject to the limitations set forth in Section 9.9(b) and (c) below, indemnify, defend and hold harmless the Buyer Indemnified Parties for: (i) any capital expenditures required to be incurred by a Buyer Indemnified Party for the purpose of complying with the terms and conditions of the Replacement Androscoggin Wastewater Permit ("Androscoggin Cap Ex Costs"), (ii) any operational and maintenance costs required to be incurred by Buyer for the purpose of complying with the terms and conditions of the Replacement Androscoggin Wastewater Permits ("Androscoggin O&M Costs") and (iii) fines, penalties and third-party damages arising from civil and administrative challenges to and claims in respect of the Existing Androscoggin Wastewater Permits, in each case, including all out of pocket liabilities, losses, costs and expenses (including reasonable attorney's fees) ("Androscoggin Fines"); provided, however, that Seller's indemnification obligations pursuant to this Section 9.9(a) shall terminate on the earlier of (A) the expiration of the Replacement Androscoggin Wastewater Permit (or the expiration of the Existing Androscoggin Wastewater Permit, if such Existing Androscoggin Wastewater Permit is amended to resolve the challenges and allegations described in this Section 9.9(a) or the challenges and allegations are resolved in favor of Buyer) or (B) the tenth (10th) anniversary of the Closing Date.

                  (b) Notwithstanding the provisions of Section 9.9(a), Seller shall indemnify the Buyer Indemnified Parties for 50% of Androscoggin Cap Ex and Androscoggin O&M Costs incurred by a Buyer Indemnified Party, and Buyer shall be responsible for the other 50% of such Androscoggin Cap Ex and Androscoggin O&M Costs. Such amounts paid by Buyer shall be included as part of Buyer Damages sustained by Buyer in satisfaction of the Basket Amount, and such amounts as are paid by Seller shall be included in the calculation of Buyer Damages paid by Seller in satisfaction of the Cap. Seller shall not be liable for Androscoggin Cap Ex and Androscoggin O&M Costs (together with other payments made pursuant to Section 9.2) in excess of the Cap. Seller shall indemnify the Buyer Indemnified Parties for 100% any Androscoggin Fines.

                  (c) For purposes of this section, indemnified compliance costs shall be limited to the lowest reasonable cost acceptable to Governmental Entities and consistent with maintenance of normal operating conditions at the affected facilities. Buyer shall have the right to control the defense of the Androscoggin Wastewater Indemnity matters, including communication with any Governmental Entities having jurisdiction over such matters and any parties to the judicial proceedings. Buyer shall provide Seller with copies of all notices, correspondence, submissions, reports and pleadings and shall give Seller reasonable opportunity (at Seller's own expense) to comment on any material administrative and judicial submissions. Buyer shall afford Seller the opportunity, on reasonable advance notice, to participate in all administrative and judicial conferences and settlement discussion. Seller may, at is own expense, hire its own consultants, attorneys or other advisors to assist in review of such documents or to participate in such proceedings as provided for herein. Buyer shall also afford Seller the opportunity, on reasonable advance notice, to comment on any proposed judicial and administrative settlement and provide its consent to the same, such consent not to be unreasonably withheld.

                  Section 9.10 BELLC Indemnity. If the Closing occurs, Seller shall indemnify, defend and hold harmless the Buyer Indemnified Parties from and against Buyer Damages arising from any claims related to or arising from the allegations set forth in item 1(iii) of Schedule V, provided that with respect to any Buyer Damages arising under the Amended and Restated Co-Owners Ownership, Operating & Mutual Sales Agreement, between Seller (as successor by merger to Champion International Corporation) and BELLC, dated as of July 27, 1999, as amended on July 27, 1999, Seller's obligation to indemnify Buyer therefore shall be limited to those Buyer Damages arising under the terms of such agreement in effect as of the Closing Date.

                  Section 9.11 Indemnification Following Transfer. In the event Buyer shall sell, transfer or dispose of all or a portion of the Business ("Transferred Business") to another Person, Buyer shall, with respect to the Transferred Business, continue to be entitled to make indemnity claims against Seller, for Buyer Damages incurred with respect to the Transferred Business, subject to and in accordance with this Article IX or Article VI, as if such Transferred Business continued to be owned by Buyer to the extent related to indemnification claims brought by such Person against Buyer.

                                   ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1 Remedies. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, INCLUDING ARTICLE IX, IN NO EVENT SHALL THE ACQUIRORS OR SELLER BE LIABLE FOR, OR BEAR ANY OBLIGATION IN RESPECT OF, ANY PUNITIVE, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND OR CHARACTER OR ANY DAMAGES RELATING TO, OR ARISING OUT OF, LOST PROFITS, OR LIMITATIONS OR RESTRICTIONS ON BUSINESS PRACTICES, EXCEPT (I) TO THE EXTENT THAT IN CONNECTION WITH ANY INDEMNIFICATION CLAIM UNDER ARTICLE IX SUCH DAMAGES ARE AWARDED TO A THIRD PARTY (NOT THE ACQUIRORS OR SELLER OR THEIR RESPECTIVE AFFILIATES), (II) THIS SENTENCE SHALL NOT PRECLUDE THE ACQUIRORS FROM MAKING A CLAIM, IN THE EVENT OF A BREACH OF THE REPRESENTATIONS OF SELLER CONTAINED SECTION 4.5 OF THIS AGREEMENT, FOR THE RECOVERY OF DAMAGES CAUSED BY SUCH BREACH ON THE BASIS OF ANY CLAIMED LOSS IN THE VALUE OF THE BUSINESS AS OF THE CLOSING DATE AS COMPARED TO THE PURCHASE PRICE, EVEN IF SUCH DAMAGES WERE DETERMINED TO BE INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR DAMAGES RELATING TO, OR ARISING OUT OF LOST PROFITS AND (III) THE FOREGOING CLAUSE (II) DOES NOT CONSTITUTE AN ACKNOWLEDGMENT OR AGREEMENT BY SELLER THAT SUCH DAMAGES ARE APPROPRIATE IN ANY PARTICULAR CASE AND SHALL NOT PRECLUDE THE SELLER FROM DISPUTING ANY SUCH CLAIM FOR DAMAGES.

                  Section 10.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall have been previously specified in writing to the other party) with follow-up copy by reliable overnight courier service the next Business Day:

                  (a) if to the Acquirors, to:

                      CMP Investments LP
                      CMP Holdings LLC
                      9 West 57th Street
                      New York, NY 10019
                      Attention: Scott Kleinman
                      Facsimile: (212) 515-3288

                      with a copy to:

                      Latham & Watkins LLP
                      885 Third Avenue
                      New York, NY 10022
                      Attention:  Raymond Y. Lin
                      Facsimile:  (212) 751-4864

                      and

                  (b) if to Seller, to:

                      International Paper Company
                      6400 Poplar Avenue
                      Memphis, TN 38197
                      Attention:  General Counsel
                      Facsimile:  (901) 214-1248

                      with a copy to:

                      Skadden, Arps, Slate, Meager & Flom LLP
                      Four Times Square
                      New York, NY 10036
                      Attention:  Ralph Arditi, Esq.
                                  Patricia Moran, Esq.
                      Facsimile:  (212) 735-2000

                  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. (New York City time) and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

                  Section 10.3 Extensions, Waivers and Amendments. At any time prior to the Closing, each of the parties hereto may (i) extend the time for the performance of any of the obligations or acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein or
(iv) waive any condition to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each party.

                  Section 10.4 Headings. The table of contents and the article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

                  Section 10.6 Entire Agreement. This Agreement, the Ancillary Agreements, the Disclosure Letters, the Exhibits hereto, the Schedules hereto, and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof.

                  Section 10.7 Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW YORK APPLICABLE HERETO.

                  Section 10.8 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, CLAIM, SUIT, LITIGATION OR OTHER PROCEEDING BETWEEN THE PARTIES HERETO IN ANY NEW YORK COURT.

                  Section 10.9 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. Notwithstanding the foregoing, (i) Acquirors may assign this Agreement and the Ancillary Agreements (other than, in the case of Buyer, the Transition Services Agreement), in whole or in part, to any of their Affiliates but in no event shall such assignment release the Acquirors from their obligations hereunder,
(ii) Buyer may assign the Transition Services Agreement to an Affiliate in connection with the assignment of this Agreement to such Affiliate pursuant to clause (i) above, (iii) any party may assign this Agreement and the Ancillary Agreements (other than the Transition Services Agreement) to an entity which has succeeded to all or substantially all of the assets of such party, so long as such party assumes the assigning party's obligations in writing, and (iv) Buyer may collaterally assign its rights under this Agreement and the Ancillary Agreements (including the Transition Services Agreement) to any Person providing financing related to the transactions contemplated hereby, but in no event shall such assignment release the Buyer from its obligations hereunder.

                  Section 10.10 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement, except Seller shall bear all Transfer Taxes up to $5,000,000 in the aggregate and all Transfer Taxes in excess of $5,000,000 shall be borne 50% by Buyer and 50% by Seller. Buyer and Seller shall cooperate to provide all certifications necessary to minimize any such Transfer Taxes.

                  Section 10.11 Binding Nature; Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (whether by operation of law or otherwise) and permitted assigns. Except specifically as set forth in Section 6.8(c) and Article IX, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons (including, without limitation, any employee or collective bargaining representatives thereof) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 10.12 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect, for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. The parties hereby acknowledge and agree that the covenants set forth in Section
6.10 and Section 6.11 are reasonable in scope and in all other respects. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that such restriction may be enforced to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  Section 10.13 No Right of Setoff. Neither party hereto nor any Affiliate thereof may deduct from, set off, holdback or otherwise reduce in any manner whatsoever any amount owed to it hereunder or pursuant to any Ancillary Agreement against any amounts owed hereunder or pursuant to any Ancillary Agreement by such Persons to the other party hereto or any of such other party's Affiliates.

                  Section 10.14 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  Section 10.15 Construction.

                  (a) Information disclosed in any section of the Seller Disclosure Letter or the Buyer Disclosure Letter shall be deemed to be disclosed with respect to such other sections of this Agreement or the Seller Disclosure Letter to which such disclosure would reasonably pertain in light of the form and substance of the disclosure made.

                  (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      INTERNATIONAL PAPER COMPANY


                                      By: /s/ C. Cato Ealy
                                          --------------------------------
                                          Name:  C. Cato Ealy
                                          Title: Senior Vice President

                                      CMP HOLDINGS LLC


                                      By: /s/ Scott Kleinman
                                          --------------------------------
                                          Name:  Scott Kleinman
                                          Title: President


                                      CMP INVESTMENTS LP
                                             By: CMP INVESTMENTS MANAGEMENT LLC
                                                 Its General Partner


                                      By: /s/ Scott Kleinman
                                          --------------------------------
                                          Name:  Scott Kleinman
                                          Title: President